As filed with the Securities and Exchange Commission on July 29, 2002
                           Registration Statement No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 UNIVERSE2U INC.
                 (Name of Small Business Issuer in its Charter)


     Nevada                           1731                  88-0433489
     ------                           ----                  ----------
  (State  or  other        (Primary Standard Industrial   (I.R.S.  Employer
    jurisdiction                   Class  Code)          Identification  No.)
  of incorporation)

                      30 West Beaver Creek Rd. - Suite 109
                      Richmond Hill, Ontario, Canada L4B 3K
                                 (905) 881-3284

(Address and telephone number of principal executive offices and principal place of business)


                                    Kim Allen
                             Chief Executive Officer
                                 Universe2U Inc.
                      30 West Beaver Creek Rd. - Suite 109
                     Richmond Hill, Ontario, Canada L4B 3K1
                               Tel:(905) 881-3284
                               Fax:(905) 709-5264

           (Name, address, and telephone number of agent for service)

                                   Copies to:
                              Keith Moskowitz, Esq.
                        Ehrenreich Eilenberg & Krause LLP
                         11 East 44th Street, 17th Floor
                               New York, NY 10017
                               Tel: (212) 986-9700
                               Fax: (212) 986-2399


   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                       Proposed
                                                                       maximum     Proposed
                                                  Amount of            offering     maximum             Amount of
Title of each class of                         securities to be       price per    aggregate          registration
securities to be registered                      registered (1)         share     offering price           fee
-------------------------------------------------------------------------------------------------------------------
Common stock underlying warrants                1,500,000 shares       $0.30(2)   $ 450,000              $41.40
-------------------------------------------------------------------------------------------------------------------
Common stock underlying
Convertible Debentures                         17,373,016 shares       $0.20(3)   $3,474,603              $319.66
-------------------------------------------------------------------------------------------------------------------

TOTAL                                          18,873,016 shares                  $3,924,603             $361.06
-------------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and upon exercise of related warrants held by the selling security holders. The number of shares of common stock registered hereunder represents a good faith estimate by the Registrant of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion or exercise of, or otherwise in respect of, the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g). As provided in that Rule, the offering price of the shares underlying the warrants is deemed to be the warrant exercise price, which is higher than the fluctuating market price of the underlying common stock.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c). Represents the average of the high and low trading prices of the common stock on July 25, 2002.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, dated July 29, 2002

                                   PROSPECTUS

                                18,873,016 Shares

                                 Universe2U Inc.
                                  Common Stock


This prospectus covers the offer and sale by certain selling security holders of shares of common stock of Universe2U Inc., a Nevada corporation. These shares may be issued to the selling security holders upon conversion of convertible debentures and exercise of warrants that such persons purchased or agreed to purchase in June 2002.

We will not receive any of the proceeds from the sale of common stock under this prospectus (except that we may receive proceeds from the exercise by the selling security holders of warrants covering shares of common stock included in this prospectus).

The selling security holders may offer their shares covered by this prospectus in public or private transactions, at prevailing market prices or at privately negotiated prices.

Our common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol "UTOU."

SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR VARIOUS RISKS YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES OF OUR COMMON STOCK.

We have not authorized any person, agent or entity to give any information or make any representation other than those contained in this Prospectus. You should not rely on any such information or representation as having been authorized by us. This Prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.


Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.




                  The date of this prospectus is July __, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary.......................................................     2
Risk Factors.............................................................     6
Use of Proceeds..........................................................    21
Market For Common Equity and Related Stockholder Matters ................    21
Selected Financial Data..................................................    18
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................    19
Business.................................................................    28
Management...............................................................    45
Principal Stockholders...................................................    51
Certain Transactions......................................................   53
Selling Security Holders.................................................    56
Plan of Distribution.....................................................    57
Description of Capital Stock.............................................    57
Shares Eligible for Future Sale..........................................    62
Indemnification Matters . . . . . . . . . . . . . . . . . . . . . . . . .    62
Legal Matters............................................................    64
Experts..................................................................    64
Where You Can Find Additional Information................................    64

Index to Financial Statements............................................   F-1

                               PROSPECTUS SUMMARY


The following summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus and the financial statements. Unless the context otherwise requires, the information contained in this prospectus gives effect to

- a 19-for-1 stock dividend effected to holders of record of our common stock as of May 25, 2000 and


- an aggregate of 5,758,000 shares issuable upon exchange of a like number of shares held by former owners of one of our subsidiaries (including our chairman and his wife).

When we refer in this prospectus to "we", "us", "our company" or similar terms, we mean Universe2U, Inc. and its subsidiaries, unless the context otherwise requires.

                                   OUR COMPANY


We provide wireless telecommunications services and resell DSL service to small and medium-sized enterprises in communities that we believe have traditionally been underserved by telecommunications providers. We also offer communities comprehensive broadband consulting and management services to assist in deploying and maximizing potential returns from their networks. Our target communities include municipalities, schools, hospitals and commercial, governmental, industrial, and residential complexes whose location has historically made it more difficult or costly to deliver broadband access. We intend to expand our business by exploiting the anticipated increased connectivity of our customers and offering a range of enhanced services including Internet-based telephony under the name "voice2u" and managed e-community portals. We currently have approximately 200 customers for our services, all of which are located in Canada. We are not a telecommunications carrier nor do we provide regulated telecommunications services.

In early 2001, we commenced a strategic shift in our business strategy to our present model. Prior to that time, our business primarily involved design, construction and maintenance of broadband infrastructure as a third party contractor for large telecommunications companies and electric utilities building their own telecommunications network. While that business resulted in multi-million dollar build-out contracts, it was dependent on the health of the telecom industry and the financial health of our telecom customers. It was also labor-intensive and limited in its ability to produce recurring revenue streams from value-added products and services. Revenues from our network design, construction, and maintenance business were approximately $1.22 million in 2001 and $5.65 million in 2000. The decrease reflects adverse conditions in the telecom market as well as our change in business strategy. In connection with our new focus, we disposed of a number of capital assets, reduced our employee base from approximately 180 employees to our current level of 10 employees, and implemented other cost-cutting measures.

We intend to continue to compete for current and future market opportunities by using our existing portfolio of network solutions and services, by refining and deploying the available technology to meet the specific service demands of our target markets, and by acquiring or aligning with companies that have new, attractive product offerings and technologies. Our ability to develop or acquire technologies, products, and services to fulfill the changing needs of our customers and address new market opportunities is critical to our future success.

Our goal is to become a leading business strategy includes the following key elements:

- "Partner" With Communities - Our goal is to be viewed as a partner with communities in the successful deployment and operation of broadband networks. We believe that access owners, including municipalities, can play a key role in marketing broadband access and related products and services to their constituents. We will seek mutually beneficial compensation arrangements with these groups (e.g. co-branding/co-marketing agreements and revenue-sharing arrangements) in order to motivate these groups to promote broadband-based products and services to their constituents. We intend to seek equity participation in certain projects. We also intend to offer community portals, which would act as a vehicle through which value-added features could be offered to community constituents. We refer to our partnership with these groups as "SmartCommunities."

- Offer Comprehensive Broadband Solutions - Our goal is to provide the management for complete broadband solutions including network design, project management for network construction, broadband connectivity through reseller arrangements, wireless connectivity installation, Internet-based telephony, managed e-community portals, and a comprehensive portfolio of broadband content and value-added services. As a solutions integrator, we believe that our independence, commitment to universal access and open networks and turnkey solutions provide attractive and competitive attributes to our business.

- Target Underserved Communities - We will seek to exploit anticipated growth in broadband access and related services, particularly among smaller communities. A recent Nielson/NetRatings survey concluded that 44.8% of United States Internet broadband users live in the top 10 largest metropolitan areas. Further, the Gartner Group predicts that broadband Internet access penetration will exceed 75% by 2005 up from 50% in 2002. Roughly, two-thirds of the North American population is located smaller communities. In addition, some areas in major centers are underserved. Thus, we expect the growth rate of broadband in smaller communities to double that of the major metropolitan areas.

- Leverage Experience and Relationships - Our historical activities designing, engineering, constructing, and maintaining networks for communities have provided our management with valuable industry experience and relationships in our target markets. It has also played an important role in shaping our new business strategy. We intend to leverage our industry experience and relationships to successfully implement our business.

- Grow Through Qualified Acquisitions and Strategic Relationships - We intend to pursue business partnering, acquisitions, and other strategic relationships to expand our customer base, our ability to offer turnkey solutions and geographic presence. We believe that the communication services industry is highly fragmented, consisting of a large number of smaller, regional businesses and presents significant opportunities for consolidation. We plan to target those businesses with high quality management and strong performance records and to integrate such acquired operations into our organization.

We have not generated significant revenue from our new business strategy. While we are currently involved in projects for municipalities in Canada and are in preliminary discussions with other communities, our existing projects are currently limited in scope and neither they nor any future projects will necessarily result in significant revenue.

Our principal executive offices are located at 30 West Beaver Creek Road, Suite 109, Richmond Hill, Ontario, Canada L4B 3K1 and our telephone number is (905) 881-3284. Our website is www.universe2u.com. Statements appearing on our website are expressly excluded from this prospectus.

Recent Business Developments

In April 2002, we entered into a marketing agreement with EBI Communications, Inc. pursuant to which EBI agreed to supply us with its gateway devices designed to enable users to communicate over EBI's Internet-based telephony least cost routing network. Under the agreement, we acquired worldwide rights to market and sell the devices and least cost routing service on a private label basis under our own brand name, voice2u. Our rights are nonexclusive; subject to our right to convert the agreement to an exclusive basis during the first year upon payment of an agreed sum to EBI. The agreement became effective on June 25, 2002.

On May 14, 2002, we entered into a definitive agreement with Wisper Networks, Inc., a wireless broadband provider, pursuant to which we agreed to acquire that company's wireless network infrastructure, customer contracts and related supply and other agreements in exchange for $432,000 CDN, payable in cash and, under certain circumstances, shares of common stock. The cash portion of the purchase price is payable in monthly installments of $15,000 CDN commencing May 16, 2002, and the share portion must be paid by May 16, 2003. We assumed liabilities as part of the transaction, currently estimated at $113,000 CDN, which is to be applied against the purchase. The agreement also provides for adjustments to the purchase price based upon annual recurring revenue during the 60 days following the date of the agreement. Based on current estimates, we anticipate that this should result in an additional $82,000 CDN reduction to the purchase price. Certain employees of Wisper have joined our company. The transaction is being treated as a purchase for financial reporting purposes, and remains subject to approval by Wisper's shareholders. Pending closing of the transaction, we are entitled to all revenue generated from customers and we are obligated to reimburse Wisper Networks, Inc. for the provision of such services on a cost plus basis. See "Business - Wireless Services."


                                  THE OFFERING

This prospectus covers the offer and sale by certain selling security holders of
shares of   our common stock.  These shares may be issued to the selling security holders upon conversion of convertible debentures and exercise of warrants that such persons purchased or agreed to purchase in June 2002.

In June 2002, we entered into an agreement with the selling security holders pursuant to which they agreed to purchase secured convertible debentures in the aggregate principal amount of $1,500,000 and warrants to purchase 1,500,000 shares of our common stock for a total purchase price of $1,500,000 in three equal tranches of $500,000. The first tranche was paid on signing the agreement, the second tranche is to be paid within 10 days of the initial filing of this registration statement and the third tranche is to be paid within 10
days of the effective date of this registration statement.   The debentures bear
interest at 10% per annum and are convertible at any time at the option of the holder into shares of our common stock at a substantial discount to the then market price. The warrants are exercisable at $.30 per share and expire June 2005.
                        SUMMARY OF FINANCIAL INFORMATION

You should read the following summary of financial information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes, all of which appear elsewhere in this prospectus.



Our historical financial information is not necessarily indicative of our future financial performance, particularly in light of our change in business strategy commenced in early 2001.

                                                           Three Months Ended                    Year Ended
                                                    ------------------------------      -----------------------------
                                                March 31, 2002    March 31, 2001     Dec. 31, 2001    Dec. 31, 2000
                                                    (unaudited)    (unaudited)

OPERATING DATA:
     Revenue                                     $   37,226      $   638,816          $ 1,224,334      $ 5,653,709

     Income (loss) from continuing operations   ($1,832,596)    ($ 2,515,069)        ($ 9,238,979)    ($ 4,054,920)

     Net income (loss) for the period           ($1,832,596)    ($ 2,529,229)        ($ 9,302,440)    ($ 4,195,453)

     Net income (loss) per common share              ($0.05)          ($0.07)              ($0.25)          ($0.12)

     Weighted average number of common shares    38,785,289       36,802,445           37,596,066       36,006,392

     Cash dividends per common share                      -                -                    -                -


                                        4

BALANCE SHEET DATA:

     Total assets                               $ 2,270,973      $ 2,593,719         $ 1,950,903       $ 3,455,206

     Working capital                           ($ 3,607,070)    ($ 2,725,127)       ($ 1,129,815)      $   205,913

     Long-term obligations                      $   229,700      $    20,427         $   185,549       $    23,595

     Retained Earnings/(Deficit)               ($15,796,752)     $   524,579        ($13,964,156)     ($ 4,661,716)


                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING SHARES IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


RISK FACTORS RELATING TO OUR BUSINESS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.


WE  HAVE  A  LIMITED  HISTORY  OF  OPERATIONS

We have a limited operating history and limited historical financial information upon which to base your evaluation of our performance, particularly in light of our change in business strategy commenced in early 2001. We currently have a limited number of customers and we are still in the process of implementing our new business strategy. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies starting a new business, particularly companies in rapidly evolving markets such as the telecommunications services market.


WE HAVE SIGNIFICANT HISTORICAL LOSSES AND EXPECT TO CONTINUE TO INCUR LOSSES IN THE FUTURE

We have to date incurred operating losses and negative cash flows from operating activities. We may never be able to achieve profitability. We incurred net losses of $9,302,440, or $0.12 per share, during 2001 and $4,199,543, or $0.25 per share, during the prior year. At March 31, 2002, we had an accumulated deficit of $15,796,752 and our losses continue to date. We expect to make significant expenditures in connection with the development of our business, including marketing and expanding our service offerings within existing communities, partnering with additional communities and for potential acquisitions. As a result, we expect our losses to continue and increase during the foreseeable future. Our business will fail and you will lose your investment if we are not able to achieve profitability or generate positive cash flow sufficient to meet our working capital requirements before we exhaust our capital resources.


WE NEED ADDITIONAL CAPITAL, WHICH WE MAY NOT BE ABLE TO OBTAIN

At March 31, 2002, we had a working capital deficit of $3,607,070. We have been unable to meet our payroll obligations, trade obligations, and long-term debt obligations as they become due as a result of cash flow deficiency. Our auditors have included a going-concern qualification in their audit report on our financial statements for the year ended December 31, 2001 included in this prospectus. We need a significant infusion of new capital to sustain and grow our business. Other than a remaining $1,000,000 convertible debt commitment by the selling stockholders, $500,000 of which is to be funded within ten days of the filing date of this prospectus, and $500,000 of which is to be funded within ten days of the effective date of this prospectus, we have no sources of financing immediately available to us. All of our credit facilities are fully drawn upon and a $12 million equity line of credit that we entered into in August 2001 will not be effective unless and until we register the resale of the underlying shares with the SEC. Based upon our present plan of operations, we anticipate that our existing cash resources, together with the $1,000,000 convertible debt commitment (but excluding the $12 million equity line of credit), and our increased revenue from our new business model will be sufficient to fund our operations at least through December 31, 2002. If the necessary financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Equity financing would result in additional dilution to our shareholders. If we decide to raise additional funds by incurring debt, we may become subject to additional restrictive financial covenants and financial ratios.


OUR ASSETS ARE FULLY ENCUMBERED AND ARE SUBJECT TO FORECLOSURE IF WE FAIL TO SATISFY OUR DEBT OBIGATIONS

At June 30, 2002, we had outstanding secured debt obligations in the principal amount of $1,500,000, approximately $1,000,000 of which is owed to Laurentian Bank pursuant to an ongoing credit facility and $500,000 of which is owed to the selling security holders under their convertible notes due June 2005. The selling security holders have agreed, subject to certain conditions, to purchase an additional $500,000 in secured convertible debentures by 10 days after the initial filing of this prospectus and an additional $500,000 by 10 days after the effective date of this prospectus. We have granted security interests in all of our assets to secure these obligations. If we default on our obligations to these creditors, our assets may be foreclosed upon and we may be forced to cease doing business. Our agreements with these creditors as well as certain other investors, contain certain restrictive covenants and provisions limiting our ability to engage in certain financings without their consent.


OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT SUCCEED

We may not be able to deploy our communications services as planned, achieve significant market acceptance, achieve favorable operating results or profitability, or generate revenues sufficient to cover our capital and operating costs. To be successful, we must develop, market and implement communications solutions that are widely accepted by our customers at prices that cover both our operating expenses and development costs. We have not validated our business model and strategy in the market. We anticipate that our SmartCommunity business and marketing strategy will involve a lengthy sales cycle. We believe that the combination of our unproven business model and the highly competitive and fast-changing communications market in which we compete makes it impossible to predict:

     - the extent to which our communications services will achieve market acceptance;
     - customer penetration in the communities where we provide service; or
     - our overall success.


OUR BUSINESS DEPENDS ON KEY PERSONNEL, THE LOSS OF WHOM COULD ADVERSELY AFFECT OUR BUSINESS

Our business is managed by a small number of key management and operating personnel. We believe that the success of our business strategy and our ability to operate profitably depend on the continued services of key management personnel, particularly Angelo Boujos, Chairman of the Board, Kim Allen, Chief Executive Officer and Gilbert Chalifoux, Chief Operating Officer. We believe that each of these key persons contributes unique and significant expertise to our operations. If we lose the services of any of these individuals or other key personnel, we may not be able to effectively implement our business model.

We have limited key man life insurance on the lives of Messrs. Boujos and Allen. Such insurance may not be sufficient to cover the costs to our business from the loss of either of these individuals.


WE HAVE LIMITED SALES AND MARKETING EXPERIENCE AND RELY ON OTHERS FOR OUR SALES AND MARKETING EFFORTS

To a large extent, our current sales and marketing efforts rely on arrangements with others to promote our services. This can result in a lack of control by us over the marketing and sale of our products. Our compensation arrangements with such persons is largely success oriented, which may not result in the most effective sales efforts. We may choose to hire our own sales force in the future. This will require significant expenditures of money and management resources to attract and select qualified personnel and to train, educate and support such personnel.


THERE MIGHT NOT BE SUFFICIENT DEMAND FOR OUR DATA AND ENHANCED SERVICES AMONG SMALL AND MEDIUM-SIZED BUSINESSES

Demand for data services has grown rapidly, and this market is characterized by rapidly changing technology, evolving industry standards, and frequent new service introductions. If the commercial market for Internet access and other broadband data services develops more slowly than expected or if the communications services that we offer are not widely accepted among small and medium-sized businesses, our revenues will not grow as quickly as necessary to achieve or sustain profitability. Demand and market acceptance for recently introduced services in this industry, including our enhanced services, are also subject to a high level of unpredictability. Heavy use of the Internet may impede further development to the extent that users experience delays, transmission errors, and other difficulties. In addition, customers who have already invested substantial resources in other technologies may be particularly reluctant or slow to employ our services.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE AGAINST OUR COMPETITORS

Many of our competitors have larger customer bases and significantly greater financial and technological resources than we do, which could affect our ability to attract and retain customers as well as diminish our ability to derive sufficient revenues to remain in business. The telecommunications industry is extremely competitive which has led to declining prices and margins, coupled with increasing demands for better and more comprehensive service. We expect significant competition from traditional and new communications companies, including facilities-based communications service providers, local and long distance telephone companies, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators, Internet service providers, digital subscriber line companies and large end-users with private networks. We may also face competition from existing or prospective customers who employ in-house personnel to perform some of the same types of services as we provide. Competitors might use new or alternative technologies to offer better or less expensive services than we can offer. The development of new technologies or the significant penetration of alternative technologies into our target market may reduce the demand for our services and harm our business.

FIXED WIRELESS SERVICE PROVIDERS

We may lose potential small and medium-sized business customers to other fixed wireless service providers. Fixed wireless service providers are communications companies that can provide high-speed communications services to customers using microwave or other facilities or satellite earth stations on building rooftops. Some of these providers have targeted small and medium-sized business customers and have a business strategy that is similar to ours. These providers include TeraGo Networks, NEXTLINK, WorldWithoutWire, and MIPPS.

INTERNET SERVICE PROVIDERS, DIGITAL SUBSCRIBER LINE (DSL) PROVIDERS, AND CABLE-BASED SERVICE PROVIDERS

Instead of our services, our potential small and medium-sized business customers could use services provided by digital subscriber line companies and cable-based service providers. Internet service providers, such as EarthLink, and Telus, provide Internet access to residential and business customers, generally using the existing communications infrastructure. Digital subscriber line companies and/or their Internet service provider customers, such as Bell Nexxia, and Futureway Communications, typically provide broadband Internet access using digital subscriber line technology, which enables data traffic to be transmitted over standard copper telephone lines at much higher speeds than these lines would normally allow. Cable-based service providers, such as Rogers High Speed, RCN Telecom Services, and Road Runner, also provide broadband Internet access. These various providers may also offer traditional or Internet-based voice services to compete with us.

OUR ABILITY TO PROVIDE BROADBAND ACCESS TO OUR CUSTOMERS IS DEPENDENT UPON PROPER FUNCTIONING OF THE COMMUNICATIONS NETWORKS OF THE SERVICE PROVIDERS UPON WHOM WE RELY

We are dependent on the systems of our data and voice providers, and, in some cases, on the interface between our systems and those of our providers. Therefore, any systems failures experienced by our providers could also have similar adverse effects on our systems and prevent or impair our service delivery. Our voice2U Internet telephony service is particularly dependent on EBI Communications, Inc.'s least cost routing network, our sole provider of such service. Systems failures can result from a number of factors, many of which are beyond our control, including:

     - Physical damage
     - Power loss
     - Capacity limitations
     - Design defects or inadequacies
     - Hardware and software defects
     - Security breaches

Our service providers will need to adequately maintain their networks and will need to upgrade or improve their networks and equipment in order to assure proper performance and prevent technological obsolescence. We have no control over whether our service providers will properly maintain, upgrade or improve their networks and equipment in a timely fashion or at all.


TO PROVIDE OUR DATA AND VOICE SERVICES, WE MUST PURCHASE COMMUNICATIONS CAPACITY FROM THIRD PARTIES WHO MAY BE UNABLE OR UNWILLING TO MEET OUR REQUIREMENTS

We must purchase communications capacity from third parties in order to provide our services and to connect our networks to the networks of other communications providers. These third parties may be unable or unwilling to meet our operational requirements, service our networks timely and cost effectively, and guarantee needed capacity, quality assurance or costs. We primarily rely on:

     - Bell Nexxa and Futureways to provide collocation space for our data network access points, and

     - EBI Communications to provide VoIP services

Technical difficulties arising from the networks of any of these data or VoIP services providers, or contractual or other problems with our business relationships with these providers, could have a material adverse effect on our business and results of operations.

We also rely on other communications providers for data connectivity to link our customer to our networks. Our failure to obtain adequate connections from other communications providers on a timely basis could delay or impede our ability to provide services and generate revenue. In addition, in some of our target markets, there is only one established carrier available to provide the necessary connection. This increases our costs and makes it extremely difficult, if not impossible, to obtain redundant connections. Sufficient capacity or redundant capacity may not be readily available from third parties at commercially reasonable rates, if at all. Our failure to obtain sufficient redundant connectivity could result in service interruptions or an inability to provide service in selected locations, which could, in time, lead to a loss of customers and damage to our reputation.


OUR ABILITY TO GENEREATE REVENUE FROM CONSULTING SERVICES FOR NETWORK CONSTRUCTION IS DEPENDENT ON A NUMBER OF FACTORS BEYOND OUR CONTROL

Our ability to generate revenue from consulting services for network construction is dependent upon a number of factors beyond our control including a comprehensive cost-benefit analysis demonstrating that the perceived benefits outweigh the anticipated costs, as well as our community partners' ability to secure financing in amounts sufficient to fund the projects. These projects can cost significant sums of money. Budgets for these projects must be large enough to cover a variety of risks including:

     -  Management's ability to effectively control and manage the project
     -  Shortages of materials or skilled labor
     -  Unforeseen engineering, environmental or geological problems
     -  Work stoppages
     -  Weather interference and natural hazards
     -  Failure to obtain necessary licenses, permits, and authorizations
     - Problems establishing or maintaining interconnections with other network providers at various public and private points
     -  Other unanticipated cost increases

If these factors cannot be overcome, we will not be able to generate meaningful revenue from our network construction consulting services.

OUR BUSINESS COULD SUFFER FROM A REDUCTION OR INTERRUPTION FROM OUR EQUIPMENT SUPPLIERS OR OTHER THIRD PARTIES ON WHOM WE RELY FOR INSTALLATION AND PROVISION OF FIELD SERVICE

We purchase our equipment from various vendors and outsource a portion of the installation and field service of our networks to third parties. Any reduction in, or interruption of, service from any of our major vendors or installation and field service providers such as Alliance Corporation, Hutton Communications, or Cisco Systems could impair our ability to acquire or retain customers and harm our business generally. These vendors may also not be able to meet our requirements in a timely and satisfactory manner, and we may not be able to obtain additional or alternative vendors when and if needed. In addition, the price of the equipment we purchase may substantially increase over time, increasing the costs we pay in the future. It could take a significant period of time to establish relationships with alternative suppliers for each of our technologies and substitute their technologies into our network.

OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS

If we are successful in implementing our business plan, our operations could expand rapidly. This rapid expansion could place a significant strain on our management, financial and other resources. Our network infrastructure and that of our service providers may need future expansions and adaptations to respond to growth in the number of customers served, increased capacity demands and changes to our service offerings.

Our ability to manage future growth, if it occurs, will depend on our ability to:

    -  control expenses related to our business plan;
    -  maintain responsive customer service;
    -  maintain regulatory compliance with federal and state authorities as we
    -  enter into new municipalities;
    -  improve existing, and implement new, billing and collections, operational
    -  support and administrative systems; and
    -  expand, train, and manage our employee base.

The failure to manage our growth effectively would impair our business and operational performance. We may not be able to expand or adapt our networks to meet the increasing demands of customers or evolving industry standards.

WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, MANAGE AND ASSIMILATE FUTURE ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

We recently entered into an agreement to acquire the wireless network assets of Wisper Networks, Inc., and may in the future, acquire, make investments in, or enter into strategic alliances with companies which have customer bases, switching capabilities, existing networks, value-added services or other assets in our current markets or in areas into which we intend to expand our business.

Any acquisitions, investments, strategic alliances, or related efforts will be accompanied by risks such as the:

    - Difficulty of identifying appropriate acquisition candidates;
    - Difficulty of assimilating operations of respective entities;
    - Potential disruption of our ongoing business;
    - Loss of key management and operating personnel;
    - Potential inability to successfully manage joint ventures especially those in which we hold less than a majority interest;
    - Inability of management to integrate businesses and capitalize on opportunities presented by acquisitions, investments, strategic alliances or related efforts;
    - Failure to successfully incorporate licensed or acquired technology and rights into our services;
    - Inability to maintain uniform standards, controls, procedures and policies; and
    - Impairment of relationships with employees and customers as a result of changes in management.

If we are not able to successfully overcome these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts, the benefits of such transaction may not be realized and we could incur significant costs and suffer reductions in revenue form existing operations. We may also become responsible for liabilities of an acquired business that we may not have discovered prior to an acquisition.


OUR BUSINESS WILL BE HARMED IF OUR INFORMATION SYSTEMS ARE NOT REPLACED OR FURTHER DEVELOPED

Sophisticated information systems are vital to our growth and our ability to achieve operating efficiencies. A failure of any of these systems could substantially impair our ability to provide services, send invoices, and monitor our operations. Systems we have identified as being presently inadequate to meet the increased demands of significant growth include our:

     -billing and collections systems;
     -operational support systems, such as order entry, order management, -customer service databases and trouble ticketing; and -administrative systems, such as financial, accounting and human resources.

We estimate that modifying or replacing these systems will cost approximately $1.5 million over the next two years, although actual costs may be higher. Our plans for the development and implementation of these systems rely, for the most part, on acquiring products and services offered by third-party vendors and integrating those products and services. We may be unable to implement these systems on a timely basis or at all, and these systems may not perform as expected. We may also be unable to maintain and upgrade these systems as necessary.


THE COMMUNICATIONS INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGES, AND NEW TECHNOLOGIES MAY BE SUPERIOR TO THE TECHNOLOGY WE USE

The communications industry is subject to rapid and significant technological changes, including continuing developments in digital subscriber line technology and alternative technologies for providing high-speed data communications.
These alternative technologies include cable modem, fixed wireless, satellite, or other high-speed transmission technology. As a consequence:

     - we expect that new products and technologies will emerge that may be superior to, and/or render obsolete, the products and technologies we currently use, including copper-based transmission and fixed wireless technologies;
     - our success will depend on our ability to anticipate or adapt to new technology on a timely basis; and
     - we will rely on third parties, including some of our competitors and potential competitors, to develop and provide us with access to communications and networking technology.

If we fail to adapt successfully to technological changes or fail to obtain access to new or improved technologies, our business would suffer.


LACK OF INTEROPERABILITY MAY HAMPER OUR FUTURE GROWTH

The lack of interoperability among hardware produced by different vendors may limit our ability to effectively link community networks with other networks on a fully interoperable basis. Without a widely adopted interoperability standard for VoIP applications, terminators of voice traffic over the Internet will continue to be required to only accept voice traffic originating on gateways compatible with their terminating gateway. Unless an interoperability standard is widely adopted and used by manufacturers of gateways and other hardware, we will need to carry traffic on the public switched telephone network reducing our competitive advantage over traditional long distance service providers and our business may be materially harmed.


WE MAY NOT BE ABLE TO ACQUIRE AND MAINTAIN THE RIGHTS-OF-WAY AND OTHER PERMITS AFTER THEY HAVE EXPIRED OR TERMINATED

We must obtain additional rights-of-way and other permits from railroads, utilities, state highway authorities, local governments, transit authorities, and building owners to install underground conduit and/or overhead structures for the expansion of our networks. We may not be successful in obtaining and maintaining these agreements or obtaining these agreements on acceptable terms. Some of these agreements may be short-term or revocable at will, and we may not be able to maintain access after they have expired or terminated. If any of these agreements were terminated or could not be renewed for any reason, and we were forced to remove our infrastructure or abandon our networks, the termination could have a material adverse effect on our business.


WE MAY NOT BE ABLE TO SURVIVE THE CURRENT ECONOMIC CRISIS IN THE
TELECOMMUNICATIONS INDUSTRY

The telecommunications industry has recently experienced a dramatic slowdown in business. The economic difficulties our industry faces have and, for so long as they continue, will, negatively impact our ability to raise capital and grow our business. Many companies, start-up businesses as well as more seasoned companies, have been forced to declare bankruptcy. A glut in fiber-optic capacity and equipment, as well as accusations of improper accounting at larger companies, does not support a near-term recovery. The problems within the industry are magnified with respect to our company as we have a small customer base and very limited capital to sustain us.


OUR CHAIRMAN AND HIS WIFE MAY BE ABLE TO INFLUENCE MATTERS REQUIRING STOCKHOLDER APPROVAL AND THEIR INTERESTS MAY CONFLICT WITH OTHER STOCKHOLDERS

Our Chairman of the Board of Directors, Angelo Boujos, and his wife, Josie Boujos, directly and indirectly through a family trust, own approximately 13 million shares of our company's common stock, amounting to approximately 33% of all outstanding shares of common stock. These principal stockholders are able to exercise significant control over the election of the board of directors. In addition, these principal stockholders hold a sufficient portion of our shares to generally determine the outcome of most corporate matters submitted to the shareholders for approval. This control may include, without limitation, power to determine the outcome of decisions regarding mergers, consolidations, and the sale of all or substantially all of our assets. In addition, these principal stockholders would have substantial influence over any change in control of our company. As a result, other stockholders may not have a meaningful voice in the corporate governance and affairs of our company.

OUR COMPANY MAY BE SUBJECT TO A FOREIGN EXCHANGE RISK

We are subject to market risks due to fluctuation in foreign currency exchange rates as the company reports in US dollars yet the bulk of our assets are located in, and our operations are conducted in, Canada. We have not made significant use of financial instruments to minimize the exposure to foreign currency fluctuations. As a result, our reported financial condition and results of operations may be negatively impacted by fluctuations in the exchange rate between the United States and Canadian dollar.


OUR COMPANY MAY BE SUBJECT TO LIABILITY UNDER PENDING LAWSUITS

We are a party to several lawsuits. These lawsuits generally relate to claims of wrongful dismissal by former employees, claims for misappropriation of confidential information by competitors and claims of breach of contract by service providers. Other claims relate to unpaid accounts by service providers and suppliers, some of which have resulted in default judgments. If we do not prevail in these lawsuits, we could be subject to liability of an unknown magnitude. A significant determination made against us could require that we pay monetary damages that could deplete our financial resources.


ASPECTS OF OUR BUSINESS MAY BE SUBJECT TO GOVERNMENTAL REGULATION WHICH CAN HURT OUR ABILITY TO IMPLEMENT OUR BUSINESS QUICKLY AND EFFICIENTLY

We may be subject to varying degrees of regulation in each of the jurisdictions in which we operate. In the United States, the FCC and various state regulatory bodies regulate some aspects of our services, such as broadband delivery and VoIP. In some local jurisdictions, approval must be obtained to operate or construct our community partners' networks. In Canada, the CRTC regulates some aspects of our services. When we establish joint venture the corporate structure requires a large percentage to be Canadian owned, thus some joint-venture structures may involve multiple organizations.

Regulations governing communications services change from time to time in ways that are difficult to predict and our services could become subject to federal, state, and/or local regulation. As we continue to expand our operations geographically, we may become subject to the regulation of additional jurisdictions. If we fail to comply with all applicable regulations or experience delays in obtaining required approvals, our business could be harmed. Some of the jurisdictions where we provide services have little, if any, written regulations regarding our operations. In addition, the written regulations and guidelines that do exist in a jurisdiction may not specifically address our operations. If our interpretations of these regulations and guidelines are incorrect, our business may be harmed. Compliance with all regulatory requirements may be costly.

Many regulations and legal issues related to co-location, VoIP, and the Internet are unsettled and have yet to be interpreted or enforced. Some of these issues within our industry include property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. Our business may be adversely affected by the adoption and interpretation of any future or currently existing laws and regulations. In addition, despite the design and implementation of a variety of network security measures, unauthorized access, computer viruses, unsolicited e-mail "spamming", accidental, or intentional action, and other disruptions could occur. It is possible that claims could be made against us for which we could possibly be held liable. We may need to implement measures to reduce our exposure to the potential liability that may require the expenditure of substantial resources. The increased attention focused upon liability issues as a result of lawsuits, new laws and legislative proposals could impede the growth of our business.

In addition, certain of our activities may be subject to regulation in each state to the extent that these services are offered for intrastate use. These regulations, as well as future regulatory, judicial, or legislative action could require material expenditures that could be prohibitively expensive and therefore adversely affect our ability to continue in business. In such event, we would not be able to implement our business model, as a result, our business could fail, and you could lose all of your investment in our Company.

WE MAY NOT BE ABLE TO COMPLY WITH CANADIAN RESTRICTIONS ON FOREIGN OWNERSHIP

Under the Canadian ownership provisions of the Telecommunications Act, a "telecommunications common carrier" is not eligible to operate in Canada unless it is owned and controlled by Canadians. We are not a carrier nor do we provide regulated telecommunications services. However, future Canadian Radio-television and Telecommunications Commission determinations or events beyond our control may require us to comply with the ownership provisions of the Telecommunications Act. We currently derive substantially all of our revenue from Canadian sources. If we are impaired from operating in Canada as a result of becoming subject to the Telecommunications Act, we may not be able to continue in business in Canada and there would be a substantial likelihood that our business would fail.

RISKS RELATING TO THE OFFERING

THE SALE OR AVAILABILITY FOR SALE OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

The sale or availability for sale of substantial amounts of our common stock, including shares covered by this prospectus and shares issuable upon exercise of outstanding stock options or warrants, in the public market could adversely affect the market price of our common stock and materially impair our ability to raise capital through future offerings of our common stock. As of June 30, 2002, we had 34,799,608 shares of common stock issued and outstanding and the following shares of common stock were reserved for issuance:

- 6,644,507 shares of common stock upon exercise of our outstanding warrants and options (other than warrants held by the selling security holders);

- 18,873,016 shares of common stock upon conversion of the debentures and exercise of the warrants issued to the selling security holders or to be issued to such persons upon satisfaction of their full $1,500,000 funding commitment under the June 2002 Private Placement;

- 5,758,000 shares to be issued upon the exchange of a like number of shares held by former owners of one of our subsidiaries (including our chairman and his wife);

- up to 1,000,000 shares in connection with an $800,000 CDN principal amount loan;

- an indeterminate number of warrants in connection with a $500,000 credit facility based on the amounts advanced and our stock price at the time of the draw down; and

- an indeterminate number of shares of common stock which may become issuable under the $12 million equity line of credit with Fusion Capital Fund II, LLC.

Substantially all of the currently outstanding shares of common stock and an aggregate of 1,500,000 shares underlying options that were privately registered are freely tradeable without restriction unless held by our affiliates, as that term is defined under the Securities Act. The up to 18,873,016 shares covered by this prospectus will be freely tradeable after the effective date of this prospectus so long as the prospectus remains current and effective. The Fusion equity line will not be activated unless and until a resale registration statement relating to the underlying shares is declared effective. Accordingly, any shares that we issue under that arrangement will also be freely tradeable only so long as the prospectus remains current and effective.

The remaining shares described above plus an indeterminable number of additional shares, will be deemed "restrictive securities" and may not be sold in the absence of registration or in accordance with Rule 144 under the Securities Act or another exemption from registration. In addition, shares that are held by affiliates that are not covered by a resale registration may also not be sold except pursuant to registration or in accordance with Rule 144 or another exemption from registration under the Securities Act.

June 2002 Private Placement

As of July 25, 2002, $500,000 principal amount of secured convertible debentures were issued to the selling security holders in connection with the June 2002 Private Placement. The debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. If the appropriate conversion price on July 24, 2002 was $0.11 (the lesser of 55% of the average of the lowest three trading prices during the twenty days immediately preceding the conversion date or $0.50), the debentures would have been convertible into approximately 4,545,455 shares of common stock. However, this number could be significantly greater in the event of a decrease in the trading price of the common stock. Moreover, upon funding of the balance of the investors' total commitment, an aggregate of $1,500,000 principal amount of debentures will be outstanding. Purchasers of common stock could therefore experience substantial dilution of their investment upon conversion of the debentures. The debentures are not registered and may be sold only if registered under the Securities Act of 1933, as amended, or sold in accordance with an applicable exemption from registration, such as Rule 144.
The shares of common stock into which the debentures may be converted are being registered pursuant to this registration statement.

As of July 25, 2002, warrants to purchase 500,000 shares of common stock issued to the purchasers of the debentures were outstanding. Moreover, upon funding of the balance of the investors' commitment, warrants to purchase an aggregate of 1,500,000 shares of common stock will be outstanding. These warrants are exercisable for three years at $0.30 per share, subject to antidilution adjustment. The shares of common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

The selling security holders may engage in short sales of our stock, which could have the effect of driving down our stock price. Short sales are sales of a security not owned by the seller and is a technique used to take advantage of an anticipated decline in the price of a security. Because the selling security holders can convert their debentures into common stock at a price that is less than the then current market price, they will be able to sell our stock short and then convert their debentures and cover their short sales with stock purchased at a price that is lower than their sales price with little or no risk. Repeated short sales could place downward pressure on our stock price and result in a loss to persons who purchase shares from the selling security holders pursuant to this prospectus. In addition, our current stockholders may also engage in short sales of our stock, which could put additional downward pressure on our stock price.

Lock-up arrangement

Effective June 6, 2002, certain of our existing stockholders holding an aggregate of 32,829,765 shares of stock, including shares underlying then outstanding options, agreed to lock-up their shares and options. The Lock-up Agreement generally prohibits sales of such shares until April 30, 2003, subject to certain exceptions. Market sales of shares held by principal stockholders or any other stockholder or the availability of shares for future sale may have an adverse effect on the market price of our common stock.


OUR STOCK MAY BE ILLIQUID AND INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES

The Company's common shares are traded on the OTC Bulletin Board. As a result, the holders of the Company's common shares may find it more difficult to obtain accurate quotations concerning the market value of the shares. Shareholders also may experience greater difficulties in attempting to sell the shares than if they were listed on a stock exchange or quoted on the NASDAQ National Market or the NASDAQ Small-Cap Market. Because the Company's common shares are not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small-Cap Market, and the market price of the common shares is less than $5.00 per share, the common shares are classified as a "penny stock." SEC Rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to the Company's common shares could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of the Company's common shares to resell the shares. As a result of the difficulty in selling our shares, investors may not be able to liquidate their shareholdings in our company as quickly as they might otherwise be able to do in more conventionally traded securities and therefore you may lose all or a significant portion of your investment in our company.


OUR STOCK PRICE IS HIGHLY VOLATILE WHICH CAN RESULT IN SIGNIFICANT AND RAPID FLUCTUATIONS IN THE VALUE OF YOUR STOCK POSITION

The market price of our common stock has been and we expect it to continue to be highly unstable. Since January 2001, our stock price has ranged from a high of $5.13 per share to a low of approximately $0.10 per share. As a result, the value of your shares may fluctuate considerably and rapidly irrespective of the intrinsic value of our company. Factors that may have a significant impact on the market price of our shares may include announcements of technological improvements or announcements by other companies, regulatory matters, research and development activities, new or existing products or procedures, signing or termination of partnership and strategic alliance agreements, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and industry and market volatility.

                           FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus under the sections entitled "Prospectus," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They include statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intends," "plan," "projection," "would," and "outlook." These forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties. Our actual results may differ materially from those suggested by these forward- looking statements for various reasons, including those discussed under the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - General risks of the telecommunications industries; Development risks."

You should not place undue reliance on any such forward- looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward- looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

The shares covered by this prospectus are being offered by certain selling security holders and not by us. Consequently, we will not receive any proceeds from the sale of these shares. However, we may receive the proceeds from the exercise of warrants as described below.

Of the shares covered by this prospectus, 1,500,000 shares are issuable upon exercise of warrants granted to the selling security holders in connection with the June 2002 Private Placement. Assuming all such warrants are exercised, we would receive proceeds of $450,000. We expect to use any such proceeds for our working capital and general corporate purposes.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades under the symbol "UTOU" on the NASD Over-The-Counter Bulletin Board ("OTCBB"). The common stock commenced trading on the OTCBB on May 17, 2000. The high and low trading prices of the common stock since inception of trading have been as follows:

     Quarterly Period Ended             High     Low

     June 30, 2000                     $12.00   $4.90
     September 30, 2000                $9.50    $5.00
     December 31, 2000                 $7.50    $4.75
     March 31, 2001                    $5.13    $1.69
     June 30, 2001                     $5.05    $2.08
     September 30, 2001                $3.30    $0.95
     December 31, 2001                 $1.60    $0.41
     March 31, 2002                    $1.12    $0.15
     June 30, 2002                     $0.90    $0.27

The quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

Our common stock is listed for trading on the Third Segment of the Frankfurt Stock Exchange under WKN 938 851 and the symbol "UVS." Trading has not been initiated on that exchange.

There are approximately 39 holders of record of our common stock as of July 16, 2002. We believe that there are in excess of 650 beneficial owners of our common stock.

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our earnings for future growth and development of our business and, therefore, do not anticipate paying cash dividends in the foreseeable future.

                             SELECTED FINANCIAL DATA

You should read the following selected financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes, all of which appear elsewhere in this Registration Statement.

Financial information does not purport to be indicative of results, which may be obtained in the future.

                                                        Three Months Ended                    Year Ended
                                               ------------------------------      -------------------------------
                                               March 31, 2002   March 31,2001      Dec. 31, 2001     Dec. 31, 2000
                                                 (unaudited)     (unaudited)
OPERATING DATA:
     Revenue                                    $   37,226      $   638,816        $ 1,224,334       $  5,653,709

     Income (loss) from continuing operations  ($1,832,596)    ($ 2,515,069)       ($ 9,238,979)      ($ 4,054,920)

     Net income (loss) for the period          ($1,832,596)    ($ 2,529,229)      ($ 9,302,440)      ($ 4,195,453)

     Net income (loss) per common share             ($0.05)         ($0.07)             ($0.25)            ($0.12)

     Weighted average number of common shares   38,785,289       36,802,445         37,596,066         36,006,392

     Cash dividends per common share                     -                -                  -                 -

BALANCE SHEET DATA:

     Total assets                               $  2,270,973    $ 2,593,719      $ 1,950,903        $   3,455,206

     Working capital                           ($  3,607,070)  ($   786,267)    ($ 2,725,127)       $     205,913

     Long-term obligations                      $    229,700    $    20,427      $   185,549        $      23,595

     Retained Earnings/(Deficit)              ($  15,796,752)   $   524,579     ($13,964,156)      ($   4,661,716)


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following information together with our consolidated financial statements and the related notes included in this prospectus beginning on page F-1. Certain statements in this section are "forward-looking statements." You should read the information under "Forward-looking Statements" for special information about our presentation of forward-looking information.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We provide broadband connectivity and content delivery solutions to communities that have traditionally been underserved by telecommunications companies. These communities include municipalities, schools, hospitals and commercial, governmental, industrial, and residential complexes whose location makes it more difficult or costly to provide broadband access. We provide these communities with consulting and management services for design, development, operation, marketing, and sales. We provide broadband through our wireless infrastructure and as a reseller. We deliver content through our Internet portal and our Internet-based telephony product we callvoice2u. Our activities are presently limited to Canada and the United States. We are not a telecommunications carrier nor do we provide regulated telecommunications services.

In early 2001, we commenced a strategic shift in our business strategy to our present model. Prior to that time, we expected to build our relationships with communities through our infrastructure expertise as our business primarily involved design, construction and maintenance of broadband infrastructure as a third party contractor for large telecommunications companies and electric utilities building their own telecommunications network. While that business resulted in multi-million dollar build-out contracts, it was dependent on the health of the telecom industry and the financial health of our telecom customers. It was also labor-intensive and limited in its ability to produce recurring revenue streams from value-added products and services. Revenues from design, construction, and maintenance services (and sales of related products) were approximately $1.22 million in 2001 and $5.65 million in 2000. The decrease reflects adverse conditions in the telecom market as well as our change in business strategy. In connection with our new focus, we disposed of a number of capital assets, reduced our employee base from approximately 180 employees to our current level of 10 employees, and implemented other cost-cutting measures.

Operations are evaluated based on two reportable geographic segments: Canada and the United States. Before our refocusing of our business, operations were organized into segments based on the nature of products and services provided:

- Fiber Construction and Maintenance Services, responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks.

- Fiber Network and System Engineering and Design, responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights-of-ways.

- Sales and Marketing, responsible for all direct sales, which involve the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the right-of-way owners.

-    Network Services, a support service for the other operating segments.

In May 2002, we entered into a definitive agreement with Wisper Networks, Inc., a wireless broadband provider, pursuant to which we agreed to acquire that company's wireless network infrastructure, customer contracts and related supply and other agreements in exchange for $432,000 CDN, payable in cash and, under certain circumstances, shares of common stock. The cash portion of the purchase price is payable in monthly installments of $15,000 CDN commencing May 16, 2002, and the share portion must be paid by May 16, 2003. We assumed liabilities as part of the transaction, currently estimated at $113,000, which is to be applied against the purchase. The agreement also provides for adjustments to the purchase price based upon annual recurring revenue during the 60 days following the date of the agreement. Based on current estimates, we anticipate that this should result in an additional $82,000 CDN reduction to the purchase price. Certain employees of Wisper have joined our company. The transaction is being treated as a purchase for financial reporting purposes, and remains subject to approval by Wisper's shareholders. Pending closing of the transaction, we are entitled to all revenue generated from customers and we are obligated to reimburse Wisper Networks, Inc. for the provision of such services on a cost plus basis.

GOING CONCERN

We have incurred losses to date. We have a deficiency as of December 31, 2001 of $(13,964,156), a working capital deficiency of $2,725,127 and used $1,673,295 of cash for operating activities during the year. In addition, we have been unable to meet our payroll obligations, trade obligations, operating lease commitments, and long-term debt commitments as they become due.

These factors raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements assume that the company will continue as a going concern. Accounting principles require us to adjust our financial statements to reflect the recoverability and classification of recorded asset amounts and classification of liabilities upon the occurrence of events that would result in our inability to continue as a going concern. These events might include, but not limited to, our inability to meet short-term liabilities as they come due, secured creditors foreclosing on material assets or other material adverse events.

If we are unable to meet the going concern estimation, we would be required to write down the value of all assets to their liquidation value and all long-term debt will be converted into short-term liabilities. If this were to happen, at March 31, 2002 the potential write down of assets would be in excess of $1.6 million, increasing the net loss for that quarter from $1,832,596 to over $3.4 million on a pro forma basis. Further, the current liabilities would increase by roughly $230,000, and our working capital deficiency would increase by roughly $1,700,000 from $2,725,127 to $4,400,000 on a pro forma basis.

RESULTS OF OPERATIONS

Year ended December 31, 2001 and three months ended March 31, 2002, compared to the fiscal period ended December 31, 2000, and three months ended March 31, 2001, respectively.

Certain accounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation adopted in the current period financial statements.

REVENUES

Total revenues decreased $4.4 million, or 78%, to $1.2 million for the year ended December 31, 2001 from $5.6 million for the year ended December 31, 2000. The decrease is largely attributable to a reduction in the volume of network design, engineering, construction, and maintenance work from our third party contracting activities. The construction in the telecommunications industry was significantly less in 2001 than 2000 in our target markets. The majority of our 2001 revenue was from our legacy business. In addition, we changed our business strategy to focus on further developing our SmartCommunity model. Less than 15% of the revenue was attributable to new business model.

Total revenues decreased $602, 000, or 94%, to $37,000 for the three months ended March 31, 2002 from $639,000 for the three months ended March 31, 2001. The decrease is attributable to the same reasons described above for the decrease in revenues for the year.

COST OF SALES

Cost of sales decreased $1.4 million, or 41%, to $1.9 million for the year ended December 31, 2001 from $3.3 million for the year ended December 31, 2000. The decrease lagged the reduction in revenue as much of the construction resources were idle for large portions of the year as we went through a restructuring.

Cost of sales decreased $508,000, or 66%, to $260,000 for the three months ended March 31, 2002 from $768,000 for the three months ended March 31, 2001. This decrease reflects the decrease in revenue and that some of our cost of sales are fixed. These fixed costs include equipment rental, lease commitments for equipment, amortization costs, salaries to engineers, and trade staff. In the short term, we are unable to reduce these costs proportionally with the reduction of the revenue.

GROSS PROFIT

Gross profit for the year ended December 31, 2001 was negative $736,000 (-60% of revenues) versus $2.3 million (41% of revenues) in 2000. The decrease in gross profit reflects the inactivity in the construction area while continuing to pay the lease costs of the equipment.

Gross profit for the three months ended March 31, 2002 was $223,000 (-598% of revenues) versus a negative $130,000 (-20% of revenues) in 2001. The decrease in gross profit reflects the continued fixed costs as the Company continued to refocus its business strategy.

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES

Selling, general and administration expenses increased $1.4 million to $4.9 million (402% of revenues) for the year ended December 31, 2001 from $3.5 million (63% of revenues) for the year ended December 31, 2000, as a resulting of the change in our business strategy. We accounted for the restructuring costs, such as employee statutory severance pay as an administrative expense.

Selling, general and administration expenses decreased $632,000 to $765,000 (2,054% of revenues) for the three months ended March 31, 2002 from $1,397,000 (219% of revenues) for the three months ended March 31, 2001. This reflects the cost cutting measures implemented as we refocused our business strategy. This includes reduction in administrative, executive, management and other support salaries, and their associated overhead expenses and a reduction in printing and other office costs.

STOCK BASED COMPENSATION EXPENSE

Stock based compensation expense for the year ended December 31, 2001 was $2.4 million versus $2.4 million for the year ended December 31, 2000. We account for stock-based compensation under the provisions of APB No. 25 "Accounting for Stock Issued to Employees" and accordingly, we recognize compensation expense for stock options to the extent the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options or the service period, whichever is shorter. Much of the stock option expense relates to employee option grants provided before, or soon after, our acquisition on May 17, 2000.

Stock based compensation expense for the three months ended March 31, 2002 was $412,000 versus $893,000 for the three months ended March 31, 2001. We anticipate expensing an additional $1.5 million of stock compensation expense over the next 6 quarters relating to stock options existing as at March 31, 2002. As at March 31, 2002 there were 3,043,125 stock options outstanding with a weighted average exercise price of $2.01.

At the meeting of our Board of Directors on April 11, 2002, the price of 2,095,875 outstanding options that had been granted to employees, officers, and directors was reset to $0.75 per share. The closing price of the stock on April 10, 2002 was $0.65. The repricing will trigger variable plan accounting for these options under FIN 44 on a go forward basis and was reflected in our 10Q-SB for the quarter ended March 31, 2002. Our disclosure in the MD&A in the Form 10-QSB for said period stated that we anticipate expensing $1.5 million in stock compensation expense over the next 6 quarters. Although this reflected our anticipated usage of stock option compensation on a go forward basis, it does not attempt to estimate the effect of the variable plan accounting that has been adopted.

INTEREST AND FINANCING COSTS

Interest and financing costs were $1.1 million (86% of revenues) for the year ended December 31, 2001, an increase of $798,000 from $258,000 (5% of revenues) for the year ended December 31, 2000. This was a direct result of increased financing necessary for capital expenditures and to fund the operating losses. The interest and financing costs also include the fair value of warrants issued in connection with financing. As of March 31, 2002, there is included in income a deferred charge of $930,000, which is being amortized over the 40-month of the financing.

Interest and financing costs were $412,000 (1108% of revenues) for the three months ended March 31, 2002, an increase of $374,000 from $38,000 (6% of revenues) for the three months ended March 31, 2001. This was a direct result of increased financing necessary for capital expenditures and to fund the operating losses.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization costs were $218,000 (18% of revenues) for the year ended December 31, 2001, compared to $273,000 (5% of revenues) for the year ended December 31, 2000. The decrease of $56,000 was the result of a disposal of capital assets in connection with the refocus of our business strategy.

Depreciation and amortization costs were $31,000 (82% of revenues) for the three months ended March 31, 2002, compared to $71,000 (11% of revenues) for the three months ended March 31, 2001. The decrease of $40,000 was the result of a substantial reduction in capital assets primarily in connection with our network construction business in connection with the refocus of our business strategy.

NET LOSS

We incurred losses before income taxes for the year ended December 31, 2001, and December 31, 2000, of $9.3 million and $4.1 million, respectively. Non-cash stock based compensation accounted for $2.4 million of the loss in the year ended December 31, 2001, and $2.4 million of the loss in the year ended December 31, 2000.

We incurred losses before income taxes for the three months ended March 31, 2002 of $1.8 million compared to a loss before income taxes of $2.5 million for the three months ended March 31, 2001. Non-cash stock based compensation accounted for $412,000 of the loss in the three months ended March 31, 2002, compared to $893,000 for the three months ended March 31, 2001.

LIQUIDITY AND CAPITAL RESOURCES

We incurred losses since inception and, at March 31, 2002, have a deficit as of $(15,796,752) and a working capital deficiency of $(3,607,070). We have been unable to consistently meet our payroll obligations, trade obligations, and long-term debt commitments as they become due. These factors raise substantial doubt as to our ability to continue as a going concern. See the Auditor's Report on the audited Consolidated Financial Statements and the Review Engagement Report on the interim Consolidated Financial Statements included herein as well as the Notes referred to in such reports.

During the year, we experienced cash flow shortages on a number of occasions and had been unable to meet all of our payable obligations on a timely basis. Three of the operating operations were late in remitting payroll withholding and sales taxes to the tax authorities.

Our operations have been funded to date through a combination of cash flow from operations and equity and debt financings. Based on our current plan of operation, we anticipate that our existing cash resources, including available credit lines and existing credit commitments amounting to $1,250,000(including the remaining $1 million convertible debt commitment by the selling security holders), will not be sufficient to satisfy our operations beyond the next 12 months.

In an effort to improve our ability to obtain equity-based financing, effective June 6, 2002, certain of our existing stockholders holding an aggregate of 32,829,765 shares of common stock, including shares underlying then outstanding options, agreed to lock-up their shares and options pursuant to an agreement each of them entered into with us). These agreements generally prohibit sales of such shares until April 30, 2003, subject to certain exceptions.

For the three months ended March 31, 2002, the Company's net cash used in operating activities was $466,000 ($468,000 in 2001). This amount includes adjustments for non-cash items comprised of depreciation and amortization of $31,000 ($71,000 in 2001), stock option compensation of $412,000 ($893,000 in
2001), amortization of deferred charges of $87,000 (0 in 2001), the issuance of warrants of $3,000,000 (0 in 2001), and a losses from significantly influenced investments and disposals of capital assets totaling $14,000 ($14,000 in 2001).

For the three months ended March 31, 2002 net cash generated by investing activities was $7,000 principally attributable to the sale of capital assets. For the three months ended March 31, 2001, net cash used in investing activities was $23,000, which consisted of additions to property, plant, and equipment.

For the three months ended March 31, 2002, net cash provided by financing activities of $1.1 million, included net proceeds from the increase in bank indebtedness of $613,000 and net proceeds on term debt of $472,000 offset by an increase in due from related parties of $27,000. For the three months ended March 31, 2001 net cash provided by financing activities of $500,000 included net proceeds from the issue of share capital of $550,000 offset by net repayments on long-term debt of $7,000, the decrease in bank indebtedness of $21,000 and the net increase in due from related parties of $16,000.

Upon approval by Wisper Networks' shareholders of our planned acquisition of its wireless network business, we will be committed to pay the purchase price as follows: $432,000 CDN, payable $15,000 CDN monthly and, under certain circumstances, shares of common stock. We assumed liabilities as part of the transaction, currently estimated at $113,000 CDN. The agreement also provides for adjustments to the purchase price based upon annual recurring revenue during the 60 days following the date of the agreement, which is currently estimated to be $350,000 CDN. The resulting balance will be paid in shares price at $0.69 on May 15, 2003, subject to registration with the Ontario Securities Commission. The purchase price is payable over 12 months from closing. Under certain circumstances, the cash portion may be paid in stock as well.

FUSION EQUITY LINE

On August 1, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion agreed to purchase shares of our common stock on each trading day during the term of the agreement in an amount not to exceed $15,000 per day (unless our stock price exceeds $7.00 per share), up to an aggregate of $12.0 million during the term of the agreement. The agreement was to have an initial term of 40 months, but was recently extended to 52 months, with an optional six-month extension at our discretion. The purchase price of the shares of common stock will be equal to the lowest sale price of our common stock on the purchase date or the average of the three (3) lowest closing sale prices of our common stock during the fifteen (15) consecutive trading days prior to the date of a purchase by Fusion.

We have the right to suspend or limit purchases and to terminate the agreement at any time. Notwithstanding the foregoing, Fusion may not purchase shares of common stock under the common stock purchase agreement if Fusion or its affiliates would beneficially own more than 4.9% of our then aggregate outstanding common stock immediately after the proposed purchase. If the 4.9% limitation is ever reached, we have the option to increase this limitation to 9.9%. If the 9.9% limitation is ever reached, this limitation will not limit Fusion's obligation to fund the daily purchase amount. Fusion must liquidate holdings to remain below the 9.9% threshold, however it does not limit their funding obligation.

We have the right to set a minimum purchase price at any time. If our stock price trades at a level that results in a purchase price below the floor price, Fusion will not be permitted or obligated to purchase our stock under the agreement. Currently, the floor price is $2.50. We can increase or decrease the floor price at any time upon one trading day prior notice to Fusion.

Fusion has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

Fusion may terminate the common stock purchase agreement without any liability or payment to the Company upon the occurrence of certain events including our failure to maintain an effective registration covering resale of the purchased shares, our failure to maintain trading in our common stock, in each case for certain periods of time, our default of payment obligations in excess of $1 million, actual or threatened bankruptcy by us and our material breach of the representations and warranties contained in the agreement.

In consideration for its commitment under the agreement, we issued to Fusion, for no additional consideration, 375,000 shares of our common stock, and warrants to purchase 375,000 shares of our common stock at an exercise price of $4.00 per share. Unless an event of default occurs, Fusion must maintain ownership of 375,000 shares of our common stock (i) for a period of 40 months from the date of the common stock purchase agreement, or (ii) until such date as the common stock purchase agreement is terminated.

Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion's prior written consent.

To gain Fusion's consent to proceed with the June 2002 Private Placement and in consideration for Fusion's extension of the agreement term to 52 months, we reduced the exercise price of the warrants to $1.00.

PALM TRADING CREDIT FACILITY

In July 2001, we established a line of credit with Palm Trading Limited. We may draw upon the line of credit in one or more tranches in an aggregate principal amount not to exceed $500,000. Each draw down may be for a minimum of $10,000 up to a maximum of $50,000. Outstanding balances accrue interest at a rate of 8% per annum, compounded monthly. We may draw upon the credit line approximately once per month. The line of credit shall be repaid on the earlier of such date as we have adequate cash reserves, as determined by our Audit Committee, or July 27, 2003. Upon each draw down under the line of credit, we are obligated to issue warrants to Palm based on the following formula:

     # of Warrants = (Funds Advanced / 20-day Average Trading Price) * 15%

Each warrant is exercisable at a price that is 15% greater than the 20-day average trading price prior to the date of issuance. For financial statement purposes, the fair value of the warrants is estimated on the date of grant using the Black-Scholes pricing model. As of March 31, 2002, 133,455 warrants had been issued in connection with this loan.

LAURENTIAN BANK CREDIT FACILITY

On February 22, 2002, we established a credit facility with Laurentian Bank of Canada. The facility provides for an operating line of credit up to $2.5 million CDN, a $1 million CDN contract forward facility, and credit cards with a $50,000 spending limit. The line of credit is to be fully secured by cash deposits. The line of credit bears interest at the bank's prime lending rate plus 0.5% if the facility is fully utilized and supported by cash deposits and at prime plus 1.5% if the cash collateral is less than $2.5 million CDN. In addition, we have provided Laurentian Bank a general security interest covering substantially all of our assets, as well as corporate cross guarantees from our subsidiaries. At June 30, 2002, $800,000 CDN was being utilized under the line of credit. To fund the cash collateral, on February 15, 2002 we borrowed $800,000 CDN from 1463549 Ontario Inc., an unrelated third party investor. The loan requires monthly interest only payments of $8,834.34 CDN and matures on August 15, 2002. The loan bears a 10% monthly payment penalty in the event of default at maturity and a penalty for early termination equal to three months of interest. We agreed to pay all costs associated with establishing the loan. We also agreed to issue to the lender, upon maturity or earlier repayment and for no additional consideration, 5,500 shares of our common stock for each day the loan is outstanding up to a maximum of 1,000,000 shares. These shares do not bear registration rights.

As part of the credit facility with Laurentian, we obtained a $1,000,000 CDN contract forward facility. The facility permits us to borrow up to 70% of the value of the contracts the bank deems is qualified.

JUNE 2002 CONVERTIBLE DEBT FINANCING

On June 25, 2002, we entered into an agreement with AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/New Millennium Offshore, Ltd. for the private placement of $1,500,000 principal amount of secured convertible debentures. The debentures are convertible into shares of our common stock in accordance with an agreed upon formula. Under the agreement, the investors purchased an aggregate of $500,000 principal amount of debentures at the time of the agreement and committed to purchase the balance in equal $500,000 installments: $500,000 within 10 days of our filing this resale registration statement and the remaining $500,000 within 10 days following the effective date of such registration statement. For each $1.00 principal amount of debentures purchased, the investors will also receive a warrant to purchase one share of our common stock, resulting in warrants to purchase an aggregate of 1,500,000 shares of our common stock being issued upon completion of the investors' full funding commitment. The warrants are exercisable in full on the date of grant at an exercise price $0.30 per share (subject to antidilution adjustment) and expire June 25, 2005.

We intend to utilize the proceeds of the financing for launching voice2u, our Internet-based telephony product, expanding our wireless network, marketing and sales promotion, internal corporate infrastructure development and general working capital requirements.
The primary terms of the debentures are as follows:

     Entire principal amount will mature on June 25, 2005.

- The debentures bear interest at 12% per annum with interest payments due quarterly, payable in cash or shares of common stock at our option.

- The debenture holders have the option to convert any unpaid principal (plus accrued and unpaid interest and other amounts owing under the debentures) into shares of our common stock at any time after the original issue date at the then applicable conversion price (subject to certain limitations).

- The conversion price per share in effect on any conversion date shall be the lesser of (i) $0.50 per share and (ii) 55% of the average of the lowest three intra-day trading prices during the twenty trading days immediately preceding the applicable conversion date.

- The debentures bear a mandatory prepayment penalty of 130% of the principal and all accrued interest being prepaid (plus any other amounts owing under the debentures). Our right to prepay the debentures expires 30 days after issuance of the debentures.

- The debentures are secured by all of our assets as well as the assets of our subsidiaries. Until we enter into of a subordination agreement with our existing primary lender, Laurentian Bank of Canada, the debentures are also secured by 3,000,000 shares of common stock owned by Mr. Angelo Boujos, our Chairman and principal stockholder.

- The debentures include significant penalties if we fail to pay amounts owing under the Debentures in a timely manner and if we otherwise breach our obligations under the Debentures.

The shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants are being registered for resale by the selling security holders pursuant to a registration rights agreement between us and the selling security holders.

OTHER

As of March 31, 2002, we were owed, on a net basis, an aggregate of approximately $70,000 from officers and directors. Amounts due to and from officers and directors are non-interest bearing, due on demand and have no fixed repayment term.

At March 31, 2002, we owed approximately $50,000 under a loan from the FSC Group that was originally scheduled to mature on February 18, 2002. The loan bore interest of 45,000 shares of common stock. Due to cash constraints, we continue to extend the maturity of the loan to and thereby became obligated pursuant to the terms of the loan to issue an aggregate of 750,000 additional shares of common stock to the lender.

On April 1, 2002, we entered into a loan agreement with Invicta Financial pursuant to which we agreed to reimburse that entity for $20,000 it paid in July 2001 to list our common stock on the Third Tier of the Frankfurt Stock Exchange. Under the agreement, we agreed to repay the full $20,000 plus interest at 13.25% per annum and origination fees of $22,000. We may repay the loan at any time and the loan does not have a maturity date.


            QUANTITATIVE & QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We currently have no items that relate to "trading portfolios." We are subject to market risks due to fluctuation in foreign currency exchange rates as the company reports in US dollars yet the bulk of the corporation's assets are located in Canada. We have not made significant use of financial instruments to minimize the exposure to foreign currency fluctuations.

                        RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations", that supersedes APB Opinion 16 and various related pronouncements, was effective for all business combinations initiated after June 30, 2001. In general, SFAS 141 states that all business combinations are accounted for as purchase transactions with the pooling-of-interests method being no longer acceptable. In addition, SFAS 141 establishes new rules concerning recognition of intangible assets arising in a purchase business combination and requires enhanced disclosure of information in the period in which a business combination is completed. We will adopt this standard on all future acquisitions.

Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill, and Other Intangible Assets" supersedes APB Opinion 17 and related interpretations and is effective for the Company on January 1, 2002. In general, SFAS 142 establishes new rules on accounting for goodwill and other intangible assets acquired in a business combination. In addition, SFAS 142 reaffirms that intangibles acquired in other than a business combination be initially recognized at fair value and that the costs of internally developed intangible assets be charged to expense as incurred. The adoption of this standard is not expected to have a material impact on the Company.

Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for Impairment or Disposal of Long-Lived Assets" replaces SFAS 121 and provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, SFAS 144 also expands the scope of a discontinued operation to include a component of an entity, and it eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The standard is effective for us as of January 1, 2002. The adoption of this standard is not expected to have a material impact on our company.

                                    BUSINESS

OVERVIEW

We provide wireless telecommunications services and resell DSL service to small and medium-sized enterprises in communities that we believe have traditionally been underserved by telecommunications providers. We also offer communities comprehensive broadband consulting and management services to assist in deploying and maximizing potential returns from their networks. Our target communities include municipalities, schools, hospitals and commercial, governmental, industrial, and residential complexes whose location has historically made it more difficult or costly to deliver broadband access. We intend to expand our business by exploiting the anticipated increased connectivity of our customers and offering a range of enhanced services including Internet-based telephony under the name "voice2u" and managed e-community portals. We currently have approximately 200 customers for our services, all of whom are located in Canada. We are not a telecommunications carrier nor do we provide regulated telecommunications services.

In early 2001, we commenced a strategic shift in our business strategy to our present model. Prior to that time, our business primarily involved design, construction and maintenance of broadband infrastructure as a third party contractor for large telecommunications companies and electric utilities building their own telecommunications network. While that business resulted in multi-million dollar build-out contracts, it was dependent on the health of the telecom industry and the financial health of our telecom customers. It was also labor-intensive and limited in its ability to produce recurring revenue streams from value-added products and services. Revenues from our network design, construction, and maintenance business were approximately $1.22 million in 2001 and $5.65 million in 2000. The decrease reflects adverse conditions in the telecom market as well as our change in business strategy. In connection with our new focus, we disposed of a number of capital assets, reduced our employee base from approximately 180 employees to our current level of 10 employees, and implemented other cost-cutting measures.

We have not generated significant revenue from our new business strategy. While we are currently involved in projects for municipalities in Canada and are in preliminary discussions with other communities, our existing projects are currently limited in scope and neither they nor any future projects will necessarily result in significant revenue.

We intend to continue to compete for current and future market opportunities by using our existing portfolio of network solutions and services, by refining and deploying the available technology to meet the specific service demands of our target markets, and by acquiring or aligning with companies that have new, attractive product offerings and technologies. Our ability to access technologies, products, and services to fulfill the changing needs of our customers and address new market opportunities is critical to our future success.

CORPORATE HISTORY

We are a Nevada corporation, originally incorporated in June 1999 under the name Paxton Mining Corporation. Effective May 17, 2000, Paxton, through a newly formed wholly-owned Ontario corporation, 1418726, Inc., acquired all of the outstanding shares of Universe2U Canada Inc. (U2U Canada, formerly Universe2U Inc.), an Ontario corporation. Upon completion of the acquisition, our company changed its name to Universe2U Inc. As part of the transaction, 73% of our company's then outstanding common stock was tendered for cancellation by certain stockholders and we effected a 19:1 common stock dividend. For accounting purposes, the acquisition was treated as a recapitalization and as a reverse acquisition of our company by Universe2U Canada Inc. The acquisition was treated as a reverse business combination for financial reporting purposes. Paxton had no meaningful operations prior to the acquisition. Accordingly, the transaction is not treated as a business combination for financial reporting purposes and the historical financial statements included in this prospectus reflect the consolidated operations of Universe2U Inc. and Universe2U Canada Inc. from and after the date of the transaction. Financial information included in this prospectus prior to that date is included on a combined basis and reflects only the operations of Universe2U Canada Inc. and its subsidiaries.

On May 31, 2000, U2U Canada acquired all of the outstanding shares of CableTec Communications Inc. (formerly Bernie Tan Investments Inc.), a company involved in underground excavation and cable installation activities, for cash consideration of $1,500,000 Canadian and options to purchase 200,000 shares of Universe2U Inc. at a price of $7.50 Canadian per share. CableTec had recorded net assets of $1,500,000 CDN at the time of the acquisition. The acquisition has been treated for financial reporting purposes as a purchase and the results of operations CableTec are included in the consolidated financial statements included in this prospectus since the date of acquisition. The former owners of CableTec did not exercise their option.

Our company currently has eight wholly owned subsidiaries in the United States and Canada. We also have a 49% ownership in a Michigan corporation, T-E Realty & Right-of-Way Agency, LLC. On January 1, 2002, three of our Canadian subsidiaries were merged into U2U Canada and ceased operating as independent entities. In an effort to further streamline our corporate structure, we are currently in the process of amalgamating four of our United States subsidiaries that have limited operations.

OUR MARKET OPPORTUNITY

Internet communications worldwide can be divided into the "backbone" network and the "access" network. The backbone networks are typically comprised of optical fiber cables between cities, countries and continents that provide essentially unlimited capacity for sending relatively large amounts of data over long distances. However, the optical fiber technology used for the backbone network is too expensive to extend to each individual user. Accordingly, distributing data from the backbone network to homes and business is done via an "access" network, also referred to as the "last mile" network.

To date, broadband access networks have included higher speed digital subscriber telephone lines (DSL), cable TV with data modems and, more recently, wireless networks. Wireless technology differs from wired technology in that it does not rely on a physical medium for transporting signals. Instead, wireless networks transmit radio-frequency signals to equipment that is tuned to receive those signals.

Due to the large capital expenditures involved, telecommunications providers have been reluctant to rollout broadband, or high bandwidth, Internet access to communities outside of urban areas. In recent years, there have been advances in broadband delivery technologies, particularly in wireless technologies that have made it more economical to successfully deliver such services. Our discussions with community leaders in the underserved markets indicate that they expect increases in broadband users that match or even exceed the penetration rates experienced or expected to be experienced in urban centers.

In spite of the cost barrier, in January 2002 Forrester Research estimated broadband and wireless revenues in the United States to be in excess of $50 billion in 2001 and projected such revenue to increase to over $100 billion by 2006. Wireless revenue is expected to constitute the majority of such revenue. These numbers include revenue from cable broadband as well, a service we do not provide. Broadband delivered via cable modem has significantly greater market penetration than broadband delivery through Digital Line Subscriber service DSL service, particularly among US households, DSL expenditures by small businesses were estimated by In-Stat/MDR to be nearly triple that of cable expenditures by such businesses. In 2002, In-Stat/MDR estimates small business expenditures to approximate $800 million for cable broadband and more than $1.5 billion for DSL. DSL penetration in the US market grew by approximately 78% in 2001, compared to an increase in Canadian DSL penetration of approximately 263% during the same period according to In-Stat/MDR estimates.

Set forth below is a chart showing annual telecom revenue in the United States, as estimated by Forrester Research in January 2002.


      Annual Revenue By Telecom Type (billions)

                2001    2002    2003    2004    2005    2006
Broadband      $  6.0  $ 10.3  $ 15.3  $ 19.7  $ 22.4  $ 23.3
Wireless       $ 46.5  $ 53.7  $ 66.6  $ 74.6  $ 81.6  $ 85.1
Dial-up        $  8.6  $ 10.7  $ 10.9  $  8.6  $  6.8  $  5.4
Long-distance  $ 18.9  $ 17.6  $ 17.5  $ 16.9  $ 16.2  $ 15.6
Local          $ 40.8  $ 40.8  $ 40.6  $ 40.1  $ 37.6  $ 34.5
Total          $120.8  $133.1  $150.9  $159.9  $164.6  $163.9


The estimates for broadband access services do not include enhanced service features like voice conferencing, e-community portals, and VoIP. As an example, Frost & Sullivan projects that the retail VoIP market will grow to $78 billion by 2007.


OUR STRATEGY

Although the telecommunications industry has been burdened by over-capacity in many markets, we believe that we are well positioned for growth within the scope of our business strategy. We believe that there is an opportunity for growth in partnering with communities to provide for high-bandwidth data, voice, and video connectivity. We believe this opportunity is growing as a result of new applications and services and as a result of improvements in "last mile" technology, including digital subscriber lines, cable modems, and wireless solutions. Despite the current difficulties within the telecommunications industry and generally unfavorable market conditions, we believe that our strategy provides a favorable competitive business model relative to other service providers.

Our business strategy includes the following key elements:

     - "Partner" With Communities
     - Offer Comprehensive Broadband Solutions
     - Target Underserved Communities
     - Leverage Experience and Relationships
     - Grow Through Qualified Acquisitions and Strategic Relationships

"PARTNER" WITH COMMUNITIES

Our goal is to be viewed as a partner with communities in the successful deployment and operation of broadband networks. We believe that access owners, including municipalities, can play a key role in marketing broadband access and related products and services to their constituents. We also envision partnering with electric utilities, which we believe are particularly well-suited to participate in the telecommunications business given their access rights, physical infrastructure and sophisticated billing systems. We will seek mutually beneficial compensation arrangements with these groups (e.g.
                                                                 --
co-branding/co-marketing agreements and revenue-sharing) in order to motivate them to promote broadband-based products and services to their constituents. We intend to seek equity participation in certain projects. We will also offer an e-community portal, which would act as a vehicle through which value-added enhanced features could be offered to community constituents. We refer to our partnership with these groups as "SmartCommunities."

OFFER COMPREHENSIVE BROADBAND SOLUTIONS

Our goal is to offer comprehensive broadband solutions to communities and small and medium sized businesses. We currently offer the following services:

     - Project management for network design and construction
     - Wireless and DSL connectivity
     - Voice2U VoIP
     - Broadband consulting
     - e-community portal management

As our broadband customer base expands, we offer a variety of other value-added enhanced services such as text messaging, web hosting and email service. As a solutions integrator, we believe that our independence, commitment to universal access and open networks and turnkey solutions provide attractive and competitive attributes to our business.

TARGET UNDERSERVED COMMUNITIES

We will seek to exploit anticipated growth in broadband access and related services, particularly among small and medium-sized enterprises in non-urban communities. Based on anticipated growth in broadband penetration among these communities, we believe that these communities are ripe for our broadband solutions.

LEVERAGE INDUSTRY EXPERIENCE AND RELATIONSHIPS

We will leverage our historical activities designing, constructing, and maintaining broadband networks for large telecommunications companies and electric utilities, as well as management's industry experience and relationships with industry players and communities.

GROW THROUGH STRATEGIC RELATIONSHIPS AND ACQUISITIONS

We intend to pursue business partnering, acquisitions, and other strategic relationships to expand our customer base, our ability to offer turnkey solutions and geographic presence. We believe that the communication services industry is highly fragmented, consisting of a large number of smaller, regional businesses and presents significant opportunities for consolidation. We plan to target those businesses with high quality management and strong performance records and to integrate such acquired operations into our organization.

We believe that our strategy has enabled us to provide a number of advantages to our existing customer base of small and medium-sized enterprises, as well as to potential community partners desiring to deploy broadband networks.

OUR SOLUTION

Our solution offers a number of advantages to our small and medium-sized enterprise customers and to our community partners. Advantages to small and medium-sized enterprises include:

Comprehensive Broadband Services. We offer scalable solutions designed to meet the complete communications needs of small and medium-sized enterprises. Our bundled services are billed in a single invoice for increased customer convenience. Our services to these customers presently include:

     - data services such as high-speed Internet access and data networking;
     - voice2u -a VoIP service we introduced in July 2002; and
     - enhanced services such as e-mail, web hosting, virtual private networks, and network security.

Competitively Priced Services. Efficiencies created by our broadband network and reseller agreements allow us to offer services on a cost-effective basis though the aggregating the cost of IP on our network. We offer high-speed Internet access at competitive rates and, through our recently introduced voice2u service, offer long-distance telephone service via the Internet at significantly lower rates than other providers that rely on public switched networks. We provide additional discounts to customers who purchase bundled services.

Rapid and Efficient Provisioning. We are typically able to provision services to a new customer on an average of ten business days. We connect each customer's network directly to our broadband network so that our customers usually do not need to purchase or install any new equipment. Our broadband network also allows our existing customers to increase the speed of their data services or obtain new services without dispatch of technical personnel.

Responsive to Customer Needs. We have developed an organizational structure dedicated to being responsive to customer needs and concerns. We maintain a network operations center, which permits us to identify and resolve our network problems efficiently, either alone or in conjunction with our carriers. We also maintain a customer service hotline and employ field support technicians who are on call 24 hours a day, 365 days a year.

Enhanced Services. We currently provide our customers with enhanced services including voice2u, web-based e-mail, web hosting, virtual private networking and network security products and services. Through selective strategic alliances with commerce, content, and technology providers, we anticipate offering additional enhanced services in the future. The networks on which our services are delivered are designed to be capable of providing high availability, bandwidth-enabled data services such as Internet protocol-based video streaming, information technology outsourcing, and business applications hosting.

Advantages to community partners include:

Comprehensive Broadband Management and Consulting Services. Our broadband management and consulting services are designed to assist municipalities and other communities with all aspects of network design, construction, deployment, and finance, as well as marketing of broadband-enabled services to their constituents.

Profit Maximization. As a network partner, our goal is to assist communities in deploying broadband networks efficiently and economically and to help communities maximize revenue potential from deployment of broadband networks.
We have developed a disciplined and efficient approach to planning, constructing, and deploying broadband networks given the unique needs and resources of each community. We also offer creative marketing techniques, including our e-community portal, designed to maximize use of broadband-enabled services among community constituents.

Financing. Recognizing the costs of deploying broadband networks, we assist our community partners in their efforts to obtain necessary funding. For example, through Bucknall Financial Services Inc. we were successful in arranging funding aggregating $100 million for three of our SmartCommunity network developments. The funding is subject to the business criteria and our model and must be guaranteed by the municipality. We have also developed an income trust funding model for the incremental buildout of community owned telecommunication system.

Complete "one-stop shopping" expert resource. As a solutions integrator, we offer turnkey solutions incorporating a variety of technologies designed to meet the particular needs of our customers. In combination with our broadband management and consulting services, this enables us to serve as a "one-stop shopping" source for our community partners.

OUR SERVICES

Our service offerings are designed to improve the communications capabilities of small and medium-sized enterprises and to assist communities in deploying and generating maximum revenue from broadband networks. We offer the following services:

     - Broadband Connectivity
         - Wireless Connectivity
         - DSL Reseller

     - Enhanced Services
         - e-Community Portal
         - voice2u
         - Managed Internet Services

     - Broadband Management and Consulting Services


BROADBAND DELIVERY

We currently provide our broadband wireless and DSL services on a reseller basis.

Our data services currently include high-speed Internet access, frame relay data networking, and other high-speed data transmission services. We currently provide dedicated high-speed Internet access in a variety of bandwidth connections with symmetrical speeds of up to 1.5 to 10 million bits per second. Our dedicated service is 'always on,' providing instantaneous connection to the Internet and the ability to send and receive data continuously. We install switching equipment to customer's bandwidth needs.

WIRELESS SERVICES

Our wireless service is delivered through a fixed wireless network consisting of towers and other wireless equipment located in Brampton, Mississauga and Georgetown, Ontario and owned by Wisper Networks, Inc. The network serves a population of approximately 600,000 people located in the Greater Toronto Area. The network is connected to the Internet backbone at various access points through fiber optic and other high-speed connections. Customers are connected to the network via wireless transceivers located on their premises.

On May 14, 2002, we entered into a definitive agreement with Wisper Networks, Inc., a wireless broadband provider, pursuant to which we agreed to acquire that company's wireless network infrastructure, customer contracts and related supply and other agreements in exchange for $432,000 CDN, payable in cash and shares. The cash portion is payable in $15,000 CDN monthly installments over the 12 months following the date of the agreement. We assumed certain liabilities as part of the transaction (estimated at approximately $113,000 CDN), which will be applied against the total purchase price. The total purchase price will also be adjusted based on annual recurring revenue during the 60 days following the date of the agreement. Based on current estimates, this should result in a further reduction in the purchase price of approximately $82,000 CDN. The remaining balance is payable by May 16, 2003 in shares of common stock valued at $.69 per share, the market price at the time the agreement was entered into, subject to registration of these shares with the Ontario Securities Commission and the Securities and Exchange Commission. Certain employees of Wisper have joined our company. This transaction is being treated as a purchase for financial reporting purposes, and remains subject to approval by Wisper's shareholders. Pending closing of the transaction, we are entitled to all revenue generated from customers and we are obligated to reimburse Wisper Networks, Inc. for the provision of such services on a cost plus basis. If the transaction does not close, we would be entitled to retain the customers, but would not be entitled to the physical network assets. In such event, we would seek a longer-term arrangement with Wisper for the provision of necessary wireless services. If we were unable to reach a mutually satisfactory arrangement, we would need to seek other means of supplying our customers with appropriate service.

DSL SERVICES

Our DSL services are provided through reseller agreements with a number of carriers.

ENHANCED SERVICES
We offer enhanced services designed to provide data and Internet solutions for small and medium-sized enterprises. These services include:

     - web-based e-mail, a hosted service based on a web mail interface that requires no software downloads or configurations;
     - web-hosting, a managed data service that provides customers with a web presence;
     - virtual private networking, a data networking solution for secure, cost-effective transmission of private Internet protocol traffic through the Internet; and
     - network and data security products and services, which include corporate firewall, user authentication and data encryption services.

We intend to increase our service offerings in the future to include value-added business applications including:

     - unified messaging services, which allow users to send and receive e-mail, voicemail and faxes through a single interface;
     -    Internet protocol-based video conferencing;

     - e-commerce services, which provide users the ability to sell products and services on the Internet;
     -    remote file storage and back-up; and
     -    systems management software.

We intend to offer these services through strategic arrangements with commerce, content, and technology providers.

e-Community Portal

We offer to our community partners a customized e-Community Portal. The portal would provide customized and accessible information about the programs, events, available services and other information relevant to the community and its residents. The e-Community Portal is designed to serve as a vehicle through which other value-added products and services can be offered to small and medium-sized businesses and others interested in the community, thereby generating revenue for our community partners and us. We believe that the e-Community Portal will give municipalities a simple and effective way to communicate with its constituents and other interested parties. For our community partners, the e-community portal could help to generate direct and indirect revenue through municipal transaction fees, local advertising, marketing and promotions, licensing, economic development attraction and retention and tourism.

voice2u - Internet Telephony Delivery

In July 2001, we introduced a new service called voice2u. Voice2u is a Internet-based telephony service that allows users to send telephone calls anywhere in the world using the Internet backbone in combination with traditional telephone networks, at a cost that can be as much as 50% less for domestic and international long distance calls. An IP Gateway product is installed at the user's premises that connect the user's Internet service to the user's phone system. When a telephone call (or fax or digital signal) is made, it is automatically routed through the Gateway where it is converted to an IP packet and transported through our provider's switch over the Internet to the recipient. The voice2u gateways are pre-configured to prioritize voice traffic with quality of service, and engineered to use the public switched telecommunications network as automatic backup.

In April 2002, we entered into a marketing agreement with EBI Communications, Inc. pursuant to which EBI agreed to supply us with its gateway devices designed to enable users to communicate over EBI's Internet-based Telephony least cost routing network. Under the agreement, which became effective June 25, 2002 we acquired worldwide rights to market and sell the devices and least cost routing service on a private label basis under our own brand name, voice2u. Our rights are nonexclusive; subject to our right to convert the agreement to an exclusive basis during the first year upon payment of an agreed sum to EBI. Under the agreement, we will purchase the EBI's VoIP gateway products at agreed upon prices and we will pay additional amounts to EBI based on minutes used. EBI will provide us with the gateway, the requisite software, and with back office applications. The agreement has a three-year term, subject to automatic renewal for successive one-year periods, subject to either party's right to terminate prior to the expiration of the initial or renewal term. If certain agreed upon sales levels are generated, EBI shall not have the right to terminate.


BROADBAND MANAGEMENT AND CONSULTING

We offer management and consulting services to communities. These services are designed to assist in the deployment and optimization of networks and maximize network usage for optimal value. These services include:

     -Management of network design, engineering and construction
     -Assisting with creative financing strategies
     -Establishing servicing costs and creating business plans
     -Assisting with project budgeting and planning
     -Designing and implementing marketing strategy
     -Assessing specific market segments and opportunities

     -Conducting pre-sales initiatives
     -Designing creative compensation/revenue sharing arrangements -Assessing new value-added products and services


OUR SALES AND MARKETING

We do not maintain a direct sales force. We rely on agents and our relationships in the industry to market and sell our services. A key element of our marketing strategy is our "SmartCommunity" model, whereby we partner with municipalities, schools, hospitals and commercial, governmental, industrial and residential complexes to market our services directly to their constituents and tenants. We also seek to partner with electric utilities. We believe that this approach should result in faster and more efficient market penetration. By targeting underserved communities with a high concentration of potential customers and leveraging a community partner strategy, our agents should be able to increase the effectiveness of their sales and marketing efforts.

In addition to our "SmartCommunity" model, we also market our services directly to end-users. We develop databases of prospective customers within a targeted community and our agents profile their businesses and potential communications needs. The agents then conduct direct consultative sales efforts supported by on-going promotions, which may include installation fee waivers or discounts.

We recruit our Agents from the communications industry and provide them with ongoing, in-house training on our broad range of service offerings. Agents are compensated based on a commission plan structured to encourage increased penetration and customer retention within their assigned territory. Our agents are paid a one-time sales commission shortly after a sale. We are examining a structure where the up-front sales commission would be reduced in favor of larger commissions paid over the life of the customer relationship. We anticipate that this commission structure will not only forge stronger customer relationships but will also limit agent turnover.

We support our agents with sales, engineering and account administrative support. Our sales technicians can provide additional technical sales support for data and enhanced services as needed by our customers. In addition, our marketing team is responsible for developing, promoting, and branding our services. The marketing team is also responsible for ensuring that our services remain competitive with the marketplace by continually monitoring the competitive landscape on a market-by-market basis. The marketing team monitors changes in service offerings, competition, and price variations. We supplement our sales and marketing operations through our website located at www.universe2u.com.

OUR CUSTOMER CARE

We are dedicated to being highly responsive to customer needs and concerns. We maintain a network operations center, which permits us to identify and resolve network problems efficiently, either alone or in conjunction with our carriers.

We operate a customer service hotline to address customer needs and concerns. We retain field technicians to address network problems. Our field technicians are on call 24 hours a day, 365 days a year. These technicians provide on-premises field installation, troubleshooting, equipment repair, and other customer support functions.

In July 2002, we implemented a new billing system that will enable us to continue to provide a single integrated bill for all services used by a customer. Our old system used our accounting system and could not provide many of the features identified below. The new system will provides the following new features: automated online payments, print bar code information on the bills for automated bill processing, stores the information on all our equipment installed at the customer's premises, provide for rate bundled discounts, permits us to display usage information in a text and/or graphical format on the bill and/or online, and it permits direct access by our Account Representative to customer information. Through our billing and back-office support, we issue customers' bills on a monthly basis with a single bill for all services. Our customer service center handles billing inquiries.

voice2u is being introduced on a debt service paid in advance basis only. We are attempting to transition other recurring services through our debt service, as appropriate. We also plan to offer a web-based billing interface for customer convenience and to place funds into their account. In addition, we are selecting and implementing a new operations support system which we expect will be fully operational by the end of the third quarter of 2002, which should increase the speed and efficiency of our order provisioning and customer care. We do not anticipate material disruptions to our operations in connection with the implementation of the new system.


OUR SERVICE PROVIDERS AND SIGNIFICANT RELATIONSHIPS

Our business strategy leverages key relationships to diversify our services, expand our reach, and penetrate markets and access important talent.

Our delivery of DSL broadband service relies on reseller agreements with a number of carriers. As of July 12, 2002, we had reseller agreements with eight carriers. One of these carriers provides satellite services; another also provides dial-up service for us. Under the agreements, the carriers provide us with bandwidth in exchange for a monthly fee. We are responsible for customer billing and customer care. We market the DSL service to our customers under our own name. The agreements are generally terminable by either party on 30 days' notice.

In addition, we have entered into a Master Services Agreement with Williams Communications pursuant to which we can provide a variety of services offered by Williams or its third party providers in the United States including: Private Line Service, Optical Wave Service, ATM Service, Dedicated Internet Service, Frame Relay Service, Network Timing Services, Switched Voice Service, Carrier Voice Services, International Backhaul Services, International Private Line Service, Collocation Service, and CNMS Service. We do not currently offer any services under this agreement, but may do so in the future.

To provide us with the ability to service to remote locations and provide customers with redundant technology backup when required. We have also entered into a reseller agreement with USASIA TELECOM, LLC (USAT) that enables us to provide service to more remote locations in northern Canada and redundant technology back up when needed. USAT's network utilizes high-speed fiber optic connections between the State of Hawaii and the US Internet backbone, combined with Asian satellite coverage provided by Japan Satellite System, Inc., to link the Asian market with the United States and Canadian markets.

Pending closing of the Wisper Networks, Inc. acquisition, our wireless services are provided by Wisper. Following the closing of the transaction, we will provide these services directly through the purchased network assets.

Our voice2u service is provided by EBI Communications, Inc.

We also have working relationships with a number of other industry participants who can contribute to various aspects of our business and to the telecommunications needs of our customers. These include, among others, financing and leasing groups, network construction groups, and equipment suppliers.

Bucknall Financial Services Inc. has arranged funding for our SmartCommunity network developments. Bucknall has obtained commitments for funding anticipated to exceed approximately $100 million to work with universe2u and their various municipal partners throughout on-going development and implementation of these networks. The funding is subject to the business criteria and our model and must be guaranteed by the municipality. We expect this funding to enable

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
development and implementation of these projects in the near future and break through the fiscal roadblocks communities must overcome in order to reach their goals. Facilitating project financing on behalf of our municipality partners is one of the customer-driven elements of our turnkey approach.

From time to time, we engage consultants to provide specialized expertise in connection with strategic or other aspects of our business including identification of strategic relationships and financing of network construction and deployment projects.


COMPETITION

The market for data and voice services for small and medium-sized enterprises and other customers in out target market is extremely competitive. Intense competition has led to declining prices and margins for many communications services. We face competition on price and quality of service from traditional and new communications companies with longer operating histories, more established customer relationships, greater financial, technical and marketing resources, larger customer bases and greater brand or name recognition than we have. These competitors include:

     - Wireless competitors;
     - Incumbent local telephone companies;
     - Long distance companies; and
     - Internet, digital subscriber line, and cable modem service providers.

Furthermore, the numerous companies that may seek to enter our niche may expose us to severe price competition for our services or for securing local access rights. Our competitors may also be able to respond more quickly to technological developments and changes in customers' needs. Any of these factors may limit our ability to compete effectively and could harm our business, results of operations and ability to grow.

GOVERNMENT REGULATION

As a provider of communications facilities, we are subject to varying degrees of regulation in each of the jurisdictions in which we operate. Telecommunications services, including local and long distance telephone services, are subject to regulation at both the federal and state levels. The Federal Communications Commission ('FCC') regulates interstate services, and state public utilities commissions regulate intrastate communications services, including local service. In the United States, the FCC and various state regulatory bodies regulate some aspects of our services. The FCC has preempted state regulation of, but does not directly regulate, enhanced services involving more than pure transmission of customer-provided information, including Internet access services. In some local jurisdictions, we must obtain approval to operate or construct our networks.

Regulation of the communications industry is evolving rapidly. The regulations that apply to us are subject to ongoing administrative proceedings, litigation, and legislation. We cannot predict the outcome of these various proceedings, or the adoption of any other regulatory initiatives. Application of existing regulations in a new way or future regulatory changes may have a material adverse affect on our business and operations. The full extent to which other companies in the industry will compete with us with respect to regulatory regime requirements may not be known for several years. Existing or as yet unproposed regulations may become adverse competitive factors in the future and render our SmartCommunity model less profitable.

We also do not expect to face Regulatory restrictions that would have a material adverse effect on our business regarding pricing or terms of any regulated communications service offerings we might choose to offer. Changes in the regulatory environment, however, could lead to more intrusive regulation of our service offerings and prices that could have a material adverse effect on our business.

Federal telecommunications law in the United States directly shapes the market in which we expect compete through their ability to set the standards and pricing for some telecommunication services. The provisioning of telecommunications transmission services to provide wholesale Internet service

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and video services that we expect to offer is subject to varying degrees of regulation by the FCC pursuant to the provisions of the Communications Act of 1934 (the "Communications Act"), as amended, by the 1996 Telecom Act, and by FCC regulations implementing and interpreting the Communications Act.


UNITED STATES

Federal - Telecommunications Act of 1996
The Telecommunications Act eliminates many of the pre-existing legal barriers to competition in communications businesses. The Telecommunications Act also preempts many of the state barriers to local telephone service competition that previously existed in state and local laws and regulations and sets basic standards for relationships between communications providers.

The Telecommunications Act removes barriers to entry in the local exchange telephone market by preempting state and local laws that restrict competition and by requiring incumbent local telephone companies, including the Bell operating companies divested by AT&T in 1984, to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators, wireless communications providers and long distance companies. In addition, the Telecommunications Act provides relief from the earnings restrictions and price controls that had governed the local telephone business for many years. The Telecommunications Act will also, once certain thresholds are met, allow the Bell operating companies to enter the long distance market within their own local service regions.

Regulations promulgated by the FCC under the Telecommunications Act require incumbent telephone companies to open their telephone networks to competition by providing competitors interconnection, access to unbundled network elements and collocation facilities within central offices. Although we currently do not contract directly with such companies for these services, we purchase network services from vendors who have exercised these rights and thereby can offer us competitive prices. Numerous parties appealed various aspects of the FCC's regulations under the Telecommunications Act, and implementation of several provisions of the rules was delayed while the courts considered these appeals.

The FCC has the authority to issue regulations implementing the pricing and other provisions of the Telecommunications Act and reinstating rules extending the obligation of incumbent local telephone companies to offer elements of their networks to competitors at cost-based rates. The FCC ordered incumbent local telephone companies to offer line sharing arrangements that will permit competing carriers to offer digital subscriber line services over the same copper loop facilities used by the incumbent local telephone company to provide voice telephone service. State utility commissions will determine the prices for these arrangements. If these prices are set at low levels, it could allow our competitors to offer low-cost alternatives to our services and put downward pressure on our prices for Internet access and other data services.

Future regulatory proceedings and court appeals may create delay and uncertainty in effectuating the interconnection and local competition provisions of the Telecommunications Act, and could affect the availability and pricing of the network services we purchase.

The Telecommunications Act establishes conditions that must be satisfied before Bell operating companies are allowed to offer long distance service to customers within their local service regions. These conditions include 14 checklist requirements designed to open the Bell operating company networks to competitors. Bell Atlantic currently has an application pending before the FCC for authority to offer long distance service in New York State, one of its most important markets. Although, no Bell operating company has yet received FCC authorization to provide in-region long distance service, it is possible that the FCC may approve Bell Atlantic's pending application and/or future applications by other companies. When this happens, we anticipate that the Bell operating companies will intensify their efforts to compete against our service offerings.

The FCC has the authority to regulate utility company rates for cable rental of pole and conduit space. States can establish preemptive regulations in this area. The 1996 Telecom Act modified the pole attachment provisions of the

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Communications Act by requiring that utilities provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit, or rights-of-way controlled by the utility. The FCC has adopted regulations to govern the charges for pole attachments used by companies providing telecommunications services. These regulations are likely to increase significantly the rates charged to cable companies providing voice and data, in addition to video services. These new pole attachment regulations became effective in 2001 and subsequent increases in attachment rates resulting from the FCC's new regulations will be phased in equal annual increments over a subsequent period of five years, until 2006. There can be no assurance that FCC existing, or as yet, to be proposed, access requirements and infrastructure rate control will not have a material adverse affect on our business.

The 1996 Telecom Act imposes legal requirements on "common carriers" who engage in "interstate or foreign communication by wire or radio" and on "telecommunications carriers". Telecommunications carriers, or common carriers, are providers of telecommunications services, which are defined by the Communications Act as the offering of telecommunications for a fee "directly to the public" or to all potential users of an indiscriminate basis subject to standardized rates, terms, and conditions. The 1996 Telecom Act largely removed barriers to entry in the local telephone market that was monopolized by the Bell Operating Companies and other incumbent local exchange carriers by preempting state and local laws that restrict competition and by requiring incumbent local exchange telephone companies to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators and long distance companies. The 1996 Telecom Act also facilitates the entry of utility companies into the telecommunications market. The 1996 Telecom Act also largely eliminated the prohibition against telco-cable cross-ownership, however, it still prohibits a telephone company or a cable system operator in the same market from acquiring each other, except in limited circumstances, such as in areas of smaller population. These changes in regulatory environment will likely result in intensified industry consolidation and may further result in increased market competitiveness of such merged companies. Any such mergers could increase the strength of current or potential competitors against whom we compete now or must compete against in the future.

STATE

The 1996 Telecom Act prohibits state and local governments from enforcing any law, rule or legal requirement that prohibits, or has the effect of prohibiting, any person from providing any interstate or intrastate telecommunications service. Nonetheless, this provision of the 1996 Telecom Act should enable us and our customers to provide telecommunications services in states that previously prohibited competitive entry.

However, states retain jurisdiction, on a competitively neutral basis, under the 1996 Telecom Act, to adopt regulations necessary to preserve universal service, protect public safety and welfare, manage public rights of way, ensure the continued quality of communications services and safeguard the rights of consumers.

States continue to determine the rates that ILECs can charge for most of their intrastate services. They are also responsible for mediating and arbitrating ILEC interconnection arrangements with other carriers if voluntary agreements are not reached. Accordingly, state involvement in local telecommunications services is substantial.

Each state (and the District of Columbia, which is treated as a state for the purpose of regulation of telecommunications services) has its own statutory scheme for regulating providers of telecommunications services if they are "common carriers" or "public utilities." As with the federal regulatory scheme, we believe that the offering of dark fiber facilities does not make us a common carrier or public utility so we would not be subject to this type of regulation in most jurisdictions in which we currently have or plan to construct facilities.

State regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. At present, we do not anticipate that the regulatory requirements to which we will be subject

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
in the states in which we currently intend to operate will have any material adverse effect on our operations. These regulations may require, among other things, that we obtain certification to operate, and that we provide notification of, or obtain authorization for, certain corporate transactions.
In any event, we will incur certain costs to comply with these and other regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments, including contributions to state universal service programs.
In some jurisdictions, our pricing flexibility for intra-state services may be limited because of regulation, although our direct competitors will be subject to similar restrictions. However, we make no assurances that future regulatory, judicial, or legislative action could potentially hurt our business.

LOCAL

Regulatory responsibility for essentially local aspects of our business such as system design and construction, safety, and consumer services remains largely with either state or local officials and, in some jurisdictions, with both. For example, local governments, such as the City of New York, typically retain the ability to manage public rights-of-way; subject to the limitation, that local governments may not prohibit persons from providing telecommunications services and local governments may not treat telecommunication service providers in a discriminatory manner. Because of the need to obtain approvals, local authorities affect the timing and costs associated with our use of public rights-of-way. In addition, some local authorities must approve or be notified of certain corporate transactions. These regulations may have an adverse effect on our business.

BUILDING ACCESS

Under current FCC regulations, commercial real estate owners have the right to control wiring within their premises, beyond the demarcation point at which telecommunications carriers terminate their facilities. The demarcation point is typically at a minimum point of entry to the building, such as the basement. In some older buildings, demarcation points may be located in each tenant's office, but the real estate owner may demand that the carrier establish a new demarcation point at the minimum point of entry. These rules allow the real estate owner to install and maintain its own inside wire, or to contract with others to maintain wiring on its behalf. Currently, there is no national legal requirement that owners or managers of commercial office buildings give access to competitive providers of communications services, but such laws and regulations have been adopted in several states. For example, state laws in Connecticut and Texas generally require commercial real estate owners to provide nondiscriminatory access to communications carriers who have customers within a building, and limit what the real estate owner may charge for such access.
These laws require that such carriers be permitted to install their own inside wiring, and there is no requirement that real estate owners allow these carriers to use existing inside wiring. Nationwide laws and regulations concerning building access have been proposed in the past and may be adopted in the future. The FCC announced it was considering adopting rules on a number of issues related to riser access in multiple tenant environments, and requested comments on the issues, including the following: the FCC's tentative conclusion that utilities must allow communications and cable service providers access to rooftop and other rights-of-way and riser conduit in multiple tenant environments on just, reasonable and nondiscriminatory rates, terms and conditions; whether incumbent phone companies should make available unbundled access to riser cable and wiring within multiple tenant environments; and whether real estate owners offering access to any communications provider should be required to make comparable access available to all such providers on a nondiscriminatory basis, and whether the FCC has the authority to impose such a requirement. We cannot predict the outcome of the FCC's proceeding or of any legislation that may be enacted into law. If these initiatives are adopted, they could potentially reduce our ability to offer SmartBuilding in our service offering, harm our business, and expose us to increased competition. The actual effects, however, would depend on the terms of any new regulations or legislation.

CANADA

In Canada, the Canadian Radio Television Commission ('CRTC') regulates some aspects of our services. When we establish joint venture the corporate structure requires a large percentage to be Canadian owned, thus some joint-venture structures may involve multiple organizations. We will accomplish

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
this by establishing a special purpose Directors Co to own the required portion of Universe2U Canada Inc. to meet the Canadian ownership requirement, which for voice services is currently 80%. The foreign ownership issue is under active review by the CRTC

Generally, management believes that regulation in Canada is following the deregulation that has occurred in the United States. The CRTC wishes to promote competition, however, it still has the mandate to protect Canadian content in broadcasting.

Municipal access agreements have been a major issue. Municipalities are trying to gain "access taxes" for the use of the rights-of-way. In January 2001, the CRTC issued its decision in a dispute between several telecommunications carriers and the City of Vancouver with respect to right of the carriers to access the municipal roads and rights-of-way of the City (the "Ledcor Decision"). In the proceeding leading to the Ledcor Decision, the carriers argued that they have a statutory right to access municipal rights-of-way for the purpose of constructing and operating their transmission facilities without the requirement to provide to the City of Vancouver compensation in the form of rent or other consideration. The City of Vancouver argued that it had the right to charge rent for the use of its roads and rights-of-way. In the Ledcor Decision, the CRTC granted the carriers permission to construct and operate their facilities for a minimal fee equal to certain allowable causal costs without any mark-up. It stated that the decision was limited to the facts of the Vancouver dispute, but acknowledged that the determination may inform future disputes between carriers and other municipalities. The Federation of Canadian Municipalities and several large municipalities have applied to the Federal Court of Appeal for leave to appeal the Ledcor Decision.

In May 2001, AT&T Canada Corp. filed an application requesting relief pursuant to the Telecommunications Act for a contract with the City of Toronto. AT&T Canada asked the CRTC to substitute terms and conditions of its current access agreement with the City of Toronto that were inconsistent with the principles set out in Ledcor Decision

In June 2001, the City of Toronto filed its response to AT&T Canada's application in which the City of Toronto argued that the principles developed in the Ledcor Decision were not applicable in the unique factual circumstances of their contractual situation. Further, the City of Toronto argued that the Commission lacked jurisdiction under the Act to interfere with an existing agreement for access to municipal property such as the agreement in dispute.

On August 31, 2001, the CRTC gave public notice (PN 2001-99) of a proceeding in which the CRTC would consider, given the framework set out in the Act and the principles laid out in the Ledcor Decision, what circumstances, if any, would justify an intervention by the CRTC to alter the terms of an existing contract between a carrier and a municipality for access to municipal rights-of-way. The proceeding would not be deciding whether the terms of the AT&T - City of Toronto agreement or any other particular agreement should be modified. The CRTC stated intent was to provide interested parties with an opportunity to comment generally on the circumstances, if any, that would justify CRTC intervention with respect to an existing agreement. The CRTC set deadlines in early 2002 for comments and replies. After review, the CRTC is expected to announce its findings.

The practical implementation of the ruling continues to cause problems for both the carriers and municipalities. Carriers continue to have difficulty getting access and municipalities continue to not receive the monies they want for the use of their rights-of-way. We believe that municipalities and carriers would be better served if the municipalities provided a managed infrastructure solution, where the carriers and the municipalities costs and benefits of a common infrastructure. We promote this type of cooperation through our SmartCommunity model.

OTHER REGULATORY ISSUES

The data services business, including Internet access and VoIP, is largely unregulated at this time apart from federal, state, and local laws and regulations applicable to businesses in general. However, this business may become subject to regulatory restraints in the future. Some federal, state and local governments are considering a number of legislative and regulatory proposals with respect to Internet user privacy, infringement, pricing, quality of products and services and intellectual property ownership. We are also unsure how existing laws will be applied to the Internet in areas such as

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
property ownership, copyright, trademark, trade secret, obscenity, and defamation. Additionally, some jurisdictions have sought to impose taxes and other burdens on providers of data services, and to regulate content provided via the Internet and other information services. We expect that proposals of this nature will continue to be debated in Congress and state legislatures in the future. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the use of the Internet, which could in turn have a material adverse effect on our Internet business. The wiring and other facilities we install in buildings are subject to numerous local regulations such as building and electrical codes, licensing requirements and construction requirements. These regulations vary on a city-by-city and county-by-county basis. At present, we have no plans to own any transmission facilities outside of the buildings we serve, such as fiber-optic cables or radio links to other buildings, but if we decide to do so in the future then we will have to comply with a variety of additional laws, rules and regulations governing access to public rights-of-way, in the case of cable facilities, and FCC licensing of the radio spectrum, in the case of radio facilities.

INTELLECTUAL PROPERTY

We regard certain aspects of our products, services, and technology as proprietary and attempt to protect them with copyrights, trademarks, trade secret laws, restrictions on disclosure, and other methods. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products, services or technology without authorization, or to develop similar technology independently. We do not currently have any technologies that are patented or under application for patent. We offer certain products and services under licensing arrangements with other parties. The intellectual property rights of our licensors cover aspects of these products and services. For example, we license our voice2u products and service and underlying intellectual property rights from EBI Communications, Inc. So long as the intellectual property rights remain valid, our ability to continue using these products and services will be subject to continued effectiveness of the licensing arrangements.


EMPLOYEES

As of July 16, 2002, the Company had 10 employees. We are not party to any collective bargaining agreements covering any of our employees, have never experienced any material labor disruption, and are unaware of any current efforts or plans to organize our employees. We consider our relationships with our employees to be good.


FACILITIES

We lease approximately 20,000 square feet of office and warehouse space in Richmond Hill, Ontario. The lease, which is scheduled to expire in January 2003, currently provides an annual base rental of $100,000. We believe that our current facilities will be too large for our planned operations for the foreseeable future; however, as we expand into new markets we may add small office space. We have an option to renew, however, we are in negotiations with the landlord for more suitable and smaller space. We anticipate that the cost will be appreciably less than the current rent. Certain of our subsidiaries remain obligated under leases for an aggregate of 20,000 square feet of office space in other cities that we utilized in connection with our discontinued network engineering and construction activities. The leases have remaining terms ending at various times over the next 3 years and provide for aggregate annual rent of approximately $70,000. In connection with the winding up of those operations, we are in the process of subleasing such space.


LEGAL PROCEEDINGS

We are a party to several lawsuits as described in greater detail below.

ACTIONS BY US AGAINST OTHERS


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On September 18, 2000, an action was commenced by our former subsidiary,
Canadian Cable Consultants, Inc. (which was merged into Universe2U Inc. in January 2002), and our subsidiary CableTec Communications, Inc in Ontario Superior Court of Justice against Dan McAleer, Gerry Roy, and 1353042 Ontario Limited, c.o.b. Northern Call Solutions Inc. Canadian Cable out-sourced telemarketing work to Northern Call Solutions. Canadian Cable alleges that Northern Call Solutions breached its contract by wrongfully soliciting certain of Canadian Cable's key employees to leave Canadian Cable and work for Northern Call Solutions and by wrongfully soliciting the customers and work of Canadian Cable. Canadian Cable alleges that Dan McAleer and Gerry Roy, both former employees of Canadian Cable, wrongfully solicited the employees and customers of Canadian Cable. As against Northern Call Solutions, the relief sought includes

     - an interim and permanent injunction restraining the defendants from soliciting the employees and customers of Canadian Cable and returning confidential information,
     -    $1,000,000 in cash damages,
     -    $100,000 in punitive cash damages, and
     - an interim interlocutory and permanent injunction requiring Northern to provide Canadian Cable with certain information and books and records relating to the telemarketing services performed on behalf of Canadian Cable and restraining Northern from divulging certain information related to such activities.

Canadian Cable seeks similar cash and punitive damages from Daniel McAleer, as well as an interim interlocutory and permanent injunction restraining Mr. McAleer from

     -    disclosing certain trade secrets of Canadian Cable,
     -    soliciting Canadian Cable's customers, clients or suppliers,
     -    transferring business from Canadian Cable to any other person, and
     -    seeking to persuade or entice any executive employee of Canadian
          Cable to leave that employment and restraining McAleer from engaging in certain competitive activity for a period of one year following the date of termination of his employment.

CableTec seeks similar relief against the defendant Gerry Roy, except that cash damages are $500,000 punitive damages are $25,000, and in lieu of limiting Mr. Roy's competitive activities, the injunction would restrain Mr. Roy from impairing or diminishing the goodwill of CableTec with respect to those of CableTec's customers, clients and suppliers with whom Roy, except by virtue of his employment with CableTec, would not have developed a close and direct relationship. The litigation is in the pleadings stage.

On June 4, 2001, our subsidiary, Universe2U Canada Inc., brought an action in Ontario Superior Court of Justice against Bernard Kris Tanunagara, Barbara J. Tanunagara and Edward Tanunagara, the former owners of CableTec Communications, Inc. (formerly known as Bernie Tan Investments). Universe2U Canada, Inc. acquired CableTec Communications, Inc. from the defendants in May 2000. At that time, CableTec Communications, Inc. also entered into a three-year employment contract with Bernard Kris Tanunagara pursuant to which he agreed to serve as the President of CableTec Communications, Inc. We are of the opinion that early in 2001, Mr. Tanunagara breached his contract, breached fiduciary duty, engaged in tortious interference with business relations, and tortious interference with economic expectancy. We are seeking damages of $6,500,000 CDN. Our claim against all defendants seeks damages in the amount of $1,500,000 CDN, constituting a refund of monies paid pursuant to the agreement between us and the defendants; pre-judgment and post-judgment interest pursuant to the Courts of Justice Act; costs of this action on a solicitor and client scale, including applicable GST thereon; damages in the amount of $5,000,000 for lost profits caused by Bernard Tanunagara's breaches of fiduciary duty, intentional interference with contractual relations, and defamation; an order compelling Bernard Tanunagara to return to the Plaintiff all personal property belonging to the Plaintiff, including a video unit which he removed from the vehicle provided to him by the Plaintiff, and two automobiles which are in the possession of him or his family members. The case is pending.

On June 11, 2001, our subsidiary, CableTec Communications Inc., brought an action in Ontario Superior Court of Justice against Vic Shaw and Hitech Global Telecom Inc. Mr. Shaw was employed pursuant to an employment contract as the General Manager of CableTec Communications Inc. He terminated his employment at

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
the same time as its then president, Mr. Tanunagara, taking, we allege, most of CableTec Communications Inc.'s employees with him. Hitech Global Telecom Inc. immediately hired Mr. Shaw and several of CableTec's former employees. We are seeking damages of $2,500,000 CDN for misappropriation of confidential information and interference with economic expectancy.

ACTIONS AGAINST US

On September 29, 2000, an action was commenced against Canadian Cable and our employees William McGill and others by Northern Call Solutions in Ontario Superior Court of Justice. The action is essentially a counterclaim to the action brought by us and described above. Northern Call Solutions alleges that Canadian Cable failed to pay for certain accounts allegedly generated by Northern Telecom and to have made misrepresentations and to otherwise have breached the contract between the parties. Northern Call Solutions has also sued certain of Canadian Cable's employees personally for having allegedly wrongfully solicited certain Northern Call Solution employees. Canadian Cable denies all of the allegations. Northern Call Solutions seeks relief from Canadian Cable in the amount of $1,085,275 in cash (including $85,275 for alleged unpaid accounts). Cash damages and an injunction are also sought against the other defendants. The litigation is in the pleadings stage. We believe the counterclaims are without merit and intend to defend vigorously this action.

Our subsidiary, Universe2U Canada is one of the defendants in an action entitled Destiny Network Solutions Inc. v. Akhilesh Shan, Joseph Khunaysir, Universe2U Canada Inc for alleged misappropriation of confidential information. Messrs. Shan and Khunaysir were former employees of Destiny Network Solutions and became employees of Universe2U Canada. When we employed Messrs. Shan and Khunaysir, they signed documents representing that Universe2U did not recruit them and they had no restriction regarding their employability. The plaintiff is claiming $6,000,000 CDN, plus interest and costs and ancillary injunctive relief. Universe2U and Destiny Network Solutions were both resellers of Rhythms Canada' DSL service. Rhythms of Canada ceased operation in June 2001. In addition, both companies operated as network integrators. Universe2U abandoned this strategy in summer of 2001. Destiny Network Solutions sold their business to Wisper Networks (CDNX:WIP)for approximately $16,000 CDN in shares of Wisper Networks. Pleadings are not yet closed. We, and the other defendants, believe Destiny Network Solutions' allegations are without merit and intend to defend vigorously Destiny Network Solutions' action.

On September 15, 2000, Mr. Robert Hollands commenced an action against us in the Ontario Superior Court of Justice. The defendants also include our officers, Kim Allen, and Angelo Boujos and former officer Andrew Eyres, who is no longer with our company. Robert Hollands is a former employee of ours. He claims that he was wrongfully dismissed and not paid certain cash commissions and equity compensation to which he alleges he was entitled. We terminated Mr. Holland for cause, largely as a result of his failure, based on our records, to achieve any of the sales milestones that governed his employment arrangement during the relevant period. Mr. Holland seeks damages from us:

     - $4,000,000 in cash for wrongful dismissal and loss of opportunity,
     - a declaration that he is the owner of 2,000,000 shares of our common stock and a mandatory order requiring us to issue the stock to Mr. Hollands,
     - equitable damages to compensate Mr. Hollands for any reduction in value to the shares,
     - an accounting of our sales and projected sales, and
     - a declaration that Mr. Hollands is not bound by any non-competition covenant.

From all of the defendants, Mr. Hollands seeks an order requiring them to purchase for him 2,000,000 shares of our common stock and $5,000,000 in cash damages for conspiracy to interfere with economic relations.

Mediation was attempted, but did not lead to settlement. Examinations for discovery began in May 2002 and the parties agreed to suspend them for 6 months, until we improve our financial position. We believe Mr. Hollands' allegations are without merit and we intend to defend vigorously Mr. Hollands' action.

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

On February 4, 2002, Piedmont Commerce Center Limited Partnership obtained default judgment relating to a lease arrangement for a property in Troy, Michigan. The default judgment is against our subsidiaries Coastal Network Services and F.O.C.C. Fiber Optics Corporation of Canada for $107,496.52. We have negotiated a settlement for $40,000 in a series of deferred payments, however, the settlement is not finalized.

We are subject to several judgments and pending claims relating to unpaid accounts which individually are in amounts less than $60,000 but which in the aggregate do not exceed $330,000, excluding interest. We are attempting to negotiate settlements with all such parties.



                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES, AND DIRECTORS

Our directors, executive officers and key employees position and ages as of July 25, 2002, are as follows:

Name                 Age     Position
----                 ---     --------

Angelo Boujos         39     Chairman of the Board
Kim Allen             46     Director and Chief Executive Officer
Paul Pathak           33     Director and Secretary
Anthony Palumbo       46     Director
Jeff Rosenthal        42     Director
Gilbert Chalifoux     54     Chief Operating Officer Broadband

Angelo Boujos, Chairman of the Board

Mr. Boujos is the founder of our company and has served as Chairman of the Board since inception and Chief Executive Officer until December 1999. In April 1998, he entered the telecommunications business by establishing Canadian Cable Consultants Inc., which was later merged into our company. Mr. Boujos worked for 7 years with Toronto Dominion Bank and 2 years with American Express in a management capacity. From 1995 until 1998, he served as senior advisor to the President/CEO for Algonqua Springs Inc. and Culligan Inc. in the bottled water business. Between 1987 and 1995, Mr. Boujos served as President of Winter Valley Springs Inc. also in the bottled water business.

Kim Allen, Director and CEO

Mr. Allen has served as our Chief Executive Officer since he joined our company in December 1999 and as a director of our company since May 2000. From June 1998 until he joined us, Mr. Allen served as the founding President of DTE/Probyn Energy Solutions, a joint venture between DTE Energy Solutions (Detroit Edison) and Probyn & Company. From 1992 until 1998, Mr. Allen also served as CEO of Scarborough Public Utilities Commission, a $400 million water and electric utility, and as its Director of Engineering & Operation from 1990 to 1992. Prior to that, Mr. Allen held a number of management positions during a 12-year career with Ontario Hydro including positions in retail, engineering, operations, and information systems.

Jeff Rosenthal, Director

Mr. Rosenthal has served as a director of our company since April 11, 2002. He served as our President from November 2000 until his appointment in June 2002 as CEO of Oshawa Power & Utilities Corporation, a $100 million electricity provider. Mr. Rosenthal is a member of our Technical Advisory Team. From May 2000 until November 2000, he served as the President of one of our former subsidiaries, Fiber Optics Corporation of Canada Inc., and Photonics Engineering & Design which was recently merged into our company January 1, 2001. From April 1998 through May 2000, Mr. Rosenthal served as Managing Principal for Utility Solutions Corporation, a Canadian firm that specializes in delivering business solutions to energy providers. During a 16-year career with Toronto Hydro from 1982 to 1998, Mr. Rosenthal held senior management positions with Toronto Hydro during a 16-year career with that company from 1982 to 1988.

Paul Pathak, Director, and Secretary

Mr. Pathak has served as a director of our company since May 2000. Since 1994, Mr. Pathak has practiced corporate and securities law in Toronto, Ontario. He is currently a partner at the firm of Chitiz Pathak LLP. Mr. Pathak has also served as a director of several public companies and is currently a director of Fareport Capital Inc., a Toronto based publicly traded company. Mr. Pathak's law firm provides legal services to our company with respect to Canadian matters.

Anthony Palumbo, Director

Mr. Palumbo has served as a director of our company since May 2000. Mr. Palumbo is the Chief Executive Officer and a director of PsiGate (CDNX:PMC), a secure online transaction processing services. From 1999 until 2001, Mr. Palumbo served as Vice President, Chief Financial Officer, and a director of PsiGate. From 1995 to 1999, Mr. Palumbo performed strategic planning, financial tax, and capital-related services through Chartered Accountancy, a company that he founded. Prior to that time, Mr. Palumbo rendered financial and consulting services to a number of companies including Clarkson Gordon (1978-1983), Lehndorff Group (1983-1987), and Royal LePage (1987-1995). Mr. Palumbo obtained his chartered accountant designation in 1981 while at a predecessor of Ernst & Young.

Gilbert Chalifoux, Chief Operating Officer

Mr. Chalifoux joined our company in May 2002. For the previous year, Mr. Chalifoux provided consulting services for Wisper Networks. From 1999-2001, he was the founding President of WiBand Communications, a successful national Alternate Access provider with On-Net infrastructure in 5 Canadian cities. Between 1998 and 1999, he was the President and CEO of IBM Learning Services wholly owned PBSC Computer Training Centers with revenues of $50 Million and a Canadian presence of 21 branches. From 1992-1995, Mr. Chalifoux served as the vice President of PBSC Computer. From 1996-1997, Mr. Chalifoux served as the Vice President of Western Markets for ACC Tel-Enterprises, which is currently an AT&T company, managing a full range of services in the competitive Long Distance Market leveraging his previous experience at Western based TELUS Corporation.
In addition, Mr. Chalifoux has accumulated extensive experience as a member of the IBM Learning Services strategic management team in their Advanced PC and Server Markets; and, as the founder of both Financial Presentations Incorporated and The Computer Edge where he served as President and CEO.

We have a total of eight seats on our Board of Directors, three of which are currently vacant. We intend to add one or more additional outside directors in the near term, though we have not yet finalized a selection. Directors are elected to serve until the next annual meeting of stockholders following their election.

COMMITTEES OF THE BOARD OF DIRECTORS

Our bylaws provide that our board of directors may designate one or more board committees. We currently have an audit committee and a compensation committee. The board of directors may establish, from time to time, other committees to facilitate the management of our business.

AUDIT COMMITTEE

The audit committee is responsible for recommending to the board of directors the engagement of our outside auditors and reviewing our accounting controls and the results and scope of audits and other services provided by our auditors.
The members of the audit committee are Messrs. Palumbo and Rosenthal.

COMPENSATION COMMITTEE

The compensation committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management. The members of the compensation committee are Messrs. Pathak and Allen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Allen, CEO of our company, serves on the compensation committee of the Board of Directors.

Mr. Pathak, a member of the company's Board of Directors is also Secretary of the corporation and a member of the company's compensation committee. Mr. Pathak is a partner in the law firm of Chitiz Pathak LLP, an Ontario law firm that provides counsel to us with respect to Canadian legal matters. In respect of such legal services, Mr. Pathak was granted an option for the purchase of 50,000 shares of common stock that vests and becomes exercisable on June 9, 2000 at a purchase price of $.01 per share. In addition, Mr. Pathak's law firm continues to provide legal services to the company based on hourly rates and may receive aggregate annual fees in excess of $60,000 per year.

DIRECTOR COMPENSATION AND DIRECTOR OPTION GRANTS

Directors who are employees receive no cash compensation for their services as directors. Effective as of November 2000, non-employee directors receive cash compensation of $500 for attendance at each meeting of the Board and meeting of Board committees. Non-employee directors are eligible to participate in our Equity Incentive Plan at the discretion of the full board of directors. On May 16, 2000, non-employee directors each received options exercisable for 20,000 shares of common stock at a purchase price of $5.00 per share, these options were repriced to $0.75 on April 11, 2002. On May 30, 2002, Mr. Palumbo received options exerciseable for an additional 50,000 shares of common stock at a purchase price of $0.01 per share. Each of these options has a term of 5 years and vests on May 30, 2002.

EXECUTIVE COMPENSATION

The following table sets forth in summary form, for each of the last three fiscal years, the compensation that was paid to our Chief Executive Officer and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in the year ended December 31, 2001. We sometimes refer to these individuals in this prospectus as our named executive officers.

Summary Compensation Table


                              Annual Compensation       Long-term Compensation

Name and                           Securities
Principal Position                Year  Salary    Bonus     Underlying Options


Angelo Boujos,                    2001  $112,000   --        360,000 (2)
  Chairman (1)                    2000  $112,000   --        360,000 (3)
                                  1999  $      0   --              0
Kim Allen, Chief
  Executive Officer               2001  $90,000    --        300,000 (4)
                                  2000  $90,000    --        800,000 (5)
                                  1999  $ 7,000    --        400,000 (6)

Hugh Grenfal                      1999  $     0    --      2,500,000 (7)

(1) Boujos served as acting Chief Executive Officer of the Company until the appointment of Mr. Allen in December 1999. In such capacity, Mr. Boujos neither received nor was entitled to receive salary or other compensation. As of January 3, 2000, Mr. Boujos receives a salary in his capacity as Chairman of the Board of Directors.

(2) Includes options granted on July 1, 2001, exercisable for an aggregate of 360,000 shares of common stock at a purchase price of $.75 per share, that vest in 90,000 share installments on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003. At the April 11, 2002 meeting of our Board of Directors, the purchase price of these options was reset from $3.25 to $.75 per share.

(3) Represents fully vested options exercisable for an aggregate of 360,000 shares of common stock at a purchase price of $.75 per share. Mr. Boujos has executed a lock-up agreement with us that provides that he may not sell any of his shares purchased pursuant to any exercise of these options until April 25, 2003. At the April 11, 2002 meeting of our Board of Directors, the purchase price of these options was reset from $5.00 to $.75 per share.

(4) Includes options granted on July 1, 2001, exercisable for an aggregate of 300,000 shares of common stock at a purchase price of $.75 per share, that vest as follows: 75,000 on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003. Mr. Allen has executed a lock-up agreement with us that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. at the April 11, 2002 meeting of our Board of Directors, we reset the purchase price of these options from $3.25 to $.75 per share.

(5) Includes fully vested options granted on July 1, 2000, exercisable for an aggregate of 300,000 shares of common stock at a purchase price of $.75 per share. Includes fully vested options granted on May 5, 2000, exercisable for an aggregate of 500,000 shares of common stock at a purchase price of $.01 per share, all of which vest June 9, 2001. Mr. Allen has executed a lock-up agreement with us that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. At the April 11, 2002 meeting of our Board of Directors, the purchase price of 300,000 of these options was reset from $5.00 to $.75 per share.

(6) Includes options granted on November 26, 1999, exercisable for an aggregate of 400,000 shares of common stock at a purchase price of $.01 per share. Mr. Allen has executed a lock-up agreement with us that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003.

(7) In June 1999, the Company's predecessor, Paxton Mining Corporation, issued to Hugh Grenfal, then serving as CEO of the Company, a total of 2,500,000 shares of restricted common stock. Mr. Grenfal served as the acting CEO of Paxton Mining Corporation from inception on June 9, 1999 until Mr. Grenfal sold all of such 2,500,000 shares of common stock of the Company in a third party private transaction on May 11, 2000. Mr. Grenfal resigned from the Board and from Company management effective May 11, 2000. To the knowledge of current management, Mr. Grenfal did not receive any salary or other compensation from Paxton Mining Corporation during such period.


OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information related to stock options granted to our named executive officers during the year ended December 31, 2001.

                                       48

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants)
----------------------------------------------------------------------------------------------------
                     Number of         Percent Of Total
                     Securities        Options/SAR's
                     Underlying          Granted To          Exercise or
                     Options/SARs        Employees           Base Price               Expiration
  Name               Granted (#)        In Fiscal Year        Per Share                 Date
                    ------------         ------------        -------------        ------------------
Angelo Boujos(1)       90,000              4%                   $0.75             September 30, 2007
                       90,000              4%                   $0.75             December 31, 2007
                       90,000              4%                   $0.75             March 31, 2008
                       90,000              4%                   $0.75             June 30, 2008

Kim Allen(2)           75,000              3%                   $0.75             September 30, 2007
                       75,000              3%                   $0.75             December 31, 2007
                       75,000              3%                   $0.75             March 31, 2008
                       75,000              3%                   $0.75             June 30, 2008

(1) The market price of the underlying shares granted to Mr. Boujos on July 1, 2001, the date of grant, was $3.30 per share. At the April 11, 2002 meeting of our Board of Directors, the purchase price of these 360,000 options was reset from $3.25 to $.75 per share. The shares underlying these options are subject to the Lock-up Agreement.

(2) The market price of the underlying shares granted to Mr. Allen on July 1, 2001, the date of grant, was $3.25 per share. At the April 11, 2002 meeting of our Board of Directors, the Company reset the purchase price of these 300,000 options was reset from $3.25 to $.75 per share. The shares underlying these options are subject to the Lock-up Agreement.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the number of shares covered by both exercisable and unexercisable options as of December 31, 2001 and the year-end value of exercisable and unexercisable options as of December 31, 2001 for the named executive officers. The Company did not grant any SARs during the fiscal year ended December 31, 2001 and has no intention to do so during the foreseeable future. For purposes of calculating the value of the following options, the Company has applied a value of $.68 per share, which was the closing price of the Company's common stock at December 31, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEARS OPTION/SAR VALUES

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEARS OPTION/SAR VALUES

                                                                        Number Of            Value Of
                                                                        Unexercised          Unexercised
                                                                        Securities           In-The-Money
                          No. Shares                                    Underlying           Options/SARs
                          Acquired                 Value                Options/SARs         At FY-End
Name             On Exercise      Realized       At FY End              Exercisable/
                                                                        Unexercisable
------            -----------     --------      -------------          --------------         -------------
Angelo Boujos           0             0             180,000              Exercisable           ($  12,600)
Chairman                0             0             540,000              Unexercisable         ($  37,800)

Kim Allen, CEO          0             0           1,050,000              Exercisable           $  222,500
                        0             0             450,000              Unexercisable         ($   31,500)


STOCK PLANS

Our Board of Directors adopted a stock option plan (the "Equity Incentive Plan") on June 9, 2000, and our shareholders approved and ratified the Equity Incentive Plan at the Annual Meeting of Shareholders held on May 24, 2001. The purpose of our Equity Incentive Plan is to provide an incentive to our employees, directors and consultants and our subsidiaries, and to offer additional inducement in obtaining the services of such persons.

The Equity Incentive Plan provides for the grant of both incentive stock options and non-qualified stock options. The Equity Incentive Plan limits the number of shares of common stock subject to options granted under the Equity Incentive Plan to any one employee during any one calendar year to 350,000. Mr. Allen received 900,000 shares outside of the option plan.

With respect to the Equity Incentive Plan, 4,551,548 shares have been authorized and reserved for issuance pursuant to exercise of options granted under the plan. Under the Equity Incentive Plan, the Board of Directors may replenish the Equity Incentive Plan each calendar year with an amount of common shares equal to up to 10% of our then-outstanding common shares. As of June 30, 2002, options to purchase 5,551,548 shares of our common stock were issued and outstanding under the plan.

The Equity Incentive Plan is administered by a Board committee thereof subject to the provisions of such plan. The plan administrator has the authority to determine which eligible persons shall receive grants, the time of grant, the type of grant and the number of shares underlying the options, the term of the options, the vesting schedule and other option terms.

The exercise price for options granted under the Equity Incentive Plan is to be determined by the plan administrator. However, the exercise price of all incentive stock options must be at least equal to the fair market value of the underlying shares on the date of grant. With respect to any optionee who owns capital shares possessing more than 10% of the voting power of all classes of shares, the exercise price of any incentive stock option must be not less than 110% of the fair market value of the underlying shares on the date of grant.

The plan administrator establishes the term of each option granted pursuant to the Equity Incentive Plan. The maximum term, however, for incentive stock options is five years. Options are subject to earlier termination as provided in the Equity Incentive Plan.

Options are exercisable at such times and in such installments as the plan administrator provides in the terms of the individual option agreement. Subject to the terms of the Equity Incentive Plan, an optionee shall not have the rights of a shareholder until the date of issuance of a share certificate to the optionee for the shares underlying the exercised option. Except as provided in the individual option agreement, any optionee whose relationship with us has terminated for any reason other than death or disability may exercise his or her options (if otherwise exercisable) not later than thirty (30) days after the termination date.

The Equity Incentive Plan also provides that in the event of the death or disability of an optionee, such optionee (or the optionee's representative) is entitled, under the appropriate circumstances, to exercise their options (if otherwise exercisable) for up to one year from the date of death or termination due to disability.

In the event of a stock dividend, recapitalization, certain mergers, split-up, combination or exchange of shares or similar corporate event which results in a change in the number or kind of our common shares, the aggregate number and kind of shares subject to options under the Equity Incentive Plan and the related exercise price shall be adjusted accordingly. In the event of "corporate transactions" or a "change in control" (as defined in the Equity Incentive
Plan), or upon our dissolution, an optionee's vesting rights under the plans are accelerated.

The Equity Incentive Plan may be terminated or amended by the Board of Directors generally without shareholder approval. However, shareholder approval is required for certain types of amendments as provided in the Equity Incentive Plan. No termination or amendment of the Equity Incentive Plan may be made that adversely affects the rights of an existing option holder, without such per son's consent. Options granted under the Equity Incentive Plan may not be transferred other than by will or pursuant to the laws of descent and distribution.

As of June 30, 2002 an aggregate of 1,000,000 stock options outside of the Equity Incentive Plan were outstanding, all of which were granted to employees, directors, and consultants of our company and its subsidiaries. The exercise prices of these options range from $0.01 per share to $5.00 per share. On April 11, 2002, our Board of directors approved the repricing of options to purchase an aggregate of 2,095,875 shares with strike prices of $5.00 and $3.25 to $0.75. The closing price of the stock on April 10, 2002 was $0.65.

The following table sets out the information relating to outstanding options to purchase Common Shares issued by the Company under the Stock Option Plan and previously issued non-Plan options as at the December 31, 2001.

                         AGGREGATED OPTION/SAR EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEARS OPTION/SAR VALUES

                     No.                             Number Of Unexercised         Value Of
                    Shares                           Securities Underlying        In-The-Money
                   Acquired                             Options/SAR's             No.  Shares
                     On             Value                  At FY End           Options/SAR's
Name/Title         Exercise        Realized         Exercisable/Unexercisable      At FY-End
Angelo Boujos
 Chairman              0              0                180,000  Exercisable        ($12,600)
                       0              0                540,000  Unexercisable      ($37,800)

Kim Allen, CEO         0              0              1,050,000  Exercisable       $ 222,500
                       0              0                450,000  Unexercisable      ($31,500)

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of July 15, 2002. The percentage of beneficial ownership is based on 39,823,993 shares of our common stock issued and outstanding as of such date, giving effect to the exchange of all outstanding securities issued by our Ontario, Canada subsidiary that are exchangeable for shares of the Company's common stock. The table sets forth such information with respect to:

    - each shareholder who is known by us to beneficially owns 5% or more of the common stock;
    - each of our directors;
    - each of the executive officers named in the "Summary Compensation Table"; and
    - all of our executive officers and directors as a group.

Unless otherwise indicated, each of the shareholders has sole voting and power of disposition with respect to the shares of common stock beneficially owned by such shareholder. Except as otherwise noted in the footnotes below, the address of record for each of the principal shareholders is c/o Universe2U Inc., 30 West Beaver Creek Road, Suite 109, Richmond Hill, Ontario L4B 3K1 Canada.

The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose.

                                    Shares             Percent
                                 Beneficially       Beneficially
Name  of  Beneficial  Owner         Owned              Owned\
------------------------       ----------------     -------------

Angelo  Boujos  (1)               12,882,466         32.87%
Josie  Boujos  (2)                12,792,400         32.87%
Josie  Boujos  in  Trust  (3)        812,400          2.08%
Kim  Allen  (4)                    1,935,521          3.08%
Jeff  Rosenthal  (5)                 429,025          1.00%
Paul  Pathak  (6)                     90,000             *
Anthony  Palumbo  (7)                 45,000             *
All  Directors  and  Officers
 as  a  Group  (8)                28,291,351         72.10%

*  Represents  less  than  1%  of  the  outstanding  shares  of  common  stock.

(1) Mr. Boujos is our Chairman. Includes 4,600,000 shares of common stock held of record by Mr. Boujos and 2,500,000 shares of common stock issuable upon exercise of securities exchangeable for shares of common stock of the Company which were issued by an Ontario subsidiary of our (the "Chairman's Shares"). Includes 3,950,000 shares of common stock held by the spouse of Mr. Boujos and 750,000 shares of common stock issuable upon exchange of securities exchangeable for shares of our common stock which were issued by an Ontario subsidiary of the Company (collectively the "Spouse Shares"). Includes 312,400 shares of common stock held in a trust over which Mr. Boujos has voting control, and 500,000 shares of common stock issuable upon exchange of securities exchangeable for shares of common stock of the Company which were issued by an Ontario subsidiary of the Company (collectively, the "Trust Shares"). Mr. Boujos disclaims beneficial ownership of the Spouse Shares and the Trust Shares. Includes options granted on July 1, 2001, exercisable for an aggregate of 360,000 shares of common stock at a purchase price of $.75 per share, that vest as follows:
90,000 on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003. Mr. Boujos has executed a lock-up agreement with us that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. In connection with the execution of such agreement, we reset the purchase price of all such options from $3.25 to $.75 per share. Includes fully vested options and options vesting within 60 days of the date of this proxy statement, which are all exercisable for an aggregate of 360,000 shares of common stock at a purchase price of $.75 per share. Mr. Boujos has executed a lock-up agreement with the Company that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. At the April 11, 2002 meeting of our Board of Directors, we reset the purchase price of all such options from $3.25 to $.75 per share. Includes 97,563 options exercised into shares in connection with deferred compensation. Includes 3,000,000 shares which have been pledged to the selling security holders until we obtain a subordination agreement between Laurentian Bank and the selling security holders.

(2) Ms. Boujos is the spouse of Mr. Boujos. Includes the Spouse Shares. Includes the Chairman's Shares. Includes the Trust Shares, as to which Ms. Boujos is the beneficiary. Ms. Boujos disclaims beneficial ownership of the Chairman's Shares.

(3) Includes the Trust Shares, over which Mr. Boujos exercises voting control and power of disposition, but as to which Mr. Boujos disclaims beneficial ownership. Ms. Boujos is the beneficiary of such trust.

(4) Mr. Allen is our CEO and a director. Includes options granted on July 1, 2001, exercisable for an aggregate of 300,000 shares of common stock at a purchase price of $.75 per share, that vest as follows: 75,000 on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003. Mr.
Allen has executed a lock- up agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. In connection with the execution of such agreement, the Company reset the purchase price of all such options from $3.25 to $.75 per share. Includes fully vested options granted on July 1, 2000, exercisable for an aggregate of 300,000 shares of common stock at a purchase price of $.75 per share, that vest as follows: 75,000 on each of September 30, 2001, December 31, 2001, March 31, 2002 and June 30, 2002. Includes fully vested options granted on May 5, 2000, exercisable for an aggregate of 500,000 shares of common stock at a purchase price of $.01 per share, all of which vest June 9, 2001. Includes options granted on November 26, 1999, exercisable for an aggregate of 400,000 shares of common stock at a purchase price of $.01 per share. Mr. Allen has executed a lock-up agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. At the April 11, 2002 meeting of our Board of Directors we reset the purchase price of all such options from $3.25 to $.75 per share. Includes 97,563 options exercised into shares in connection with deferred compensation.

(5) Mr. Rosenthal, a director, was our President from November 2000 until June 2002. Includes options granted on May 1, 2001, exercisable for an aggregate of 600,000 shares of common stock at a purchase price of $.01 per share, that vest as follows: 300,000 on each of May 1, 2003 and May 1, 2004. Also includes unvested options granted on July 1, 2001 exercisable for an aggregate of 200,000 shares of common stock at a purchase price of $.75 per share, that vest as follows: 60,000 on each of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003. Mr. Rosenthal has executed a lock-up agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. At the

April 11, 2002 meeting of our Board of Directors we reset the purchase price of all such options from $3.25 to $.75 per share. Includes fully vested options and options vesting within 60 days of the date of this proxy statement, which are all exercisable for the purchase of 150,000 shares of common stock at a purchase price of $.01 per share, and 240,000 shares of common stock at a purchase price of $.75 per share. Mr. Rosenthal has executed a lock-up agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. At the April 11, 2002 meeting of our Board of Directors the Company reset the purchase price of all such options from $3.25 to $.75 per share. Includes 39,025 options exercised into shares in connection with deferred compensation

(6) Paul Pathak is our Secretary and a director. Includes fully vested options, exercisable for an aggregate of 70,000 shares of common stock at a purchase price of $.01 per share. Mr. Pathak has executed a lock-up agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003.

(7) Anthony Palumbo is a director. Includes fully vested options, exercisable for an aggregate of 45,000 shares of common stock at a purchase price of $.75 per share. Mr. Palumbo has executed a lock-up agreement that provides that he may not sell any of his shares purchased pursuant to any exercise of the foregoing options until April 25, 2003. At the April 11, 2002 meeting of our Board of Directors we reset the purchase price of all such options from $3.25 to $.75 per share.

(8) All directors and executive officers as a group including beneficial ownership of common stock through the exercise of options or otherwise.
Includes the Spouse Shares and the Trust Shares as to which shares Mr. Boujos disclaims beneficial ownership.

                              CERTAIN TRANSACTIONS

On May 11, 2000, a change of control occurred with respect to our stock ownership. The change occurred in connection with a third party purchase of stock involving the transfer of an aggregate of 5,000,000 shares of our outstanding common stock to a group of investors led by First Union Asset Management LtdThe controlling interest acquired by First Union was purchased in a private transaction for aggregate consideration of $500,000 that was paid in cash to two of the former controlling shareholders of the Company, Messrs. Hugh Grenfal and Robert Jarva, in exchange for all of their respective shares of our common stock. The change of control was made in connection with our acquisition of Universe2U Inc., an Ontario corporation. Following the purchase of our common stock and as a condition of our acquisition of the Ontario company, an aggregate of 4,000,000 shares of common stock were tendered to us by First Union and cancelled by us without payment. An additional 250,000 shares of exchangeable securities of a wholly owned Ontario subsidiary of ours were issued to the shareholders of the Ontario company in exchange for all of the outstanding stock of the Ontario company.

After giving effect to the foregoing transactions, Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill as a group held control of an aggregate of 695,622 shares of our common stock, at that date constituting approximately 41% of all outstanding shares. Prior to the change in control, Messrs. Grenfal and Jarva controlled approximately 91% of our stock and served as our sole directors and officers. In connection with the change of control, Messrs. Grenfal and Jarva appointed new directors and thereafter resigned as directors and officers. To the best of our knowledge, Messrs. Grenfal and Jarva in their respective capacities as directors and officers did not have any disagreements with us on any matter relating to our operations, policies, or practices.

On May 15, 2000, our Board of Directors authorized a dividend in the form of shares of common stock, to be distributed to shareholders of record as of the close of business on May 25, 2000. After giving effect to the dividend, such shareholders of record received 19 additional shares for each one share held at the record date (equivalent to a ratio of 20 shares of common stock for each one share of common stock held at the close of business on the record date).

On May 17, 2000, we consummated the acquisition of Universe2U, the Ontario company, and we changed our name from Paxton Mining Corporation to Universe2U

Inc. We issued 250,000 shares (5,000,000 shares after giving effect to the 19-for-1 stock dividend on May 25, 2000) of exchangeable securities of a wholly owned Ontario acquisition subsidiary of ours to Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill in their separate capacity as shareholders of the Ontario company in exchange for all of their respective outstanding stock of such company . Messrs. Boujos, Eyres, and McGill were key employees of the Ontario company at such time. Angelo and Josie Boujos are spouses. In conjunction with the change of control and said acquisition, Barry Herman, Anthony Palumbo, Kim Allen, Paul Pathak, and Connie Colangelo were elected directors of ours and Mr. Angelo Boujos was elected Chairman of the Board. For accounting purposes, the acquisition of the Ontario company by us has been treated as a recapitalization, with the Ontario company as the acquirer (a reverse acquisition). The exchangeable securities issued in connection with the acquisition are exchangeable at any time on a one- for-one basis for shares of our common stock.

Mr. Barry Herman, a director of ours during 2000 and 2001, is President of First Union, a Bahamian corporation. First Union represented the investors who purchased the controlling interests in us from Messrs. Grenfal and Jarva on May 11, 2000. Following the change in control, Mr. Herman was elected to the Board of Directors. The Company and First Union entered into a Financial Consulting Agreement dated as of May 17, 2000, and amended as of July 25, 2000 that provided for First Union to act as an agent on our behalf with respect to a financing program undertaken pursuant to Regulation S of the Securities Act. In connection with services rendered in connection with the First Union Agreement, we paid First Union aggregate fees of $420,000. The First Union Agreement concluded in October 2000 and the Company has no further plans to engage the services of First Union.

Mr. Angelo Boujos, Chairman of the Company, converted indebtedness we owed him to our common stock. Prior to the acquisition of the Ontario company, Mr. Boujos had advanced it approximately $429,000. Mr. Boujos entered into an agreement dated as of June 9, 2000 to convert all of such indebtedness to 100,000 shares of our common stock at a purchase price of $4.29 per share.
After giving effect to (i) the reduction in outstanding shares due to the tender and cancellation of share ownership by First Union, (ii) the stock issued in connection with the acquision, (iii) the stock dividend we declared, and (iv) the conversion of the loans by Mr. Boujos to the Ontario company, the common stock beneficially owned by Mr. Boujos constituted at such date a controlling interest of our outstanding common stock.

Effective as of May 31, 2000, we, through a wholly owned subsidiary incorporated pursuant to the laws of the Province of Ontario, completed the acquisition of the shares of CableTec (formerly Bernie Tan Investments Inc.). Pursuant to the terms of the purchase agreement, our wholly-owned subsidiary agreed to acquire all of the outstanding shares of CableTec in consideration for the payment of $1.5 million CDN. The transaction was originally intended to close in February 2000. The terms of the agreement were amended in March and in May 2000 to, among other things, extend the closing date to May 31, 2000. In addition, the agreement was amended to grant Bernard Tanunagara, the former President of the Company's CableTec subsidiary, an option to acquire up to 200,000 of our common shares at an exercise price of $5.00 per share, exercisable until July 31, 2001. Effective as of May 31, 2000, the transaction was completed and the cash consideration of $1.5 million CDN was paid, and the option was granted to Bernard Tanunagara. Mr. Tanunagara is no longer affiliated with us.

In an effort to improve our ability to obtain equity-based financing, effective June 6, 2002, certain of our existing stockholders holding an aggregate of 32,829,765 shares of common stock, including shares underlying then outstanding options, representing approximately 80% of our outstanding shares, agreed to lock-up their shares and options pursuant to an agreement each of them entered into with us. The agreement generally prohibits sales, hedging and other transfers of the consequences of economic ownership in such shares until April 30, 2003, subject to certain exceptions. During the term of the lock-up, we are prohibited from engaging issuing common stock or derivative securities other than in connection with a private equity financing. The lock-up is terminable by us in the sole discretion of our Board of Directors. In consideration for the lock-up, we reset the price of all outstanding "out-of-the-money" options held by parties to the lock-up to $0.75 per share and extended the expiration date for all such options by 18 months. We also amended the terms of such options to allow exercise even if the holder is no longer employed by us, provided the exercise occurs within 6 months of the end of the lock-up. We also agreed to permit cashless exercises of all such options.

Effective as of June 25, 2002, Mr. Angelo Boujos agreed, subject to certain conditions, to unconditionally guarantee all of our obligations to AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd. and Pegasus Capital Partners, LLC. In addition, Mr. Boujos granted such parties a security interest in 3,000,000 shares of his common stock. When we grant such parties a security interest in all of our assets subordinate to the rights of no other parties except the rights of Laurentian Bank of Canada and in certain contract receivables as may exist from time to time, this agreement will terminate.

                            SELLING SECURITY HOLDERS

The following table sets forth certain information with respect to each selling security holder for whom we are registering securities for resale to the public. We will not receive any of the proceeds from the sale of such securities. To our knowledge, none of the registered security holders listed in the table below are broker-dealers or affiliates of broker-dealers, except as indicated in the footnotes to the table. The information below is current as of July 15, 2002.


                                                                                       Percentage of           Shares
                                                                                         shares            beneficially
                                            Securities       Amount of Shares          beneficially         owned after
         Selling Security                 Owned Prior to     offered pursuant           owned after           offering
            Holder (1)                     Offering (2)     to this prospectus        offering (2)(3)          (2)(3)
            ----------                     ------------     ------------------        ---------------          ------
AJW Partners LLC                           3,208,413          3,208,413                      *                   0
New Millennium Capital Partners II LLC     1,698,571          1,698,571                      *                   0
Pegasus Capital Partners LLC               6,983,016          6,983,016                      *                   0
AJW/New Millennium Offshore LTD            6,983,016          6,983,016                      *                   0
                                                             ----------------
TOTAL SHARES OFFERED                                         18,873,016

*    Less than 1%.


(1) No selling security holders have held any position, office or had any other material relationship with us or our officers, directors or affiliates during the past three years.

(2) Percentage of our common stock beneficially owned is based upon 51,832,473 shares of common stock outstanding as of July 25, 2002. With respect to the stock ownership of each selling security holder, such percentage ownership gives effect to respective shares beneficially owned upon conversion of convertible debentures and exercise of outstanding warrants issued or to be issued upon satisfaction of the investors' full $1,500,000 investment commitment. All outstanding warrants are exercisable for one share of common stock. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(3)     Assumes all of the securities offered hereby will be sold.


CERTAIN INFORMATION ABOUT THE SELLING SECURITY HOLDERS

The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if $500,00 of the debentures had actually been converted on July 25, 2002 and assuming that the average of the lowest three intra-day trading prices during the twenty days immediately preceding such date was $0.20, the conversion price would have been $0.11.

Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                              PLAN OF DISTRIBUTION

The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

     - on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

     -     in privately-negotiated transactions;

     -     through the writing of options on the shares;

     -     short sales; or

     -     any combination thereof.

The sale price to the public may be:

     -     the market price prevailing at the time of sale;

     -     a price related to such prevailing market price;

     -     at negotiated prices; or

     - such other price as the selling stockholders determine from time to time.

The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                          DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock. To fully understand the actual terms of the capital stock you should refer to our certificate of incorporation, as amended, and our bylaws, as amended. The summary does not give effect to the exercise of outstanding warrants or options to purchase common stock or the conversion of outstanding securities convertible into common stock, except where noted.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

The number of shares of authorized capital stock is 110,000,000 shares, of which 100,000,000 shares are designated as common stock, $.00001 par value per share and 10,000,000 shares are designated as preferred stock, $.00001 par value per share. As of July 24, 2002, we had 34,799,608 shares of common stock outstanding and no shares of preferred stock outstanding. As of such date, the following shares of common stock were issuable pursuant to existing securities or commitments:

     - 6,644,507 shares of common stock upon exercise of our outstanding warrants and options (other than warrants held by selling security holders);

     - 18,873,016 shares of common stock upon conversion of the debentures and exercise of the warrants issued to the selling security holders or to be issued to such persons upon satisfaction of their full $1,500,000 funding commitment under the June 2002 Private Placement;

     - up to 1,000,000 shares in connection with an $800,000 CDN principal amount loan;

     - an indeterminate number of warrants in connection with a $500,000 credit facility based on the amounts advanced and our stock price at the time of the draw down; and

     - an indeterminate number of shares of common stock which may become issuable under the $12 million equity line of credit with Fusion Capital Fund II, LLC.

We believe that there are in excess of approximately 39 holders of record and in excess of 650 beneficial owners of our common stock as of June 30, 2002 including several stockholders that hold their respective stock in client accounts of broker-dealers and/or banks.

COMMON STOCK

Voting Rights.  The holders of our common stock have one vote per share.
Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class.

Dividends. Holders of common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon our liquidation, dissolution or winding up, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

WARRANTS

In connection with a private placement of securities in November 2000, we issued warrants to acquire up to 621,500 shares of common stock. The warrants have an exercise price of $5.00 per share and are exercisable for a period of five years.

In connection with the June 2002 Private Placement, we issued warrants to purchase an aggregate of up to 500,000 shares of our common stock. We may need to issue warrants to purchase an additional 1,000,000 shares of common stock in two equal tranches upon satisfaction of the investors commitments for up to an additional 1,500,000 reserved for issue warrants to acquire up to 3,000,000 shares of common stock. The warrants have an exercise price of $0.30 per share of common stock, and are exerciseable for a period of three years.

OPTIONS

As of June 30, 2002, options to purchase a total of 5,551,548 shares of common stock had been granted at exercise prices ranging from $.01 per share to $5.00 per share. Of such options, as of June 30, 2002 options to purchase 2,651,049 shares of our common stock are vested.

On June 9, 2000, our Board of Directors adopted the Equity Incentive Plan that provides for up to 1,500,000 shares of common stock to be granted in the future. 4,551,548 equity securities have been issued under the Equity Incentive Plan as of the date of this prospectus.

CONVERTIBLE DEBENTURES

In connection with the June 2002 Private Placement, we issued and sold secured convertible debentures in the principal amount of $500,000 and agreed to issue and sell an additional $1,000,000 principal amount of such obligations upon full satisfaction of the investors' funding commitment. The debentures are convertible at any time at the holders' option into shares of common stock at a 45% discount to the market price, calculated based on the lowest closing price during a trading period to conversion.

REGISTRATION RIGHTS

We have granted registration rights to certain holders of exchangeable securities purchased in our private placement to register for public sale up to an aggregate of 18,873,016 shares of common stock. All of such shares of common stock are registered by this prospectus. The registration rights available to such stockholders will generally terminate when all shares owned by such parties may be sold under Rule 144 without restriction. We are obligated to cover substantially all of the costs and expenses of such registration.

We have entered agreements granting demand and/or piggyback registration rights covering the following additional shares of common stock:

- 5,000,000 shares issuable upon exchange of the shares held by Angelo Boujos, Josie Boujos, Andrew Eyres and William McGill; and
-     219,729 shares issued to Dominion in the March 2001 financing.


OUR RIGHT TO REDEEM CERTAIN STOCK

On March 13, 2001, we entered into an agreement with Dominion Fixed Income Plus Investments Limited pursuant to which we sold to Dominion 219,729 shares of our common stock for a total purchase price of $550,000, or approximately $2.50 per share. Under the agreement, we were obligated to issue additional shares of our common stock to the investor for no additional consideration if our common stock traded below the original purchase price for a certain period of time (the "Gross-up Rights") for a period of one year. We were entitled to redeem the shares at a price equal to $2.50 at any time until May 13, 2001. Our redemption right was subject to our payment to Dominion of a monthly fee equal to $11,000. The expiration date of our redemption right was extended, but beginning in August of that year, we failed to pay the requisite monthly fee. In April 2002, the agreement was amended to provide that Dominion would not exercise the Gross-up Rights or its registration rights with respect to the shares it purchased and we would have the right to redeem the shares at any time, in consideration for payment by us to Dominion of:

    - Past-due monthly redemption right monthly payments (approximately $95,000)
    - A fee equal to 13.25% annual rate of interest, based on the total purchase price of $550,000. We can extend the repayment period until October 31, 2002.

The redemption right is now in effect and Dominion cannot exercise registration and gross-up rights during this period.

Our ability to redeem the shares of common stock held by Dominion, or any other shares of our capital stock, is subject to the requirements of Nevada law.


NO PREEMPTIVE RIGHTS

No holder of any class of our stock has any preemptive right to subscribe for or purchase any kind or class of our securities. However, the selling security holders have a right of first refusal on certain financings by us for specified time periods. We are also prohibited from engaging in certain equity financings without their consent. In addition, unless and until we terminate the Fusion equity line, we must obtain Fusion's consent in order to engage in variable priced equity financing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

To date, there has been a limited public market for our common stock. No prediction can be made as to the effect, if any, that sales of common stock or the availability of common stock for sale will have on the market price of our common stock. The market price of our common stock could drop due to sale of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

After giving effect to the exercise of outstanding warrants and conversion of convertible debenture for shares of common stock of the company, the company will have 67,586,373 shares of common stock issued and outstanding. Of such issued and outstanding shares, 18,873,016 shares registered for resale under this prospectus will be freely tradable common stock. The remaining shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. The restricted securities generally may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any person or persons whose shares are required to be aggregated, including any affiliate of ours, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

     - 1% of the then outstanding shares of common stock, which is expected to be approximately shares upon the completion of this offering, or

     - the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain provisions relating to notice and manner of sale and the availability of current public information about us during the 90 days immediately preceding a sale.

Under Rule 144, a person who is not an affiliate of ours during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above.

As of June 30, 2002, non-qualified options to purchase an aggregate of 1,000,000 shares of common stock were issued and outstanding which vest and become exercisable commencing May 2001 through April 2002.


                             INDEMNIFICATION MATTERS

In accordance with Section 78.037 of the Nevada Revised Statutes ("NRS"),
Article IX of our by-laws provides that no director or officer of Universe2U be personally liable to Universe2U or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our amended and restated certificate of incorporation provides that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Article IX of our amended and restated by-laws provides for indemnification by Universe2U of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Universe2U if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Universe2U, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expenses to each director and each such officer. We have also obtained directors and officers insurance against certain liabilities.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Provisions of our certificate of incorporation and bylaws described below may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers, which particular stockholders may deem to be in their best interests. These provisions also could have the effect of discouraging open market purchases of our common stock because they may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Director Vacancies and Removal. Our by-laws provide that vacancies on our board of directors may be filled for the unexpired portion of the term of the Director whose place is vacant by the affirmative vote of a majority of the remaining directors. Our by-laws provide that directors may be removed from office with or without cause by a majority vote of shareholders entitled to vote at an election of Directors. We do not elect a classified board.

Actions by Written Consent. Our by-laws provide that any action required or permitted to be taken by our stockholders or Directors at an annual or special meeting of stockholders or Directors may be effected without a meeting and may be taken or effected by a written memorandum of the respective stockholders or Directors, setting forth the action taken and signed by all the shareholders or Directors, as the case may be. Such consent may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called at any time by our President, board of directors, or a majority thereof. Our bylaws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals. Our bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal, which a stockholder wishes to make at an annual meeting of stockholders.

Amendment of the Certificate of Incorporation. As required by Nevada law, certain amendments to our certificate of incorporation must be approved by a majority of the outstanding shares entitled to vote with respect to such amendment.

Amendment of Bylaws. Our certificate of incorporation and bylaws provide that our bylaws may be amended or repealed by our board of directors or by the stockholders.

                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for the company by Ehrenreich Eilenberg & Krause LLP.


                                     EXPERTS

The financial statements and schedules included in this prospectus and elsewhere in the registration statement have been audited by Moore Stephens Cooper Molyneux LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.




                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC for the common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly, and special reports, proxy statements, and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC- 0330 for further information on the operation of the public reference facilities.

                        UNIVERSE2U INC. and subsidiaries

                          Index to Financial Statements


                                                                        Page
                                                                        ----
Universe2U  Inc.  Unaudited  Interim  Combined  Financial  Statements
    As  of  March  31,  2002                                             F-2

Universe2U  Inc.  Combined  Financial  Statements  for
    December  31,  2001  and  2000                                       F-26

    [LETTERHEAD OF MOORE STEPHENS COOPER MOLYNEUX LLP CHARTERED ACCOUNTANTS]

                            Review Engagement Report

To  the  Shareholders  of
Universe2U  Inc.

We have reviewed the interim consolidated balance sheet of Universe2U Inc. as at March 31, 2002, and the interim consolidated statements of deficit, operations, and cash flows for the three-month period then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures, and discussion related to information supplied to us by the Company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles in the United States.

The Company has incurred losses to date, has a deficit, to March 31, 2002 of$(15,796,752), has a working capital deficiency of $3,607,070, and used
$466,132of cash for operating activities during the period. In addition, the Company has been unable to meet its payroll obligations, trade obligations, and long-term debt commitments as they become due. These factors raise substantial doubt on the Company's ability to continue as a going concern. The accompanying consolidated interim financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence as a result of the Company's inability to locate sufficient financing (see notes 1 and 9).

                                    Signed: "Moore Stephens Cooper Molyneux LLP"


                                             Chartered  Accountants

Toronto,  Ontario
May  15,  2002

Universe2U Inc.
-------------------------------------------------------------------------------

Unaudited Interim Consolidated Balance Sheet
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

Assets

    Current assets
    Cash and cash equivalents (note 4)                                         $    627,274
    Accounts receivable (net of allowance for doubtful accounts of $250,037)         29,387
    Due from officers and directors (note 3)                                         72,479
    Prepaid expenses and deposits                                                    79,051
                                                                               ------------
                                                                                    808,191
    Deferred charges (note 11a)                                                     930,000
    Capital assets (at cost less accumulated amortization of $544,370)              532,782
                                                                               ------------
                                                                               $  2,270,973
                                                                               ============
Liabilities
    Current liabilities
    Bank indebtedness (note 4)                                                 $    634,266
    Accounts payable and accrued liabilities                                      3,166,896
    Income taxes payable                                                             49,654
    Current portion of loans payable (note 5)                                       551,770
    Current portion of long-term debt (note 6)                                       12,675
                                                                               ------------
                                                                                  4,415,261
    Loan payable (note 5)                                                           217,497
    Long-term debt (note 6)                                                          12,203
                                                                               ------------
                                                                                  4,644,961
                                                                               ------------
Commitments and contingencies (note 10)                                                  --
                                                                               ------------
Shareholders' equity
    Share capital (note 7)
    Authorized:  100,000,000 Common shares, $0.00001 par value
    Issued and outstanding:  39,832,473 Common shares                                   400
    Additional paid in capital (net of share issuance costs of $341,237)         15,020,851
    Accumulated other comprehensive income                                          176,513
    Deposit on net asset acquisition (note 11c)                                  (1,775,000)
    Deficit                                                                     (15,796,752)
                                                                               ------------
                                                                                 (2,373,588)
                                                                               ------------
                                                                               $  2,270,973
                                                                               ============

  The accompanying notes are an integral part of these consolidated financial statements.

Universe2U Inc.
-------------------------------------------------------------------------------

Unaudited Interim Consolidated Statement of Deficit
for the three month periods ended March 31, 2002 and March 31, 2001
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

                                     2002           2001
                                ------------    -----------
Deficit, beginning of periods   $(13,964,156)   $(4,661,716)
    Net loss for the periods      (1,832,596)    (2,529,229)
                                ------------    -----------
Deficit, end of periods         $(15,796,752)   $(7,190,945)
                                ============    ===========













  The accompanying notes are an integral part of these consolidated financial statements.

Universe2U Inc.
-----------------------------------------------------------------------------

Unaudited Interim Consolidated Statement of Operations
for the three month periods ended March 31, 2002 and March 31, 2001 (expressed in U.S. dollars)
-----------------------------------------------------------------------------


                                                           2002            2001
                                                       ------------    ------------

Revenue                                                $     37,226    $    638,816
Cost of sales                                               259,915         768,409
                                                       ------------    ------------
Gross profit                                               (222,689)       (129,593)
                                                       ------------    ------------
Expenses
    Selling, general and administration                     764,700       1,397,341
    Stock based compensation (note 7)                       411,922         892,960
    Interest and financing costs                            412,386          38,485
    Depreciation and amortization                            20,829          56,690
                                                       ------------    ------------
                                                          1,609,907       2,385,476
                                                       ------------    ------------
Loss from operations                                     (1,832,596)     (2,515,069)
Share of loss of significantly influenced investment             --         (14,160)
                                                       ------------    ------------
Loss before provision for income taxes                   (1,832,596)     (2,529,229)
    Provision for income taxes                                   --              --
                                                       ------------    ------------
Net loss for the periods                               $ (1,832,596)   $ (2,529,229)
                                                       ============    ============
Net loss per share - basic (note 9)                    $      (0.05)   $      (0.07)
                                                       ============    ============
Weighted average shares outstanding                      38,785,289      36,802,445
                                                       ============    ============


  The accompanying notes are an integral part of these consolidated financial statements.

Universe2U Inc.
-----------------------------------------------------------------------------

Unaudited Interim Consolidated Statement of Cash Flows
for the three month periods ended March 31, 2002 and March 31, 2001 (expressed in U.S. dollars)
-----------------------------------------------------------------------------

                                                                              2002           2001
                                                                          -----------    -----------

Cash flow from operating activities
    Net loss for the periods                                              $(1,832,596)   $(2,529,229)
    Items not affecting cash
        Amortization of capital assets                                         30,565         71,393
        Amortization of deferred charges                                       87,188             --
        Stock option compensation (note 7)                                    411,922        892,960
        Issuance of warrants                                                    3,274             --
        Equity loss of significantly influenced investment                         --         14,160
        Loss on disposal of capital assets                                     14,286             --
                                                                          -----------    -----------
                                                                           (1,285,361)    (1,550,716)
    Other sources (uses) of cash from operations
        Decrease in accounts receivable                                       109,191        730,945
        Decrease in inventory                                                  33,645         87,011
        (Increase) decrease in prepaid expenses and deposits                   59,244         27,529
        Increase in accounts payable and accrued liabilities                  617,149        237,576
                                                                          -----------    -----------
                                                                             (466,132)      (467,655)
                                                                          -----------    -----------
Cash flow from investing activities
    Purchase of capital assets                                                     --        (22,866)
    Proceeds on disposal of capital assets                                      6,702             --
                                                                          -----------    -----------
                                                                                6,702        (22,866)
                                                                          -----------    -----------
Cash flow from financing activities
    Repayments on long-term debt                                                   --         (7,450)
    Proceeds from issue of share capital                                           --        550,000
    Increase in bank indebtedness                                             613,094        (20,527)
    Increase in related party advances                                        (27,435)       (15,611)
    Proceeds from loans payable                                               547,705             --
    Repayments on loans payable                                               (75,636)            --
                                                                          -----------    -----------
                                                                            1,057,728        506,412
                                                                          -----------    -----------
Effect of exchange rate changes on cash                                        28,976         32,463
                                                                          -----------    -----------
Increase in cash                                                              627,274         48,354
Cash and cash equivalents, beginning of periods                                    --         21,216
                                                                          -----------    -----------
Cash and cash equivalents, end of periods                                 $   627,274    $    69,570
                                                                          ===========    ===========
Supplemental cash flow information
    Cash paid during the periods for:
       Income taxes                                                       $        --    $        --
       Interest                                                           $    53,370    $        --
    Non-cash investing and financing activities during the periods for:
       Trade obligations settled with 55,277 Common shares                $    21,841    $        --
       Financing fees settled with 783,453 Common shares                  $   244,700    $        --
                                                                          ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.


Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

1.    Basis of Presentation and Consolidation
-------------------------------------------------------------------------------

      Going concern basis of presentation

      These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. This assumes that Universe2U Inc. (the "Company") will be able to realize its assets and discharge its liabilities in the normal course of business. Should the Company be unable to continue as a going concern as a result of the inability to locate sufficient financing, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

      As at March 31, 2002, the Company has incurred significant losses and has a deficit to date of $(15,796,752), has a working capital deficiency of $3,607,070 and used $466,132 of cash for operating activities during the period. In addition, the Company has been unable to meet its payroll obligations, trade obligations, and long-term debt commitments as they become due as a result of their cash flow deficiency.

      Basis of presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included. Results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-KSB filed on April 15, 2002 for the year ended December 31, 2001.

      Basis of consolidation

      These financial statements have been prepared on a consolidated basis and include 100% owned subsidiaries' assets and liabilities as well as the revenues and expenses arising from their respective incorporation or acquisition dates. Investments in entities over which the Company has significant influence but not control are accounted for under the equity method of accounting.

2.    Foreign Exchange
-------------------------------------------------------------------------------

      The Company's Canadian operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the period end rate of exchange. Revenue and expenses of such operations are translated using the average rate of exchange for the period. The related foreign exchange gains and losses arising on translation of the Company's Canadian operations are included in shareholders' equity until realized.

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

3.    Transactions with Related Parties
-------------------------------------------------------------------------------

      As of March 31, 2002, the following balances were due from related parties:

         Officers and directors                             $  72,479

      The amounts due to and from officers and directors are non-interest bearing, due on demand and have no fixed repayment terms.

4.    Bank Indebtedness
-------------------------------------------------------------------------------


      The Company's credit facility provides for an operating line to a maximum of $2.5 million CDN that must be fully secured by cash deposits, a $1 million CDN contract forward facility, and credit cards with a spending limit of $50,000. As at March 31, 2002, $990,000 CDN of the operating line was being utilized of the $1,000,000 CDN available. In addition to the cash deposits, the Company has provided the following additional security for the credit facilities: (i) a general security agreement over accounts receivable, inventory, intangible assets, and capital assets; (ii) a general postponement of all claims; (iii) an assignment of All Risk Business Insurance; and (iv) corporate cross guarantees from all subsidiaries. The operating line bears interest at the bank's prime lending rate plus 0.5% if the facility is fully utilized and supported by cash deposits and at prime plus 1.5% if the cash deposits are maintained at less than $2.5 million CDN. The month end prime rate as at March 31, 2002 was approximately 3.75% (2001 - 6.75%).

5.    Loan Payable
-------------------------------------------------------------------------------

                                                              2002        2001
                                                           ---------   ---------
      Loan payable, bearing interest of 45,000 Common
      shares of the Company, balance due at maturity of
      February 18, 2002. Loan provides for a 60-day
      extension upon payment of a fee of $10,000 CDN.
      Penalty provisions require a payment of 500,000
      Common shares if loan is not repaid by the end of
      the first 60-day period and an additional 250,000
      Common shares if the loan is not repaid by the end
      of the second 60-day period.                         $  49,951   $      --

      Loan payable, bearing monthly interest payments of
      $8,834 CDN, balance due at maturity of August 15,
      2002. In addition, the Company must provide the
      lender with 5,500 Common shares of the Company for
      each day the loan is outstanding to a maximum of
      1,000,000 Common shares. The loan also provides
      for a 10% monthly payment penalty in the event of
      default at maturity and a payment of 3 months
      interest for early termination of the loan.            501,819          --
                                                           ---------   ---------
      Subtotal                                               551,770          --
                                                           ---------   ---------

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

5.    Loan Payable - continued
-------------------------------------------------------------------------------

                                                              2002        2001
                                                           ---------   --------
      Subtotal                                             $ 551,770   $     --

      Loan payable bearing interest at 8% per annum
      compounded monthly. The loan may be drawn down in
      increments of between $10,000 and $50,000 to a
      maximum of $500,000. Any and all outstanding
      amounts shall be repaid in full on the earlier of
      (i) such date as the Company has adequate reserves
      as determined by the Audit Committee; or (ii) July
      27, 2003. The Company shall also issue warrants to
      the lender under the loan agreement in the amount
      corresponding to the fair market value of the
      Company's Common stock as of the date of each draw
      down under the loan agreement. Each of such
      warrants shall be exercisable at fair market value
      for 1.15 shares of restricted Company Common
      stock.                                                 217,497         --
                                                           ---------   --------
                                                             769,267         --
      Less:  Current portion                                 551,770         --
                                                           ---------   --------
                                                           $ 217,497   $     --
                                                           =========   ========

6.    Long-Term Debt
-------------------------------------------------------------------------------

                                                              2002        2001
                                                           ---------   --------

      Term loan bearing interest at 8.9% per annum, with
      monthly principal and interest payments of $317,
      maturing in December 2004, secured by the vehicle;   $   9,925   $ 11,904

      Term loan bearing interest at 1.9% per annum, with
      monthly principal and interest payments of $525,
      maturing in March 2002, secured by the vehicle;         14,953     16,316
                                                           ---------   --------
                                                              24,878     28,220
      Less:  Current portion                                  12,675      7,793
                                                           =========   ========
                                                           $  12,203   $ 20,427
                                                           =========   ========

      The month end prime rate as at March 31, 2002 was approximately 3.75% (2001 - 6.75%).

      Principal repayments on long-term debt are as follows:

         2002                                              $  10,952
         2003                                                  9,080
         2004                                                  4,846
                                                           ---------
         Total                                             $  24,878
                                                           =========

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

7.    Share Capital
-------------------------------------------------------------------------------

      Stock options

      On June 9, 2000, the Board of Directors adopted the Company's 2000 Equity Incentive Plan ("the Plan"). The Plan provides for the potential grant of options and other securities to employees, directors and consultants of the Company and its subsidiaries. The purpose of the Plan is to provide an incentive to such persons with respect to Company activities. The terms of the awards under the Plan are determined by a Board appointed committee. The Plan was approved and ratified by the shareholders within twelve months of the adoption date. Under the terms of the Plan as approved by the shareholders, 1,500,000 shares of common stock may be issued, with replenishment available under the Plan each year at the discretion of the Board (or the committee of the Board) up to an amount equal to 10% of the Company's outstanding stock. As of March 31, 2002, 1,829,375 (2001 - nil) options were granted or outstanding under the Plan. Such options have been granted at exercise prices ranging from $0.01 to $5.00 per share and as of March 31, 2002, options to purchase 734,375 (2001 - nil) shares of common stock of the Company were vested.

      As of March 31, 2002, an aggregate of 1,213,750 (2001 - 1,871,000)
      non-Plan stock options were outstanding that had been granted to employees, directors and consultants of the Company and its subsidiaries. Such options had been granted at exercise prices ranging from $0.01 per share to $5.00 per share and as of March 31, 2002, options to purchase 1,207,750 (2001 - 600,000) shares of common stock of the Company were vested.

      The Company accounts for stock-based compensation under the provisions of APB No. 25 "Accounting for Stock Issued to Employees" for issuances to employees and directors, for services as a director, and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. Issuances to consultants are accounted for under the fair value method of SFAS 123. This non-cash compensation expense is charged against operations ratably over the vesting period of the options or service period, whichever is shorter, and was $411,922 for the period (2001 - $892,960). In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the fair value of each fixed option granted is estimated on the date of grant using the Black-Scholes option pricing model, using the following weighted average assumptions:

      Option assumptions                         2002      2001
                                                ------    ------
      Dividend yield                                --        --
      Expected volatility                           75%       75%
      Risk free interest rate                      5.7%      5.8%
      Expected option term                         5.0       5.0
      Fair value per share of options granted   $ 3.42    $ 3.41
                                                ------    ------

      Compensation expense recorded under FAS No. 123 would have been approximately $731,228 for 2002 (2001 - $1,139,062), increasing the loss per share by $0.01 in 2002 (2001 - $0.01).

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

7.    Share Capital - continued
-------------------------------------------------------------------------------

      Option assumptions - continued

      As at March 31, 2002, details of options outstanding were as follows:

                                      Outstanding                  Exercisable
                                      -----------                  -----------
                                 weighted average             weighted average
                        number     exercise price     number    exercise price
                        ------     --------------     ------    --------------

December 31, 2000    1,661,000       $     0.95    1,207,750      $     0.34
   Granted           2,253,762       $     2.72      734,375      $     5.00
   Exercised          (263,547)      $     0.44           --      $       --
   Expired            (546,214)      $     3.08           --      $       --
                     ---------       ----------    ---------      ----------
December 31, 2001    3,105,001       $     1.90    1,942,125      $     2.26
   Granted              81,252       $     0.70           --      $       --
   Exercised           (81,252)      $     1.90           --      $       --
   Expired             (61,876)      $     2.23           --      $       --
                     ---------       ----------    ---------      ----------
March 31, 2002       3,043,125       $     2.01    1,942,125      $     2.26
                     ---------       ----------    ---------      ----------


      As at March 31, 2002, stock options expire as follows:

             number    exercise         number
        outstanding       price    exercisable
        -----------    --------    -----------
2004        400,000   $    0.01        400,000
2005        813,750   $    0.50        807,750
2006        609,375   $    4.71        509,375
2007        620,000   $    3.76        225,000
2008        300,000   $    0.01             --
2009        300,000   $    0.01             --
          ---------   ---------      ---------
          3,043,125   $    2.01      1,942,125
          ---------   ---------      ---------

      As at March 31, 2002, details of share purchase warrants outstanding were as follows:

             number   weighted average
        outstanding    exercise price    expiry date
        -----------   ----------------   -----------
            821,500      $    4.39           2002
            377,257      $    3.64           2003
            126,663      $    1.46           2004
              6,792      $    0.64           2005
            375,000      $    4.00           2006
            -------      ---------           ----
          1,707,212      $    3.91
            -------      ---------           ----

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

7.    Share Capital - continued
-------------------------------------------------------------------------------

      Continuity of stockholders' equity

                                                                             accumulated
                                                  additional     comprehen-  other comp-
                               common      par     paid in      sive income   rehensive
                               shares     value     capital        (loss)    income (loss)    deficit         total
                             ----------   -----   ----------    -----------  -------------  ------------    -----------
December 31, 2000            36,758,500    $367   $ 6,330,042                  $ (75,138)   $ (4,661,716)   $ 1,593,555
                             ----------    ----   -----------   -----------    ---------    ------------    -----------
Net loss for the period              --      --            --    (9,302,440)          --      (9,302,440)    (9,302,440)
Exchange differences                 --      --            --       216,461      216,461              --        216,461
                                                                -----------
Total comprehensive
   (loss)                                                        (9,085,979)
                                                                -----------
Private placements              343,452       3       915,252                         --              --        915,255
Conversion of liability         671,992       7       624,650                         --              --        624,657
Exercise of options             263,547       3       263,698                         --              --        263,701
Financing commitment
   fee (note 11a)               375,000       4     1,162,496                         --              --      1,162,500
Deposit on net asset
   acquisition (note 11c)       500,000       5     1,774,995                         --              --      1,775,000
Stock option
   compensation                      --      --     2,425,519                         --              --      2,425,519
Issuance of warrants                 --      --       785,428                         --              --        785,428
                             ----------    ----   -----------   -----------    ---------    ------------    -----------
December 31, 2001            38,912,491    $389   $14,282,080                  $ 141,323    $(13,964,156)   $   459,636
                             ----------    ----   -----------   -----------    ---------    ------------    -----------
Net loss for the period              --      --            --    (1,832,596)          --      (1,832,596)    (1,832,596)
Exchange differences                 --      --            --        35,910       35,190              --         35,190
                                                                -----------
Total comprehensive
   (loss)                                                        (1,796,686)
                                                                -----------
Conversion of liability          55,277      --        21,841                         --              --         21,841
Exercise of options              81,252       1        57,044                         --              --         57,045
Financing fees                  783,453      10       244,690                         --              --        244,700
Stock option
   compensation                      --      --       411,922                         --              --        411,922
Issuance of warrants                 --      --         3,274                         --              --          3,274
                             ------------------------------------------------------------------------------------------
March 31, 2002               39,832,473    $400   $15,020,851                  $ 176,513    $(15,796,752)   $  (598,988)
                             ----------    ----   -----------   -----------    ---------    ------------    -----------

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

8.    Information on Operating Segments
-------------------------------------------------------------------------------

      General description

      The Company's subsidiaries were organized into operating segments based on the nature of products and services provided and into geographical segments based on the location of customers. The Company's operations were classified into four reportable operating segments; Fiber Construction and Maintenance Services ("FC&MS"), Fiber Network and System Engineering and Design ("FN&SED"), Sales and Marketing ("S&M"), and Network Services ("NS") and also into two reportable geographic regions; Canada and the United States. In the current year, the Company is no longer organized into operating segments.

      The FC&MS segment was responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks. The focus was on physical infrastructure to support telecommunications encompassing fiber, wireless and copper based telecommunications.

      The FN&SED segment was responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights of ways.

      The S&M segment was responsible for all direct sales, which involve the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the right of way owners. The segment also acted as broker for sales of rights of ways.

      The NS segment was a support service for the other operating segments.

      The accounting policies of the segments are the same as those described in the Company's annual financial statements. The Company evaluated financial performance based on measures of gross revenue and profit or loss from operations before income taxes. The following tables set forth information by operating segment as at, and for the three month period ended March 31, 2001.

      Information by operating segment as at and for the three month period ended March 31, 2001:




                                    FC&MS        FN&SE        S&M          NS          Total
                                -----------      ------     -------      ------    -----------
      Revenue                   $   262,619      94,797     209,635      71,765    $   638,816
      Interest expense          $     9,380         860       3,665         948    $    14,853
      Amortization of
         capital assets         $    30,119       6,260       3,951      27,810    $    68,140
      Loss before
         income taxes           $  (939,068)   (126,719)   (216,862)   (277,200)   $(1,559,849)
      Total assets              $ 1,125,001     198,701     270,713     841,373    $ 2,435,788
      Capital assets            $   441,087     114,057      52,793     679,911    $ 1,287,848
      Capital asset additions   $     4,264          --          --          --    $     4,264
                                -----------      ------     -------      ------    -----------

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

8.    Information on Operating Segments - continued
-------------------------------------------------------------------------------

      Reconciliations to consolidated results as at and for the three month period ended March 31, 2001:

                                  Segmented     Corporate      Total
                                 -----------    ---------   -----------
      Revenue                    $   638,816          --    $   638,816
      Loss before income taxes   $(1,559,849)   (969,380)   $(2,529,229)
      Total assets               $ 2,435,788     157,931    $ 2,593,719
      Capital assets             $ 1,287,848      43,423    $ 1,331,271
      Capital asset additions    $     4,264      18,602    $    22,866
                                 -----------    --------    -----------

      Geographic information

      Information by geographic region as at and for the three month period ended March 31, 2002:

                                             Canada     United States      Total
                                          -----------   -------------   -----------
      Revenue                             $    37,226            --    $    37,226
      Interest expense                    $    43,044        10,326    $    53,370
      Amortization of capital assets      $    28,754         1,811    $    30,565
      Income (loss) before income taxes   $(1,138,655)     (693,941)   $(1,832,596)
      Total assets                        $ 1,261,765     1,009,208    $ 2,270,973
      Capital assets                      $   510,435        22,347    $   532,782
      Capital asset additions             $        --            --    $        --
                                          -----------        ------    -----------

      Information by geographic region as at and for the three-month period ended March 31, 2001:

                                          Canada     United States      Total
                                       -----------   -------------   -----------
      Revenue                          $   627,661        11,155    $   638,816
      Interest expense                 $    15,394        11,100    $    26,494
      Amortization of capital assets   $    69,406         1,987    $    71,393
      Loss before income taxes         $(1,496,509)   (1,032,720)   $(2,529,229)
      Total assets                     $ 2,478,534       115,185    $ 2,593,719
      Capital assets                   $ 1,301,255        30,016    $ 1,331,271
      Capital asset additions          $    22,866            --    $    22,866
                                       -----------    ----------    -----------

      Revenues are attributed to countries based on location of customers.

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

9.    Earnings per Share
-------------------------------------------------------------------------------
      The Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Shares" which requires companies to report basic and fully diluted earnings per share ("EPS") computations effective with the Company's quarter ending December 31, 1997. Basic EPS excludes dilution and is based on the weighted-average common shares outstanding and diluted EPS gives effect to potential dilution of securities that could share in the earnings of the Company. Diluted EPS has not been presented as it is anti-dilutive as a result of having incurred losses in each period. Options that may potentially dilute EPS in the future are listed in note 7.
                                                Three months   ended March 31
                                                     2002             2001
                                               ------------       ------------
      Basic EPS Computation:
      Net loss for the periods                 $ (1,832,596)      $ (2,529,229)
      Weighted average outstanding shares        38,785,289         36,802,445
      Basic EPS                                $      (0.05)      $      (0.07)
                                               ------------       ------------

10.   Commitments and Contingencies
-------------------------------------------------------------------------------

      Lease commitments

      At March 31, 2002, the Company's total obligations, under various operating leases for equipment and occupied premises, exclusive of realty taxes and other occupancy charges, are as follows:

         2002                                  $    431,215
         2003                                       184,029
         2004                                       103,499
         2005                                        39,848
                                               ------------
        Total                                  $    758,591
                                               ============

      The Company was in arrears with respect to several of their operating lease commitments at year end. Arrears payments plus accrued interest are included in current liabilities as at March 31, 2002.

      Employment contracts

      The Company has employment agreements and arrangements with its executive officers and certain management personnel. The majority of agreements continue until terminated by the executive or the Company and do not provide for severance payments of any kind upon termination. The agreements include a covenant against competition with the Company, which extends for a period of time after termination for any reason. As of March 31, 2002, the minimum annual commitment under these agreements was approximately $300,682

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

10.   Commitments and Contingencies - continued
-------------------------------------------------------------------------------

      Legal proceedings

      At March 31, 2002, the Company and its wholly owned subsidiaries are involved in various suits, claims, proceedings, and investigations that arise from time to time in the normal course of business.

      Certain of the proceedings relate to wrongful dismissal actions brought against the Company by former employees, claims of misappropriation of confidential information by competitors, and claims of breach of contract by service providers. The Company is unable to ascertain the ultimate aggregate amount of monetary liability or operational impact of these identified legal proceedings that seek damages of material or indeterminate amounts due to the current status of the claims. The Company therefore cannot determine whether these actions will, individually or in aggregate, have a material adverse effect on the business, results of operations, and financial condition of the Company. No amount has been accrued in the accounts in respect of these matters. The defendants in these legal proceedings include the Company and certain named directors and officers of the Company who intend to vigorously defend these claims.

      Other proceedings related to default judgments, orders to pay, statements of claim, and small claims court actions served against the Company by secured and unsecured suppliers and other service providers for unpaid accounts. The full amount of all identified claims plus an estimate of interest and costs that may be awarded has been accrued in the accounts in respect of these matters as at March 31, 2002. The Company is working with the creditors to establish suitable payment arrangements. Subsequent to the period end, several of the secured creditors exercised their rights to repossess equipment and vehicles provided to the Company.

11.   Subsequent Events
-------------------------------------------------------------------------------

      Subsequent to the period end, the following transactions occurred:

      (a) On August 1, 2001, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion") pursuant to which Fusion agreed to purchase directly from the Company on each trading day during the term of the agreement, $15,000 of common stock up to an aggregate of $12.0 million. The $12.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at the Company's discretion. The purchase price of shares of common stock will be equal to a price based upon future market price of the common stock without any fixed discount to the market price. The Company has the right to set a minimum purchase price at any time. Fusion may not purchase shares under the agreement if Fusion or its affiliates would beneficially own more than 4.9% of the aggregate outstanding common stock immediately after the purchase. The Company has the right to increase this limitation to 9.9%. Under the terms of the agreement Fusion received 375,000 shares of common stock and warrants to purchase 375,000 shares of common stock at an exercise price of $4.00 per share, as a commitment fee. The combined fair value of the 375,000 shares and the 375,000 warrants to purchase 375,000 shares of $1,162,500 will be charged to operations over the 40-month period.

            The Company intends to utilize the Fusion facility upon registration of the shares with the Securities and Exchange Commission that is expected to be finalized subsequent to the period end.

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

11.   Subsequent Events - continued
-------------------------------------------------------------------------------

      (b) On March 13, 2001, the Company entered into a Common Stock Purchase Agreement ("Purchase Agreement") for the purchase of 219,729 shares of common stock for $550,000 with an investor. The Purchase Agreement contains gross-up provisions so that in the event the Company's common stock trades at a lower price than the original purchase price, additional shares of common stock will be issued to the investor. All such shares are entitled to registration rights. The Purchase Agreement also provided redemption rights to the Company to redeem such shares. In order for the Company to maintain its rights to continue the redemption provisions under the Purchase Agreement, the Company is obligated to pay a monthly fee to the investor. The Company and the investor agreed to continue the Company's redemption rights on the shares beyond the originally contemplated period of two months; however, the Company was unable to make requisite payments after August 2001. The investor agreed to continue the Company's redemption rights. In April 2002, the Company and the investor amended the Purchase Agreement so that in consideration of the investor not exercising its gross up or registration rights, the Company would make all payments in respect of the past-due fees, of approximately $95,000, to maintain the Company's rights to redeem the shares and in addition pay the investor a fee equal to 13.25% on the original purchase price of the shares for a period of up to 6 months. Upon such payments and payment of the original purchase price for the shares, the Company may exercise its redemption rights at any time at its sole discretion.

      (c) On December 14, 2001, the Company announced that it has executed a new Term Sheet for the acquisition of substantially all of the operating assets of Digital Global Internet Inc. ("DGI"), a Baltimore, Maryland based company. The acquisition was originally expected to be completed within 75 days however it has not yet closed. The Company had previously announced on June 12, 2001 the signing of a Term Sheet with DGI, however, the Company and DGI were not able to come to mutually acceptable definitive terms on the basis of that June 2001 Term Sheet. The Company believes that the contemplated revised structure for the acquisition of DGI will facilitate the closing of the transaction, however there can be no assurance in this regard

      (d) On April 11, 2002, the Board of Directors approved the Company's proposed Refinancing Plan to raise additional capital through private financing. The key component of the Refinancing Plan is to temporarily reduce the number of publicly tradable Company shares by requesting the Company's stockholders submit their shares of common stock to a voluntary lockup for a period of one year. The Company will seek to obtain a minimum of 29 million shares for inclusion in the lockup representing approximately 80% of all outstanding Company shares. Any decision whether to enter into financing arrangements during the effective period of the lockup agreement will be at the sole discretion of the Board of Directors. Stockholders electing to participate in the lockup will have up to May 31, 2002 to tender their shares to the Company's escrow agent, Equity Transfer Services Inc. of Toronto, Ontario. The lockup agreement will only be effective if more than 29 million shares are submitted to the Escrow Agent. During the effective period of the lockup, stockholders participating in the lockup may not engage in any of the following:

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

11.   Subsequent Events - continued
-------------------------------------------------------------------------------

                  a. offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any derivative securities,

                  b. enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any derivative securities, or

                  c. make any open market transactions relating to shares of common stock or any derivative securities and will not make any demand for or exercise any right with respect to, the registration of any shares of common stock or any derivative securities.

                  The Agreement shall not be binding nor take effect unless and until the Company has obtained executed consent in the form of this Agreement with the owners of record, or beneficial owners, of an aggregate minimum of 29,000,000 shares of Common Stock and the securities of the Derivative Securities granted to and held by affiliates, officers and directors of the Company.

      (e) On May 14, 2002, the Company completed the transaction with Wisper Inc. The Company acquired broadband connectivity customers, supply contracts, agent agreements, and the equipment serving those customers which include: (i) a wireless network with towers in Brampton, Mississauga, and Georgetown, Ontario; (ii) know how on deploying fixed wireless ISM networks; (iii) customer care and trouble ticket application; (iv) sales agent agreements; and (v) strategic agreements with key suppliers such as Bell Nexxia and Futureway Communications. The customer base provides the Company with over $400,000 CDN in recurring annual revenue. The physical assets have a current net book value of approximately $150,000 CDN.

            In exchange for the Wisper Network assets, Wisper Inc. (CDNX: WIP) will receive up to a maximum total of $404,311 CDN worth of Universe2U Inc. shares and cash, subject to shareholder and regulatory approval. The terms of the deal do not require the Company to pay the cash or shares upfront, however, the Company will be assuming a net of $87,825 CDN of liabilities associated with the assets and wholesale expenses of the acquired business. The Company will pay $180,000 CDN in cash or shares over the next 12 months and the balance of a maximum of $136,825 in shares with a one-year trade restriction. The Agreement has provisions for additional purchase price adjustments. In addition, some of Wisper's key staff, associated with broadband deployment will join the Company.

Universe2U Inc.
-------------------------------------------------------------------------------

Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2002
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

11.   Subsequent Events - continued
-------------------------------------------------------------------------------

      (f) On April 8, 2002, the Company executed a Marketing Agreement with EBI Communications, Inc. ("EBI") where it became a reseller for the EBI's Voice over IP service and their Least Cost Routing Gateway. The Company has the right to market and sell the products to the worldwide markets directly or through other agents. The product will be sold under a private label and brand the products as Universe2U - Least Cost Router, Voice2U, or other such name. It is contemplated that the two parties will work collaboratively on product development; with the Company providing product feature input/packaging and EBI doing the technical research and development. There are two conditions precedent for this Agreement to become binding on the parties: (i) EBI and Universe2U must work together to secure financing for $750,000, at terms acceptable to both parties and (ii) to set up the necessary back office to support the generation of LCRR, marketing cost and fund the inventory. There is to be final acceptance testing of the product by the Company. Active marketing of the product is expected to commence in June 2002.

                                Universe2U Inc.

                        Consolidated Financial Statements

                           December 31, 2001 and 2000

                           (expressed in U.S. dollars)

                                Auditors' Report

To  the  Shareholders  of  Universe2U  Inc.

We have audited the consolidated balance sheets of Universe2U Inc. ("the Company") as at December 31, 2001 and 2000 and the consolidated statements of operations, deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects except as described below, the financial position of the Company as at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States.

The Company has incurred losses to date, has a deficit as at December 31, 2001 of $(13,964,156), has a working capital deficiency of $2,725,127 and used $1,673,295 of cash for operating activities during the year. In addition, the Company has been unable to meet its payroll obligations, trade obligations, operating lease commitments, and long-term debt commitments as they become due. These factors raise substantial doubt on the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence as a result of the inability to locate sufficient financing (see notes 2, 12 and 17).

Signed:  "Moore  Stephens  Cooper  Molyneux  LLP"


Chartered Accountants

Toronto, Ontario March 28, 2002

Universe2U Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------


                                                                              2001            2000
                                                                         -------------   -------------
Assets
  Current assets
  Cash and cash equivalents                                              $           -    $     21,216
  Accounts receivable (net of allowance of $230,371, 2000-$197,351)            138,578       1,486,519
  Due from officers and directors (note 5)                                      45,044         160,968
  Due from related parties (note 5)                                                  -          63,461
  Prepaid expenses and deposits                                                138,295         131,372
  Inventory                                                                     33,674         180,433
                                                                         -------------   -------------
                                                                               355,591       2,043,969

  Deferred charges (note 17a)                                                1,017,188               -
  Capital assets (note 3 and 12)                                               578,124       1,411,237
                                                                         -------------   -------------
                                                                         $   1,950,903    $  3,455,206
                                                                         =============   =============
Liabilities
  Current liabilities
  Bank indebtedness (note 4)                                             $      21,172    $    200,050
  Accounts payable and accrued liabilities                                   2,873,322       1,573,063
  Income taxes payable                                                          49,697          43,294
  Current portion of capital lease obligation (note 8)                               -          13,646
  Current portion of long-term debt (note 7)                                   136,527           8,003
                                                                         -------------   -------------
                                                                             3,080,718       1,838,056
  Loan payable (note 6)                                                        171,611               -
  Long-term debt (note 7)                                                       13,938          23,595
                                                                         -------------   -------------
                                                                             3,266,267       1,861,651
                                                                         -------------   -------------
Commitments and contingencies (note 12 and 17)                                       -               -
                                                                         -------------   -------------

Shareholders' equity
  Share capital (note 9)
  Authorized:  100,000,000 Common shares, $0.00001 par value
  Issued and outstanding:  38,912,491 Common shares                                389             367
  Additional paid in capital                                                14,282,080       6,330,042
  Accumulated other comprehensive income (loss)                                141,323        (75,138)
  Deposit on net asset acquisition (note 17b)                               (1,775,000)              -
  Deficit                                                                  (13,964,156)    (4,661,716)
                                                                         -------------   -------------
                                                                            (1,315,364)      1,593,555

                                                                         $   1,950,903    $  3,455,206
                                                                         =============   =============

The accompanying notes are an integral part of these financial statements.


Approved on behalf of the Board
Signed: "Kim Allen"                           Signed: "Angelo Boujos"
---------------------------------------       -----------------------------------
Director                                     Director

Universe2U Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Deficit
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

                                                          2001            2000
-----------------------------------------------------------------    ----------
Deficit, beginning of years                       $  (4,661,716)   $  (466,263)
    Net loss for the years                           (9,302,440)    (4,195,453)
-----------------------------------------------------------------    ----------
Deficit, end of years                             $ (13,964,156)   $(4,661,716)
=================================================================    ==========








The accompanying notes are an integral part of these financial statements.

Universe2U Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations
for the years ended December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------



                                                                     2001             2000
------------------------------------------------------------------------------    ------------
Revenue                                                         $  1,224,334    $  5,653,709
------------------------------------------------------------------------------    ------------
Cost of sales                                                      1,960,543       3,342,410
------------------------------------------------------------------------------    ------------
Gross profit                                                        (736,209)      2,311,299
------------------------------------------------------------------------------    ------------
Expenses
    Selling, general and administration                            4,919,920       3,477,439
    Stock based compensation (note 9)                              2,425,519       2,387,958
    Interest and financing costs                                   1,056,755         258,361
    Interest expense - related parties (note 5)                            -          10,679
    Depreciation and amortization                                    100,576         231,782
------------------------------------------------------------------------------    ------------
                                                                   8,502,770       6,366,219
------------------------------------------------------------------------------    ------------
Loss from operations                                              (9,238,979)     (4,054,920)
Share of loss of significantly influenced investment                  63,461          19,452
------------------------------------------------------------------------------    ------------
Loss before provision for income taxes                            (9,302,440)     (4,074,372)
    Provision for income taxes (note 10)                                   -         121,081
------------------------------------------------------------------------------    ------------
Net loss for the years                                          $ (9,302,440)   $ (4,195,453)
==============================================================================    ============

Net loss per share - basic and fully diluted                    $      (0.25)   $      (0.12)
==============================================================================    ============

Weighted average shares outstanding                               37,596,066      36,006,392
==============================================================================    ============

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Cash Flows
for the years ended December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

                                                                              2001            2000
                                                                         -------------   -------------
Cash flow from operating activities (note 13)
    Net loss for the years                                               $ (9,302,440)   $ (4,195,453)
    Items not affecting cash
        Amortization of capital assets                                        218,141         273,186
        Amortization of deferred charges                                      145,313               -
        Stock option compensation                                           2,425,519       2,387,958
        Issuance of warrants                                                  785,428               -
        Imputed interest                                                            -          10,679
        Equity loss of significantly influenced investment                     63,461          19,452
        Loss on disposal of capital assets                                    572,194               -
        Future income taxes                                                         -         121,081
                                                                         -------------   -------------
                                                                           (5,092,384)     (1,383,097)

    Other sources (uses) of cash from operations
        Increase in accounts receivable                                     1,347,941        (935,661)
        Increase in inventory                                                 146,759        (140,940)
        Increase in prepaid expenses and deposits                              (6,923)         (2,195)
        Increase in accounts payable and accrued liabilities                1,931,312       1,153,536
                                                                         -------------   -------------
                                                                           (1,673,295)     (1,308,357)
                                                                         -------------   -------------
Cash flow from investing activities
    Acquisition of subsidiary                                                       -      (1,039,346)
    Proceeds on disposal of capital assets                                      8,105               -
    Purchase of capital assets                                                (67,073)       (199,783)
                                                                         -------------   -------------
                                                                              (58,968)     (1,239,129)
                                                                         -------------   -------------
Cash flow from financing activities
    Proceeds from long-term debt                                              125,565          22,091
    Repayments on long-term debt                                              (20,344)       (328,518)
    Proceeds from loan payable                                                171,611               -
    Proceeds from debenture                                                         -         322,237
    Proceeds from issue of share capital                                    1,178,956       2,766,306
    (Decrease) increase in bank indebtedness                                 (157,662)        130,618
    Increase (decrease) in related party advances                             179,385        (270,063)
                                                                         -------------   -------------
                                                                            1,477,511       2,642,671
                                                                         -------------   -------------
Effect of exchange rate changes on cash                                       233,536         (86,309)
                                                                         -------------   -------------
Increase in cash                                                              (21,216)          8,876
Cash and cash equivalents, beginning of years                                  21,216          12,340
                                                                         -------------   -------------
Cash and cash equivalents, end of years                                  $          -    $     21,216
                                                                         =============   =============

The accompanying notes are an integral part of these financial statements.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

1.   Business of the Company
-------------------------------------------------------------------------------

     Universe2U Inc. ("the Company") was incorporated under the laws of Nevada and carries on the business of providing dedicated fiber optic infrastructure and high-bandwidth Internet connectivity for communications carriers and corporate and government customers in North America.

2.   Significant Accounting Policies
-------------------------------------------------------------------------------

     Going concern basis of presentation

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. This assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. Should the Company be unable to continue as a going concern as a result of the inability to locate sufficient financing, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

     As at December 31, 2001, the Company has incurred significant losses, has a deficit as at December 31, 2001 of $(13,964,156), has a working capital deficiency of $2,725,127 and used $1,673,295 of cash for operating activities during the year. In addition, the Company has been unable to meet its payroll obligations, trade obligations, operating lease commitments, and long-term debt commitments as they become due as a result of their cash flow deficiency.

     Subsequent to December 31, 2001, the Company established a $800,000 CDN term loan (note 17d). In order to fund additional cash flow requirements in 2002, the Company plans to seek additional public financing during the year (note 17g).

     Basis of presentation

     On May 17, 2000, Universe2U Inc. (formerly Paxton Mining Corporation) issued 250,000 shares for 100% of the shares of Universe2U Canada Inc. For accounting purposes, the acquisition is being recorded as a recapitalization of Universe2U Inc., with Universe2U Canada Inc. as the acquiror. The 250,000 shares issued are treated as issued by Universe2U Inc. for cash and are shown as outstanding for all prior periods presented in the same manner as for a stock split. Prior to the acquisition there were 5,510,200 shares outstanding in Universe2U Inc. In addition, the recapitalization reflects 4,000,000 shares tendered for cancellation and the declaration of a stock dividend on a 19 to 1 basis, representing 33,443,800 shares, which formed part of the acquisition transaction. The consolidated financial statements of the Company reflect the results of operations of Universe2U Inc. and Universe2U Canada Inc. from January 1, 2001 to December 31, 2001 and from May 17, 2000 to December 31, 2000. The combined financial statements prior to May 17, 2000 reflect the results of operations and financial position of Universe2U Canada Inc. only. Pro forma information on this transaction is not presented as, at the date of this transaction, Universe2U Inc. is considered a public shell and accordingly, the transaction will not be considered a business combination.

     On May 31, 2000, the Company acquired all of the outstanding shares of CableTec Communications Inc. ("CableTec") (formerly Bernie Tan Investments Inc.), a company involved in underground excavation and cable installation activities, for cash consideration of $1,500,000 Canadian and stock options to purchase 200,000 shares at a price of $7.50 Canadian. This transaction was accounted for under the purchase method of accounting. The total cost of the acquired net assets was $1,500,000 Canadian, which was equal to the purchase price of the CableTec stock. The results of operations of the acquired entity are included in the accompanying financial statements since the date of acquisition.

Universe2U Inc.
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

2.   Significant Accounting Policies - continued
-------------------------------------------------------------------------------

     Basis of consolidation

     These financial statements have been prepared on a consolidated basis and include 100% owned subsidiaries' assets and liabilities as well as the revenues and expenses arising from their respective incorporation or acquisition dates. Investments in entities over which the Company has significant influence but not control are accounted for under the equity method of accounting.

     Cash and cash equivalents

     Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturity at the date of purchase of three months or less. The Company did not have any cash equivalents at December 31, 2001 and 2000.

     Inventory

     Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

     Capital assets

     Capital assets are recorded at cost and amortized over their estimated useful lives as follows:

     Computer software             -   100  %  declining balance
     Computer equipment            -    30  %  declining balance
     Vehicles and machinery        -    30  %  declining balance
     Furniture and fixtures        -    20  %  declining balance
     Leasehold improvements        -           straight-line, over
                                               life of lease

     Impairment of long-lived assets

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

     Revenue recognition

     Revenue for services provided are recognized in the period the services are performed based on the costs incurred. Revenue on long-term construction contracts is recognized using the percentage of completion method on the basis of percentage of costs incurred to date on a contract, relative to the estimated total contract costs. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known. Generally, the terms of long-term contracts provide for progress billings based on completion of certain phases of work.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

2.   Significant Accounting Policies - continued
-------------------------------------------------------------------------------

     Future income taxes

     The Company has adopted the asset/liability method of accounting for future income taxes whereby future income tax liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and the liabilities of the Company. The future income tax asset results from differences between the tax base and carrying values of capital and other assets, differences in the accounting and tax treatment of certain costs, and the recognition of prior year losses for tax purposes.

     Foreign exchange

     The Company's Canadian operations are self-sustaining and therefore their assets and liabilities are translated into U.S. dollars, the basis of presentation of these financial statements, using the year end rate of exchange, and revenue and expenses of such operations are translated using the average rate of exchange for the year. The related foreign exchange gains and losses arising on translation of the Company's Canadian operations are included in shareholders' equity until realized.

     Earnings (loss) per share

     Basic earnings (loss) per common share have been determined based upon the weighted average number of common shares issued and outstanding throughout the period as restated to reflect the recapitalization as a result of the reverse acquisition (see notes 2 and 15). Diluted earnings (loss) per common share are presented using the treasury stock method and are calculated by dividing net earnings (loss) applicable to common shares by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued. Diluted information is not presented, as it is anti-dilutive as a result of having incurred losses in each year.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications

     Certain amounts from prior years have been reclassified to conform to the current year's presentation.

     Fair value

     The carrying amount of accounts receivable, bank loans, accounts payable and accrued liabilities approximates their fair value because of the short-term maturities of these items. The fair value of the loans with related parties are not determinable, as these amounts are due on demand without interest, and, accordingly, cannot be ascertained with reference to similar debt with non-related parties.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

2.   Significant Accounting Policies - continued
-------------------------------------------------------------------------------

     Recent accounting pronouncements

     (a) Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations", that supersedes APB Opinion 16 and various related pronouncements, was effective for all business combinations initiated after June 30, 2001. In general, SFAS 141 states that all business combinations be accounted for as purchase transactions with the pooling-of-interests method being no longer acceptable. In addition, SFAS 141 establishes new rules concerning recognition of intangible assets arising in a purchase business combination and requires enhanced disclosure of information in the period in which a business combination is completed. The Company will adopt this standard on all future acquisitions.

     (b) Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets" supersedes APB Opinion 17 and related interpretations and is effective for the Company on January 1, 2002. In general SFAS 142 establishes new rules on accounting for goodwill and other intangible assets acquired in a business combination. In addition, SFAS 142 reaffirms that intangibles acquired in other than a business combination be initially recognized at fair value and that the costs of internally developed intangible assets be charged to expense as incurred. The adoption of this standard is not expected to have a material impact on the Company.

     (c) Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for Impairment or Disposal of Long-Lived Assets" replaces SFAS 121 and provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, SFAS 144 also expands the scope of a discontinued operation to include a component of an entity, and it eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The standard is effective for the Company on January 1, 2002. The adoption of this standard is not expected to have a material impact on the Company.

3.   Capital Assets (see note 12)
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                                                           2001               2000
                                                                   -----------------  ----------------

                                                   Accumulated          Net Book             Net Book
                                     Cost         Amortization            Value               Value
------------------------------------------------------------------------------------------------------

      Computer software        $   27,255         $    24,787          $  2,468           $    5,357
      Computer equipment          212,732              81,277           131,455              184,552
      Vehicles and machinery      699,868             376,438           323,430            1,062,977
      Furniture and fixtures       98,595              30,702            67,893               88,113
      Leasehold improvements       82,840              29,962            52,878               70,238
------------------------------------------------------------------------------------------------------
                               $1,121,290         $   543,166          $578,124           $1,411,237
======================================================================================================



Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

4.   Bank Indebtedness
-------------------------------------------------------------------------------


     Bank indebtedness is due on demand and is secured by a personal guarantee from one of the Company's shareholders. The indebtedness bears interest at prime plus 1% over the bank's base rate of interest, payable monthly. The month end prime rate as at December 31, 2001 was approximately 4.0% (2000
     - 7.5%).

5.   Related Party Balances
-------------------------------------------------------------------------------
                                                            2001         2000
--------------------------------------------------------------------   --------
     Loan to significantly influenced company           $        -     $ 63,461
     Amounts due from officers and directors                45,044      160,968
--------------------------------------------------------------------   --------
                                                        $   45,044     $224,429
--------------------------------------------------------------------   --------

     The amounts due from a significantly influenced company are non-interest bearing, due on demand and have no fixed repayment terms.

     The amounts due to and from officers and directors are non-interest bearing, due on demand and have no fixed repayment terms. During the year, the Company imputed interest of nil (2000 -$10,679) to officers and directors on advances made to the Company.

     On June 9, 2000, the Board of Directors adopted a resolution to convert a loan of $428,968 previously made by an officer and director of the Company into 100,000 common shares of the Company (note 9).

6.   Loan Payable
-------------------------------------------------------------------------------
                                                              2001       2000
---------------------------------------------------------------------  --------
     Loan payable bearing interest at 8% per annum
     compounded monthly. The line may be drawn on in
     increments of between $10,000 and $50,000 to a
     maximum of $500,000. Any and all outstanding
     amounts shall be repaid in full on the earlier
     of (i) such date as the Company has adequate
     reserves as determined by the Audit Committee; or
     (ii) July 27, 2003. The Company shall also issue
     warrants to the lender under the loan agreement
     in amount corresponding to the fair market value
     of the Company's common stock as of the date of
     each draw down under the loan agreement. Each of
     such warrants shall be exercisable at fair market
     value for 1.15 shares of restricted Company common
     stock.                                                $ 171,611    $     -
=====================================================================  ========

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

7.   Long-Term Debt
-------------------------------------------------------------------------------

                                                                            2001      2000
---------------------------------------------------------------------------------   --------

     Term loan bearing interest at 8.9% per annum, with monthly principal and interest payments of $330, maturing in
     December 2004, secured by the vehicle.                             $  9,934     13,220

     Term loan bearing interest at 1.9% per annum, with monthly principal and interest payments of $547, maturing in March
     2002, secured by the vehicle.                                        14,966     18,378

     Loan payable, bearing interest of 45,000 common shares of
     the Company, balance due at maturity of February 18, 2002.
     Loan provides for a 60-day extension upon payment of a fee of $10,000 Canadian. Penalty provisions require a payment
     of 500,000 shares if the loan is not repaid by the end of
     the first 60-day period and an additional 250,000 shares if the loan is not repaid by the end of the second 60-day
     period (note 17f).                                                  125,565          -
---------------------------------------------------------------------------------   --------

                                                                         150,465     31,598
     Less: Current portion                                               136,527      8,003
---------------------------------------------------------------------------------   --------

                                                                        $ 13,938   $ 23,595
=================================================================================   ========

     The month end prime rate as at December 31, 2001 was approximately 4.0% (2000 - 7.5%).

     Principal repayments on long-term debt are as follows:

         2002                                                         $136,527
         2003                                                            9,088
         2004                                                            4,850
-------------------------------------------------------------------------------
                                                                      $150,465
===============================================================================

Universe2U Inc.
--------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
--------------------------------------------------------------------------------

8.   Obligation Under Capital Lease
-------------------------------------------------------------------------------



                                                                           2001        2000
---------------------------------------------------------------------------------   --------

     Office furniture and computer equipment lease contract,
     bearing interest at 11.33% per annum, required blended
     monthly payments of $1,315 to November 2001, secured by
     the office furniture and computer equipment;                       $      -   $ 13,646

     Less:  Current portion                                                    -     13,646
----------------------------------------------------------------------------------   --------
                                                                        $      -   $      -
==================================================================================   ========


9.   Share Capital
----------------------------------------------------------------------------------

     Stock options

     On June 9, 2000, the Board of Directors adopted the Company's 2000 Equity
     Incentive Plan ("the Plan"). The Plan provides for the potential grant of options and other securities to employees, directors and consultants of the Company and its subsidiaries. The purpose of the Plan is to provide an incentive to such persons with respect to Company activities. The terms of the awards under the Plan are determined by a Board appointed committee.
     The Plan was approved and ratified by the shareholders within twelve months of the adoption date. Under the terms of the Plan as approved by the shareholders, 1,500,000 shares of common stock may be issued, with replenishment available under the Plan each year at the discretion of the Board (or the committee of the Board) up to an amount equal to 10% of the Company's outstanding stock. As of December 31, 2001, 1,887,751 (2000 - nil) options were granted and outstanding under the Plan. Such options have been granted at exercise prices ranging from $0.01 per share to $5.00 per share and as of December 31, 2001, options to purchase 526,084 (2000 - nil) share of common stock of the Company were vested.

     As of December 31, 2001, an aggregate of 1,217,250 (2000 - 1,661,000)
     non-Plan stock options were outstanding that had been granted to employees, directors and consultants of the Company and its subsidiaries. Such options had been granted at exercise prices ranging from $0.01 per share to $5.00 per share and as of December 31, 2001, options to purchase 1,180,000 (2000
     - 600,000) shares of common stock of the Company were vested.



Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

9.   Share Capital - continued
-------------------------------------------------------------------------------

     The Company accounts for stock-based compensation under the provisions of APB No. 25 "Accounting for Stock Issued to Employees" and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. This non-cash compensation expense is charged against operations ratably over the vesting period of the options or service period, whichever is shorter, and was $2,425,519 for the year (2000 - $2,387,958). In accordance with FAS No. 123, "Accounting for Stock-Based Compensation", the fair value of each fixed option granted is estimated on the date of grant using the Black-Scholes option pricing model, using the following weighted average assumptions:

     Option assumptions                                           2001     2000
-----------------------------------------------------------------------  -------

     Dividend yield                                                  -        -

     Expected volatility                                            75%      75%

     Risk free interest rate                                      5.53%     5.2%

     Expected option term                                          5.0      5.0
------------------------------------------------------------------------  -------

     Fair market value per share of options granted             $ 3.34   $ 4.99
------------------------------------------------------------------------  -------

     Compensation expense recorded under FAS No. 123 would have been approximately $4,844,009 in 2001 (2000 - $3,198,786), increasing the loss per share by $0.06 in 2001 (2000 - $0.02).

     As at December 31, 2001, details of options outstanding were as follows:


------------------------------------------------------------------------------------------------------
                                                      Outstanding                        Exercisable
------------------------------------------------------------------------------------------------------
                                                 weighted average                   weighted average
                                       number      exercise price        number       exercise price
     December 31, 1999                700,000      $         0.01       500,000       $         0.01
        Granted                     1,016,500      $         1.80       680,000       $         0.60
        Expired                       (55,500)     $         4.51             -       $            -
------------------------------------------------------------------------------------------------------
     December 31, 2000              1,661,000      $         0.95     1,180,000       $         0.35
        Granted                     2,253,762      $         2.72       526,084       $         5.00
        Exercised                    (263,547)     $         0.44             -       $            -
        Expired                      (546,214)     $         3.08             -       $            -
------------------------------------------------------------------------------------------------------

     December 31, 2001              3,105,001      $         1.90     1,706,084       $         2.31
======================================================================================================

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

9.   Share Capital - continued
-------------------------------------------------------------------------------

     As at December 31, 2001, stock options expire as follows:

--------------------------------------------------------------------------------
                                                          weighted
                                        number             average        number
                                   outstanding      exercise price   exercisable
--------------------------------------------------------------------------------
     2004                              400,000      $         0.01       400,000
     2005                              817,250      $         0.50       780,000
     2006                              626,084      $         4.72       526,084
     2007                              636,667      $         3.75             -
     2008                              325,000      $         0.01             -
     2009                              300,000      $         0.01             -
--------------------------------------------------------------------------------
                                     3,105,001      $         1.90     1,706,084
================================================================================

     As at December 31, 2001, details of share purchase warrants outstanding were as follows:

-------------------------------------------------------------------------------
                                                          weighted
                                        number             average       expiry
                                   outstanding      exercise price         date
-------------------------------------------------------------------------------
                                       821,500      $         4.39         2002
                                       377,257      $         3.64         2003
                                       102,348      $         1.77         2004
                                       375,000      $         3.00         2006
-------------------------------------------------------------------------------
                                     1,676,105      $         4.27
===============================================================================

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

9.   Share Capital - continued
-------------------------------------------------------------------------------

Continuity of stockholders' equity
--------------------------------------------------------------------------------


                                                                                    accumulated
                                                      additional      comprehen-     other comp-
                                    common     par       paid in     sive income       rehensive
                                    shares   value       capital          (loss)   income (loss)        deficit       total
--------------------------------------------------------------------------------------------------------------------------------
December 31, 1999               35,204,000    $352   $    67,467    $         -    $    (17,091)   $   (466,263)   $  (415,535)
--------------------------------------------------------------------------------------------------------------------------------

Net loss for the year                    -       -             -     (4,195,453)              -      (4,195,453)    (4,195,453)
Exchange differences                     -       -             -         58,047)        (58,047)              -        (58,047)
                                                                    -----------
Total comprehensive (loss)                                           (4,253,500)
                                                                    -----------
Conversion of debentures           833,000       8       668,665                              -               -        668,673
Conversion of share-
 holder advances                   100,000       1       428,967                              -               -        428,968
Private placements                 621,500       6     2,766,306                              -               -      2,766,312
Stock option  compensation               -       -     2,387,958                              -               -      2,387,958
Imputed interest                         -       -        10,679                              -               -         10,679
--------------------------------------------------------------------------------------------------------------------------------
December 31, 2000               36,758,500    $367   $ 6,330,042                   $    (75,138)   $ (4,661,716)   $ 1,593,555
--------------------------------------------------------------------------------------------------------------------------------

Net loss for the year                    -       -             -     (9,302,440)              -      (9,302,440)    (9,302,440)
Exchange differences                     -       -             -        216,461         216,461               -        216,461
                                                                    -----------
Total comprehensive loss)                                            (9,085,979)
                                                                    -----------
Private placements                 343,452       3       915,252                              -               -        915,255
Conversion of liability            671,992       7       624,650                              -               -        624,657
Exercise of options                263,547       3       263,698                              -               -        263,701
Financing commitment
 fee (note 17a)                    375,000       4     1,162,496                              -               -      1,162,500
Deposit on net asset
 acquisition (note 17b)            500,000       5     1,774,995                              -               -      1,775,000
Stock option compensation                -       -     2,425,519                              -               -      2,425,519
Issuance of warrants                     -       -       785,428                              -               -        785,428
--------------------------------------------------------------------------------------------------------------------------------
December 31, 2001               38,912,491    $389   $14,282,080                   $    141,323    $(13,964,156)   $   459,636
--------------------------------------------------------------------------------------------------------------------------------

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

10.  Income Taxes
-------------------------------------------------------------------------------

     The following is a reconciliation of income taxes, calculated at the Canadian combined federal and provincial income tax rate, to the income tax benefit (provision) included in the accompanying Consolidated Statements of Operations for the year ended December 31:


-------------------------------------------------------------------------------------------------
                                                                           2001            2000
-------------------------------------------------------------------------------------------------

     Income tax recovery at Canadian statutory rates (2001 -
     40.8%, 2000 - 42.3%)                                           $(3,795,396)   $ (1,723,459)

     Difference between Canadian rate and rates applicable to
     the parent company and subsidiaries in the United States            61,948          87,496

     Expenses deducted in the accounts that had no
     corresponding deduction for tax purposes currently,
     primarily share of loss of significantly influenced
     investment, loss on disposal of capital assets, and stock
     option compensation                                              1,248,959       1,049,330

     Temporary difference between the deduction available for
     the amortization of capital assets and finance fees for
     accounting purposes and tax purposes                               289,961          55,043

     Other non-deductible items for tax purposes                          4,705           9,728
---------------------------------------------------------------------------------    ------------
                                                                     (2,189,823)        521,862)
     Change in valuation allowance                                    2,189,823         642,943
---------------------------------------------------------------------------------    ------------
     Income tax provision (benefit)                                 $         -    $    121,081
=================================================================================    ============


     The following table shows the significant components included in future income taxes as at December 31:



     Assets:
     Tax benefit of loss carryforwards                              $ 2,680,553    $    507,408
     Capital assets                                                      49,772               -
--------------------------------------------------------------------------------    ------------
                                                                      2,730,325         507,408
     Valuation allowance                                             (2,694,752)       (296,251)
---------------------------------------------------------------------------------    ------------

                                                                         35,573         211,157
---------------------------------------------------------------------------------    ------------
     Liabilities:
     Deferred charges                                                    35,573               -
     Capital assets                                                           -         211,157
---------------------------------------------------------------------------------    ------------
                                                                         35,573         211,157
---------------------------------------------------------------------------------    ------------

     Net deferred income tax assets                                 $         -    $          -
===============================================================================    ==============

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

10.   Income Taxes - continued
--------------------------------------------------------------------------------

      The potential income tax benefits resulting from the application of income tax losses have not been recognized in these financial statements. The following losses include 100% of the respective losses of the subsidiary companies and will expire as follows:

         2004                                                       $     7,490
         2005                                                           235,946
         2006                                                            64,377
         2007                                                           390,263
         2008                                                         3,314,251
         2020                                                           247,175
         2021                                                           240,107
-------------------------------------------------------------------------------
                                                                    $ 4,499,609
===============================================================================

11.   Concentration of Credit Risk
-------------------------------------------------------------------------------

      Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are considered to be limited due to the credit quality of the customers comprising the Company's customer base.

      The Company performs ongoing credit evaluations of its customers' financial condition to determine the need for an allowance for doubtful accounts. The Company has not experienced significant credit losses to date. Accounts receivable was comprised of 4 customers at December 31, 2001 and 27 customers at December 31, 2000.

      The Company's three largest customers represented 45.44%, 15.82% and 11.48% of the Company's total revenue for the year ended December 31, 2001 and 37.51%, 27.65%, and 10.36% of the Company's revenue for the year ended December 31, 2000.

12.   Commitments and Contingencies
-------------------------------------------------------------------------------

      Lease commitments

      At December 31, 2001, the Company's total future obligations, under various operating leases for equipment and occupied premises, exclusive of realty taxes and other occupancy charges, are as follows:

         2002                                                       $   348,769
         2003                                                           192,085
         2004                                                           117,823
         2005                                                            45,415
-------------------------------------------------------------------------------
         Total                                                      $   704,092
===============================================================================

      The Company was in arrears with respect to several of their operating lease commitments at year end. Arrears payments plus accrued interest are included in current liabilities as at December 31,

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------


12.   Commitments and Contingencies - continued
-------------------------------------------------------------------------------

      Employment contracts

      The Company has employment agreements and arrangements with its executive officers and certain management personnel. The agreements generally continue until terminated by the executive or the Company and do not provide for severance payments of any kind upon termination. The agreements include a covenant against competition with the Company, which extends for a period of time after termination for any reason. As of December 31, 2001, the minimum annual commitment under these agreements was approximately $386,113 (2000 - $632,052).

      Legal proceedings

      At December 31, 2001, the Company and its wholly owned subsidiaries are involved in various suits, claims, proceedings, and investigations which arise from time to time in the normal course of business.

      Certain of the proceedings relate to wrongful dismissal actions brought against the Company by former employees, claims of misappropriation of confidential information by competitors, and claims of breach of contract by service providers. The Company is unable to ascertain the ultimate aggregate amount of monetary liability or operational impact of these identified legal proceedings which seek damages of material or indeterminate amounts due to the current status of the claims. The Company therefore cannot determine whether these actions will, individually or in aggregate, have a material adverse effect on the business, results of operations, and financial condition of the Company. No amount has been accrued in the accounts in respect of these matters. The defendants in these legal proceedings include the Company and certain named directors and officers of the Company who intend to vigorously defend these claims.

      Other proceedings related to default judgments, orders to pay, statements of claim, and small claims court actions served against the Company by secured and unsecured suppliers and other service providers for unpaid accounts. The full amount of all identified claims plus an estimate of interest and costs that may be awarded has been accrued in the accounts in respect of these matters as at December 31, 2001. The Company is working with the creditors to establish suitable payment arrangements. Subsequent to year end, several of the secured creditors exercised their rights to repossess equipment and vehicles provided to the Company.

13.   Supplemental Cash Flow Information
-------------------------------------------------------------------------------

      During the year, the Company had cash flows arising from interest and income taxes paid as follows:
-------------------------------------------------------------------------------
                                                            2001           2000
-----------------------------------------------------------------      --------

      Interest paid (note 5)                           $ 114,403      $  48,712
      Income taxes paid                                $       -      $  26,642
=================================================================      ========

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

13.   Supplemental Cash Flow Information - continued
-------------------------------------------------------------------------------

      During the year, the Company had non-cash investing and financing activities as follows:

----------------------------------------------------------------------------------------------------
                                                                               2001           2000
------------------------------------------------------------------------------------      ----------


      Financing commitment fee settled with 375,000 Common shares         $ 1,162,500      $       -
      Employee obligations settled with 671,992 Common shares             $   624,657      $       -
      Conversion of shareholder advances for 100,000 Common shares        $         -      $ 428,967
      Conversion of debentures for 833,000 Common shares                  $         -      $ 668,665
=====================================================================================      =========

14.   Information on Operating Segments
-------------------------------------------------------------------------------

      General description

      The Company's operations are organized into segments based on the nature of products and services provided and into geographical segments based on the location of customers. The Company's operations can be classified into four reportable operating segments; Fiber Construction and Maintenance Services ("FC&MS"), Fiber Network and System Engineering and Design ("FN&SED"), Sales and Marketing ("S&M") and Network Services ("NS") and also into two reportable geographic regions; Canada and the United States.

      The FC&MS segment is responsible for building and maintaining the telecom infrastructure including long-haul network builds, regional networks, community networks, and in-building networks. The focus is on physical infrastructure to support telecommunications encompassing fiber, wireless and copper based telecommunications.

      The FN&SED segment is responsible for all engineering and design activities including permits, designs, mapping, GIS, structural design, engineered drawings, network design, equipment specifications, research and development and the securing and perfecting of rights of ways.

      The S&M segment is responsible for all direct sales that involve the sale of telecom infrastructure products to telecommunication companies, telecommunication services on behalf of telecommunications companies and services on behalf of the right of way owners. The segment also acts as broker for sales of rights of ways.

      The NS segment is a support service for the other operating segments.

      The accounting policies of the segments are the same as those described in note 2. The Company evaluates financial performance based on measures of gross revenue and profit or loss from operations before income taxes. The following tables set forth information by operating segment as at, and for the year ended December 31, 2001 and the year ended December 31, 2000.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

14.   Information on Operating Segments - continued
-------------------------------------------------------------------------------

      Operating segments

Information by operating segment as at and for the year ended December 31, 2001:


------------------------------------------------------------------------------------------------------------------
                                       FC&MS            FN&SED              S&M             NS               Total
------------------------------------------------------------------------------------------------        ------------
      Revenue                   $    405,597           372,164          300,918        145,655        $  1,224,334
      Interest expense          $    413,465           349,792          285,874          7,624        $  1,056,755
      Amortization of
         capital assets         $    109,555            23,077           19,247         50,604        $    202,483
      (Loss) before
         income taxes           $ (3,359,540)       (1,484,291)      (1,175,405)      (843,275)       $ (6,862,511)
      Total assets              $    453,081            60,101           30,554        228,351        $    772,087
      Capital assets            $    266,186            24,551           29,886        227,028        $    547,651
      Capital asset additions   $     48,664                 -                -              -        $     48,664
--------------------------------------------------------------------------------------------------------------------

Reconciliations to combined results as at and for the year ended December 31, 2001:


--------------------------------------------------------------------------------------------------------------------
                                                              Segmented             Corporate                Total
-----------------------------------------------------------------------------------------------         ------------

      Revenue                                               $  1,224,334                    -         $  1,224,334
      Loss before income taxes                              $ (6,862,511)          (2,439,929)        $ (9,302,440)
      Total assets                                          $    772,087            1,178,816         $  1,950,903
      Capital assets                                        $    547,651               30,473         $    578,124
      Capital asset additions                               $     48,664               18,409         $     67,073
-----------------------------------------------------------------------------------------------         ------------

Information by operating segment as at and for the year ended December 31, 2000:


--------------------------------------------------------------------------------------------------------------------
                                       FC&MS            FN&SED              S&M             NS               Total
------------------------------------------------------------------------------------------------       -------------

      Revenue                  $   3,685,555           393,573        1,183,140        391,441       $   5,653,709
      Interest expense         $      10,434            12,475           14,837            858       $      38,604
      Amortization of
         capital assets        $     122,079            29,020           14,309         99,325       $     264,733
      (Loss) before
         income taxes          $    (622,292)         (151,547)        (346,913)      (135,353)      $  (1,256,105)
      Total assets             $   1,550,729           310,407          285,388      1,171,287       $   3,317,811
      Capital assets           $     488,308           126,276           59,523        707,722       $   1,381,829
      Capital asset additions  $     350,279            15,881           42,702        792,123       $   1,200,985
--------------------------------------------------------------------------------------------------------------------

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

14. Information on Operating Segments - continued
-------------------------------------------------------------------------------

    Reconciliations to combined results as at and for the year ended December 31, 2000:

-------------------------------------------------------------------------------------
                                         Segmented      Corporate             Total
-------------------------------------------------------------------      ------------

    Revenue                           $  5,653,709             -       $  5,653,709
    Loss before income taxes          $ (1,256,105)    (2,818,267)     $ (4,074,372)
    Total assets                      $  3,317,811        137,395      $  3,455,206
    Capital assets                    $  1,381,829         29,408      $  1,411,237
    Capital asset additions           $  1,200,985         38,144      $  1,239,129
-------------------------------------------------------------------      ------------


    Geographic information

    Information by geographic region as at and for the year ended December 31, 2001:



-------------------------------------------------------------------------------------
                                            Canada  United States             Total
-------------------------------------------------------------------      ------------

    Revenue                           $  1,177,878         46,456      $  1,224,334
    Interest expense                  $  1,056,610            145      $  1,056,755
    Amortization of capital assets    $    210,295          7,846      $    218,141
    Loss before income taxes          $ (6,573,121)    (2,729,319)     $ (9,302,440)
    Total assets                      $    865,345      1,085,558      $  1,950,903
    Capital assets                    $    553,966         24,158      $    578,124
    Capital asset additions           $     67,073              -      $     67,073
-------------------------------------------------------------------      ------------


    Information by geographic region as at and for the year ended December 31, 2000:



-------------------------------------------------------------------------------------
                                            Canada  United States             Total
-------------------------------------------------------------------      ------------

    Revenue                           $  5,585,132         68,577      $  5,653,709
    Interest expense                  $     40,905         11,992      $     52,897
    Amortization of capital assets    $    260,222          4,511      $    264,733
    Loss before income taxes          $ (1,233,783)    (2,840,589)     $ (4,074,372)
    Total assets                      $  3,292,735        162,471      $  3,455,206
    Capital assets                    $  1,379,233         32,004      $  1,411,237
    Capital asset additions           $  1,205,467         33,662      $  1,239,129
-------------------------------------------------------------------------------------

    Revenues are attributed to countries based on location of customers.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

15. Earnings per Share
-------------------------------------------------------------------------------

    The Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Shares" which requires companies to report basis and fully diluted earnings per share (EPS) computations effective with the Company's quarter ending December 31, 1997. Basic EPS excludes dilution and is based on the weighted-average common shares outstanding and diluted EPS gives effect to potential dilution of securities that could share in the earnings of the Company. Diluted EPS has not been presented as it is anti-dilutive as a result of having incurred losses in each year. Options that may potentially dilute EPS in the future are listed in note 9.


                                                              2000                2000
-------------------------------------------------------------------------     -------------
    Basic EPS Computation:

      Net loss for the years                             $ (9,302,440)     $ (4,195,453)
      Weighted average outstanding shares                  37,596,066        36,006,392
      Basic EPS                                          $      (0.25)     $      (0.12)
-------------------------------------------------------------------------     -------------


16. Acquisition
-------------------------------------------------------------------------------

    On May 31, 2000, the Company acquired all of the outstanding shares of CableTec Communications Inc. ("CableTec") (formerly Bernie Tan Investments
    Inc.), a company involved in underground excavation and cable installation activities, for cash consideration of $1,500,000 Canadian and stock options to purchase 200,000 shares at a price of $7.50 Canadian per share. This transaction was accounted for under the purchase method of accounting. The total cost of the acquired net assets was $1,500,000 Canadian, which was equal to the purchase price of the CableTec stock. The results of operations of the acquired entity are included in the accompanying financial statements since the date of acquisition.

    The following results report on a pro forma basis the results of operations had the acquisition occurred on the first day of the earliest period reported, being January 1, 1999.



------------------------------------------------------------------------------------------
                                                                 2001              2000
------------------------------------------------------------------------     -------------

    Revenue                                              $  1,224,334      $  5,670,484
------------------------------------------------------------------------     -------------
    Net loss                                             $ (9,302,440)     $ (3,750,262)
------------------------------------------------------------------------     -------------
    Loss per share                                       $      (0.25)     $      (0.10)
========================================================================     =============

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

17. Subsequent Events
-------------------------------------------------------------------------------
    Subsequent to the year end, the following transactions occurred:

     (a) On August 1, 2001, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion") pursuant to which Fusion agreed to purchase directly from the Company on each trading day during the term of the agreement, $15,000 of common stock up to an aggregate of $12.0 million. The $12.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at the Company's discretion. The purchase price of shares of common stock will be equal to a price based upon future market price of the common stock without any fixed discount to the market price. The Company has the right to set a minimum purchase price at any time. Fusion may not purchase shares under the agreement if Fusion or its affiliates would beneficially own more than 4.9% of the aggregate outstanding common stock immediately after the purchase. The Company has the right to increase this limitation to 9.9%. Under the terms of the agreement Fusion received 375,000 shares of common stock and warrants to purchase 375,000 shares of common stock at an exercise price of $4.00 per share, as a commitment fee. The combined fair value of the 375,000 shares and the 375,000 warrants to purchase 375,000 shares of $1,162,500 will be charged to operations over the 40-month period.

          The Company intends to utilize the Fusion facility upon registration of the shares with the Securities and Exchange Commission that is expected to be finalized subsequent to year-end.

     (b) On March 13, 2001, the Company entered into a Common Stock Purchase Agreement ("Purchase Agreement") for the purchase of 219,729 shares of common stock for $550,000 with an investor. The Purchase Agreement contains gross-up provisions so that in the event the Company's common stock trades at a lower price than the original purchase price, additional shares of common stock will be issued to the investor. All such shares are entitled to registration rights. The Purchase Agreement also provided redemption rights to the Company to redeem such shares. In order for the Company to maintain its rights to continue the redemption provisions under the Purchase Agreement, the Company is obligated to pay a monthly fee to the investor. The Company and the investor agreed to continue the Company's redemption rights on the shares beyond the originally contemplated period of two months, however, the Company was unable to make requisite payments after August 2001. The investor agreed to continue the Company's redemption rights. In April 2002, the Company and the investor amended the Purchase Agreement so that in consideration of the investor not exercising its gross up or registration rights, the Company would make all payments in respect of the past-due fees, of approximately $95,000, to maintain the Company's rights to redeem the shares and in addition pay the investor a fee equal to 13.25% on the original purchase price of the shares for a period of up to 6 months. Upon such payments and payment of the original purchase price for the shares, the Company may exercise its redemption rights at any time at its sole discretion.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

17. Subsequent Events - continued
-------------------------------------------------------------------------------

     (c) On December 14, 2001, the Company announced that it has executed a new Term Sheet for the acquisition of substantially all of the operating assets of Digital Global Internet Inc. ("DGI"), a Baltimore, Maryland based company. The acquisition was originally expected to be completed within 75 days however it has not yet closed. The Company had previously announced on June 12, 2001 the signing of a Term Sheet with DGI for acquisition of substantially all of the outstanding stock of DGI, however, the Company and DGI were not able to come to mutually acceptable definitive terms on the basis of that June 2001 Term Sheet. The Company believes that the contemplated revised structure for the acquisition of DGI will facilitate the closing of the transaction, however there can be no assurance in this regard.

     (d) On February 15, 2002, the Company established an $800,000 CDN loan with a third party to be used as the cash security for the Laurentian credit facility. The loan requires monthly interest only payments of $8,834 CDN and matures August 15, 2002. In addition, the Company has committed to paying all expenses associated with establishing the loan and providing the lender with 5,500 common shares of the Company for each day the loan is outstanding to a maximum of 1,000,000 shares. Such shares will be issued without registration rights. The loan also provides for a 10% monthly payment penalty in the event of default at maturity and a payment of 3 months interest for early termination of loan.

     (e) On February 22, 2002, the Company established a credit facility with the Laurentian Bank of Canada. The credit facility provides for an operating line to a maximum of $2.5 million CDN that must be fully secured by cash deposits, a $1 million CDN contract forward facility, and credit cards with a spending limit of $50,000 CDN. In addition to the cash deposits, the Company has provided the following additional security for the credit facilities: (i) a general security agreement over accounts receivable, inventory, intangible assets, and capital assets; (ii) a general postponement of all claims; (iii) an assignment of All Risk Business Insurance; and (iv) corporate cross guarantees from all subsidiaries. The operating line bears interest at the bank's prime lending rate plus 0.5% if the facility is fully utilized and supported by cash deposits and at prime plus 1.5% if the cash deposits are maintained at less than $2.5 million CDN.

     (f) On February 28, 2002, the Company made a principal repayment in the amount of $120,000 CDN on the $200,000 loan payable that was due on February 18, 2002 (note 7). In addition the $10,000 CDN late payment fee was paid. Due to the fact that the Company triggered the penalty clauses of the Loan Agreement, the 750,000 common shares will be issued without registration rights to the lender subsequent to year-end.

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

17. Subsequent Events - continued
-------------------------------------------------------------------------------

     (g) On April 11, 2002, the Board of Directors approved the Company's proposed Refinancing Plan to raise additional capital through private financing. The key component of the Refinancing Plan is to temporarily reduce the number of publicly tradable Company shares by requesting the Company's stockholders submit their shares of common stock to a voluntary lockup for a period of one year. The Company will seek to obtain a minimum of 29 million shares for inclusion in the lockup representing approximately 80% of all outstanding Company shares. Any decision whether to enter into financing arrangements during the effective period of the lockup agreement will be at the sole discretion of the Board of Directors. Stockholders electing to participate in the lockup will have up to 10 days from April 11, 2002 to tender their shares to the Company's escrow agent, Equity Transfer Services Inc. of Toronto, Ontario. The lockup agreement will only be effective is more than 29 million shares are submitted to the Escrow Agent. During the effective period of the lockup, stockholders participating in the lockup may not engage in any of the following:

          a. offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any derivative securities,

          b. enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any derivative securities, or

          c. make any open market transactions relating to shares of common stock or any derivative securities and will not make any demand for or exercise any right with respect to, the registration of any shares of common stock or any derivative securities.

          The Agreement shall not be binding nor take effect unless and until the Company has obtained executed consent in the form of this Agreement with the owners of record, or beneficial owners, of an aggregate minimum of 29,000,000 shares of Common Stock and the securities of the Derivative Securities granted to and held by affiliates, officers and directors of the Company.

     (h) On April 8, 2002, the Company and Wisper Inc. announced a signed a Letter of Intent for the Company to acquire the broadband assets of Wisper Networks Inc. Under the contemplated agreement, some of Wisper's key staff would become available to the Company as employees or consultants. Under the contemplated terms, Wisper Inc. would receive up to $430,000 CDN in cash and Company shares, subject to shareholder and regulatory approval. The transaction is subject to mutually agreeable definitive terms, as well as regulatory and exchange approvals which have not yet been obtained. There can be no certainty that the acquisition will be completed.

                                      F

Universe2U Inc.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
(expressed in U.S. dollars)
-------------------------------------------------------------------------------

18. Selected Quarterly Financial Data (Unaudited)
-------------------------------------------------------------------------------

    The following table contains Statement of Operations information for each quarter of 2000 and 2001. The Company believes that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the period presented. The operating results for any quarter are not necessarily indicative of results for any future period.


                                   First            Second             Third           Fourth
                                  Quarter           Quarter           Quarter          Quarter
--------------------------------------------------------------------------------    -------------
    Total revenues           $    638,816      $    297,224      $    212,106     $     76,188
    Net loss                 $ (2,529,229)     $ (2,182,076)     $ (1,709,416)    $ (2,881,719)
    2000
    Total revenues           $  1,510,519      $  1,090,840      $  1,605,697     $  1,446,653
    Net loss                 $    (10,419)     $   (743,880)     $ (1,172,535)    $ (2,268,619)
=============================================================================     ============

Prospective investors may rely only on the information contained in this prospectus. Universe2U Inc. has not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.


Until July XX, 2002 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                18,873,016 shares

                                   Common Stock



                                    PROSPECTUS




                                  July XX, 2002

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In  accordance  with  Section  78.037  of  the  Nevada Revised Statutes ("NRS"),
Article IX of our by-laws provides that no director or officer of Universe2U be personally liable to Universe2U or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our amended and restated certificate of incorporation provides that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Article IX of our amended and restated by-laws provides for indemnification by Universe2U of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Universe2U if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Universe2U, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expenses to each director and each such officer. We have also obtained directors and officers insurance against certain liabilities.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):


 Nature  of  Expense                Amount
                                   ------

 SEC  Registration  Fee . . . . . . . .   $    360
 Accounting  Fees  and  Expenses. . . .     40,000
 Legal  Fees  and  Expenses . . . . . .     50,000
 Miscellaneous  . . . . . . . . . . . .     30,000
                                          --------
  TOTAL . . . . . . . . . . . . . . . .   $120,360

The amounts set forth above, except for the Securities and Exchange Commission fee, are in each case estimated.

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

The registrant has sold or issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). No underwriters were used in connection with these sales and issuances.

On May 17, 2000, we issued an aggregate of 5,000,000 shares of common stock to Angelo Boujos, Josie Boujos, Andrew Eyres, and William McGill in connection with the acquisition of Universe2U Inc. (Ontario) pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

In May 2000, an Ontario, Canadian subsidiary of ours issued an aggregate of 833,000 shares of exchangeable securities. Such securities are exchangeable at any time on a one-for-one basis for shares of our common stock without payment of further consideration. The exchangeable securities were issued in connection with the conversion of debentures held by thirteen non-U.S. investors. Such issuance was made under Regulation S of the Securities Act. Such debentures had been issued by Universe2U Inc. (Ontario) prior to its acquisition by the company.

From June through November 2000, we sold to non-U.S. investors as part of a private placement offering under Regulation S of the Securities Act an aggregate of 621,500 shares of common stock at a purchase price of $5.00 per share and warrants exercisable for the purchase of 621,500 shares of common stock at an exercise price of $5.00 per share.

In  June  2000,  we  issued 20,000 shares of common stock to one accredited U.S.
investor  under  Section  4(2)  of  the  Securities  Act.

On June 9, 2000, we issued to Mr. Angelo Boujos 100,000 shares of common stock in exchange for the conversion of approximately $429,000 of indebtedness owed to Mr. Boujos. We company relied upon Section 4(2) of the Securities Act with respect to the issuance of the foregoing shares.

In March 2001, we issued 219,729 shares of common stock to Dominion Fixed Income Plus Investments Limited for a total purchase price of $550,000, or approximately $2.50 per share. These issuances were pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

On May 24, 2001, we issued 50,000 shares of common stock to 1469008 Ontario Inc. in consideration for $150,000, or $3.00 per share, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

In August 2001, we issued 375,000 shares of common stock and warrants to purchase 375,000 shares of common stock to Fusion Capital Fund II, LLC in consideration for its commitment to find an equity line of credit of up to $12,000,000. The warrants were initially exercised at $4.00 per share. In June 2002, we reduced the warrant exercise price to $1.00 per share in exchange for Fusion's consent to the June 2002 Purchase Placement and an extension of the term of the equity line to 52 months. The issuance to Fusion was pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

In February 2002, we agreed to issue shares of common stock as partial consideration for a loan from an unrelated party in the amount of $800,000 CDN. We agreed to issue such shares at the rate of 5,500 shares per day that the loan is outstanding, up to a maximum of 1,000,000 shares. The loan bears interest of $8,834 CDN per month and matures August 15, 2002. The issuance was pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

From July 2001 to March 2002, we issued warrants to purchase an aggregate of 133,455 shares of common stock to Palm Trading Ltd. as consideration for drawdowns under a line of credit of up to $500,000. The warrants are exercisable at prices ranging from $0.38 to $1.28. The issuance to Palm
Trading was pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

In May 2002, we issued 800,000 shares of common stock to Palm Trading Ltd. pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended, in consideration for the cancellation of $400,000 in indebtedness.

In May 2002, we issued 750,000 shares of common stock to Frank Servedio as late payment penalties under a loan in the principal amount of $200,000 CDN from that party. In ____, we issued 45,000 shares of common stock to the lender as interest under the loan. These issuances were pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

In June 2002, we issued secured convertible debentures in the principal amount of $500,000 and warrants to purchase 500,000 shares of common stock to the selling security holders in the June 2002 Private Placement. Unlike the terms of the agreement with the investors, the investors agreed to purchase a like principal amount of debentures and a like number of warrants at the same purchase price on each of the following dates (i) within 10 days of our filing of the registration statement with the SEC and (ii) within 10 days of the effective date of this registration statement, subject to certain exceptions. We also issued 225,000 shares of common stock to the NIR Group, LLC for consulting services. These issuances were pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

From August 2000 to May 2002, we have issued an aggregate of 6,644,507 options and warrants to officers, directors, employees and consultants. The exercise price of such securities range from $0.01 to $5.00. These issuances were all pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 27.  EXHIBITS

The  following  exhibits  are  filed  as  part  of  this registration statement:

Exhibit No.     Description  of  document
-----------     -------------------------

3.1(a)  Certificate of Incorporation as filed with the Commission as Exhibit 3.1 to  Paxton  Mining  Corporation's  Form SB-2 filed on September 1, 1999, is incorporated  herein  by  reference  thereto.

3.1(b)  Certificate of Amendment of Articles of Incorporation, as filed with the
        Commission  as  Exhibit 3.1(b) to the Company's Form 10-QSB filed on August
        21,  2000,  is  incorporated  herein  by  reference  thereto.

3.1(c)  Certified  Copy  of  Amendment  to  the Articles of Incorporation, as
        filed with the Commission as Exhibit 4.1 to the Company's Registration Statement
        on  Form  S-3  filed  on  August  6,  2001,  is incorporated herein by reference thereto.

3.2(a)  Amended and Restated By-laws, as filed with the Commission as Exhibit
        4.2 to the Company's Registration Statement on Form S-3 filed on August 6, 2001, is  incorporated  herein  by  reference  thereto.

4.1     Specimen  Stock Certificate, as filed with the Commission as Exhibit 4.1 to the Company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference  thereto.

5.1**   Opinion  of  Ehrenreich  Eilenberg  &  Krause  LLP.

10.01* Asset Purchase Agreement made as of the 14th day of May, 2002, between Universe2U Canada Inc., Universe2U Inc. and Wisper
        Networks  Inc.,  and  Wisper  Inc.


                                      II-3

10.02*  Marketing Agreement dated April 12, 2002 between Universe 2U Inc. and
        EBI  Communications,  Inc.

10.03*  General  Assignment  Of Book Debts dated February 22, 2002 by 1418276
        ONTARIO  INC.  in  favor  of  Laurentian  Bank  of  Canada.

10.04*  General  Security  Agreement  dated  22nd  day of February, 2002 between
        1418276  ONTARIO  INC.,  and  Laurentian  Bank Of Canada (a similar form of agreement  dated  the  same  date  was  entered  into with our subsidiaries
        CableTec  Communications  Inc.  and  Universe2U  Canada  Inc.)

10.05*  General security agreement between Cabletec  Communications  Inc. and
        Laurentian  Bank  Of  Canada

10.06*  General security agreement between Universe2u  Canada  Inc. and
        Laurentian  Bank  Of  Canada

10.07* Guarantee dated February 22, 2002 to Laurentian Bank Of Canada dealing with 1418276 Ontario Inc.

10.08*  Operating  Line  of  Credit  Agreement  dated  February 22, 2002 between
        Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.09** Agreement  Concerning  Loans  and Advances and Related Security dated
        February  22,  2002  between  Laurentian Bank of Canada and 1418276 ONTARIO INC.

10.10*  Postponement  of  Claim  Agreement  dated  February  22, 2002 between
        Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.11*  Specific  Security  Agreement  dated  February  22,  2002  between
        Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.12*  U.S.  Dollar  Commercial  Line Of Credit Agreement dated February 22,
        2002  between  Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.13*  Operation  of  Account  Agreement  dated  February  22,  2002 between
        Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.14   Form of Secured Convertible Debenture dated June 25, 2002 issued to AJW
        Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital
        Partners, LLC, and AJW/New Millennium Offshore Ltd., as filed with the
        Commission as Exhibit 10.01 to the Company's Form 8-K filed on July 2,
        2002, is incorporated herein by reference thereto.

10.15   Securities Purchase Agreement dated June 25, 2002, by and among Universe2U
        Inc.  and  AJW  Partners,  LLC,  New  Millennium  Capital Partners II, LLC,
        Pegasus  Capital  Partners,  LLC,  and AJW/New Millennium Offshore Ltd., as
        filed  with the Commission as Exhibit 10.02 to the Company's Form 8-K filed on  July  2,  2002,  is  incorporated  herein  by  reference  thereto.

10.16   Form of Stock Purchase Warrant dated June 25, 2002,issued to AJW Partners,
        LLC,  New  Millennium  Capital  Partners II, LLC, Pegasus Capital Partners,
        LLC,  and AJW/New Millennium Offshore Ltd., as filed with the Commission as
        Exhibit  10.03  to  the  Company's  Form  8-K  filed  on  July  2, 2002, is incorporated  herein  by  reference  thereto.

10.17   Security  Agreement dated June 25, 2002, by and among Universe2U Inc. and
        AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital
        Partners,  LLC,  and  AJW/New  Millennium  Offshore Ltd., as filed with the
        Commission  as  Exhibit  10.04  to  the Company's Form 8-K filed on July 2,
        2002,  is  incorporated  herein  by  reference  thereto.

                                      II-4


10.18   Guaranty and Pledge Agreement dated June 25, 2002, by and among Universe2U
        Inc.,  Angelo Boujos and AJW Partners, LLC, New Millennium Capital Partners
        II,  LLC,  Pegasus  Capital  Partners, LLC, and AJW/New Millennium Offshore
        Ltd.,  as  filed with the Commission as Exhibit 10.05 to the Company's Form
        8-K  filed  on  July  2, 2002, is incorporated herein by reference thereto.

10.19   Registration Rights Agreement dated June 25, 2002, by and among Universe2U
        Inc.  and  AJW  Partners,  LLC,  New  Millennium  Capital Partners II, LLC,
        Pegasus  Capital  Partners,  LLC,  and AJW/New Millennium Offshore Ltd., as
        filed  with the Commission as Exhibit 10.06 to the Company's Form 8-K filed on  July  2,  2002,  is  incorporated  herein  by  reference  thereto.

10.20   Share  Purchase Agreement dated January 25, 2000, between 1348485 Ontario
        Inc.  and  Bernie  Tan  Investments  Inc.  o/a  CableTec Communications and
        Bernard  Tanunagara  and Barbara Tanunagara and Edward Tanunagara, as filed with  the  Commission as Exhibit 10.1 to the Company's Form 10-QSB filed on
        August  21,  2000,  is  incorporated  herein  by  reference  thereto.

10.21   Amending Agreement dated March 1, 2000, between Universe2U Inc. (formerly
        1348485  Ontario  Inc.),  Bernie  Tan  Investments  Inc.  o/a  CableTec
        Communications,  Bernard Kris Tanunagara, Barbara J. Tanunagara, and Edward
        Tanunagara,  as  filed with the Commission as Exhibit 10.2 to the Company's
        Form  10-QSB  filed on August 21, 2000, is incorporated herein by reference thereto.

10.22   Second  Amending  Agreement  dated  May 31, 2000, between Universe2U Inc.
       (formerly  1348485  Ontario Inc.), Bernie Tan Investments Inc. o/a CableTec
        Communications,  Bernard  Kris Tanunagara, Barbara J. Tanunagara and Edward
        Tanunagara,  as  filed with the Commission as Exhibit 10.3 to the Company's
        Form  10-QSB  filed on August 21, 2000, is incorporated herein by reference thereto.

10.23   Share  Option  Agreement  dated May 31, 2000 between Universe2U Inc., and
        Bernard  Kris  Tanunagara,  as filed with the Commission as Exhibit 10.4 to the  Company's Form 10-QSB filed on August 21, 2000, is incorporated herein by  reference  thereto.

10.24   Escrow Agreement dated May 31, 2000, between Universe2U Inc. (formerly
        1348485 Ontario Inc.), Bernard Tanunagara, Barbara Tanunagara, Edward Tanunagara
        and  Rigobon,  Carli,  Barristers  & Solicitors, as filed with the Commission as
        Exhibit  10.5  to  the  Company's  Form  10-QSB  filed  on  August  21, 2000, is incorporated  herein  by  reference  thereto.

10.25   Indemnification  Agreement  between Universe2U Inc. and Indemnitee, as filed  with the Commission as Exhibit 10.6 to the Company's Form 10-QSB filed on
        August  21,  2000,  is  incorporated  herein  by  reference  thereto.

10.26   Executive Employment Agreement dated November 24, 1999 between 1348485
        Ontario  Inc. and Kim Allen, as filed with the Commission as Exhibit 10.7 to the
        Company's  Form  10-QSB  filed  on  August  21,  2000, is incorporated herein by reference  thereto.

10.27   Executive  Employment  Agreement  dated  December  22,  1999  between
        Universe2U  Inc. and Angelo Boujos, as filed with the Commission as Exhibit 10.8 to the Company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference  thereto.

10.28   Executive  Employment  Agreement  dated  December  21,  1999  between
        Canadian Cable Consultants Inc. and William McGill, as filed with the Commission as  Exhibit  10.9  to  the  Company's  Form  10-QSB filed on August 21, 2000, is incorporated  herein  by  reference  thereto.

                                      II-5

10.29   Executive  Employment  Agreement dated June 1, 2000 between Universe2U
        Inc.  and  Andrew  Eyres,  as  filed with the Commission as Exhibit 10.10 to the
        Company's  Form  10-QSB  filed  on  August  21,  2000, is incorporated herein by reference  thereto.

10.30   Executive  Employment  Agreement  dated  April 19, 2000, between Fiber
        Optic  Corporation of Canada and Jeff Rosenthal, as filed with the Commission as
        Exhibit  10.11  to  the  Company's  Form  10-QSB  filed  on  August 21, 2000, is incorporated  herein  by  reference  thereto.

10.31   Employment  Agreement  dated May 31, 2000 between CableTec and Bernard
        Tanunagara,  as filed with the Commission as Exhibit 10.12 to the Company's Form
        10-QSB  filed  on  August 21, 2000, is incorporated herein by reference thereto.

10.32   Share  Purchase  Agreement  dated  May  16,  2000, between Universe2U,
        1418276  Ontario  Inc.,  Universe2U  Inc.,  Angelo  Boujos,  Josie Boujos, Josie
        Boujos,  in trust, Bill McGill and Andrew Eyres, as filed with the Commission as
        Exhibit  10.13  to  the  Company's  Form  10-QSB  filed  on  August 21, 2000, is incorporated  herein  by  reference  thereto.

10.33  Share  Exchange  Agreement  dated  May 16, 2000, between Universe2U Inc.,
       1418276  Ontario Inc., Angelo Boujos, Josie Boujos, Josie Boujos, in trust,
       Bill McGill and Andrew Eyres, as filed with the Commission as Exhibit 10.14 to the Company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.34  Support  Agreement  dated  May 16, 2000, between Universe2U Inc., 1418276
       Ontario  Inc.,  Angelo  Boujos,  Josie  Boujos, Josie Boujos in trust, Bill
       McGill and Andrew Eyres, as filed with the Commission as Exhibit 10.15 to the Company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.35 Engagement Letter Agreement dated July 17, 2000 between Universe2U Inc., and First Union Asset Management, as filed with the Commission as Exhibit
       10.16  to  the  Company's  Form  10-QSB  filed  on  August  21,  2000,  is
       Incorporated  herein  by  reference  thereto.

10.36  Waiver  and Release dated May 17, 2000 between Universe2U Inc., and First
       Union Asset Management, as filed with the Commission as Exhibit 10.17 to the Company's Form 10-QSB filed on August 21, 2000, is incorporated herein by reference thereto.

10.37 Operating Agreement of T-E Realty And Rights-of-way Agency, L.L.C., as filed with the Commission as Exhibit 10.18 to the Company's Form 10-QSB filed on November 14, 2000, is incorporated herein by reference thereto.

10.38  Executive  Employment  Agreement  dated July 26, 2000, between Universe2U
       Inc. and R. John Slattery, as filed with the Commission as Exhibit 10.19 to the Company's Form 10-QSB filed on November 14, 2000, is incorporated herein by reference thereto.

10.39  Joint  Venture  Term  Sheet,  between  T-  Enterprises,  Inc.,  and  the
       Right-of-Ways  Agency  Inc.,  dated  July  13,  2000,  as  filed  with  the
       Commission  as Exhibit 10.20 to the Company's Form 10-QSB filed on November
       14,  2000,  is  incorporated  herein  by  reference  thereto.

10.40 Form of Common Stock Purchase Agreement, dated as of August 1, 2001 by and between Universe2U, Inc. and Fusion Capital Fund II, LLC, as filed with the
      Commission as Exhibit 10.21 to the Company's Registration Statement on Form
      S-3  filed  on August 6, 2001, is incorporated herein by reference thereto.

                                      II-6

10.41 Form of Registration Rights Agreement, dated as of August 1, 2001 by and between Universe2U, Inc. and Fusion Capital Fund II, LLC, as filed with the
       Commission as Exhibit 10.22 to the Company's Registration Statement on Form
       S-3  filed  on August 6, 2001, is incorporated herein by reference thereto.

10.42 Form of Warrant issued to Fusion Capital Fund II, LLC in connection with and pursuant to the Common Stock Purchase Agreement dated as of August 1, 2001, by and between Universe2U, Inc., and Fusion Capital Fund II, LLC, as filed with the Commission as Exhibit 10.23 to the Company's Registration
       Statement on Form S-3 filed on August 6, 2001, is incorporated herein by reference thereto.

10.45 Universe2U Inc. 2000 Equity Incentive Plan, as filed with the Commission as Exhibit B to the Registrant's Definitive Proxy, filed on April 27, 2001, is hereby incorporated by reference thereto.

10.46 Form of Lockup Agreement between Universe2U, Inc. and shareholders regarding one-year voluntary lockup of common stock, as filed with the Commission as Exhibit 10.24 to the Registrant's Form 10-KSB filed on April
       15,  2002,  is  hereby  incorporated  by  reference  thereto.

10.47* Loan Agreement dated February 28, 2002 between 1418276 Ontario Inc., our non-operating holding company holding all the shares of Universe2U Canada
       Inc.  and  1463549  Ontario  Inc.

10.48* Loan Agreement dated February 18, 2002 between Universe2U Canada Inc. and
       Frank  Servedio.

16.1 Letter from Williams & Webster, P.S., dated June 15, 2000, regarding change in certifying accountant, as filed with the Commission as Exhibit 16 to the Company's Form 8-K filed on June 16, 2000, is incorporated herein by reference thereto.

21.1   List of Subsidiaries of Registrant, as filed with the Commission as Exhibit
       21.1 to the Registrant's Form 10-KSB filed on April 15, 2002, is hereby incorporated by reference thereto.

23.1*  Consent  of  Moore  Stephens  Cooper  Molyneux  LLP.

23.2   Consent  of  Ehrenreich  Eilenberg  &  Krause  LLP  (see  Exhibit 5.1).

24.1   Powers  of  Attorney.  Included  on  the  signature  page  hereto.

___________________
*  Filed  herewith.
**  To  be  filed  by  amendment.


Item 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted towards directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The  undersigned  registrant  hereby  undertakes  that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of registration of securities under Rule 415 promulgated under the Securities Act, the undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Richmond Hill, Ontario, on July 29, 2002.

             UNIVERSE2U  INC.

             By: /s/  Kim  Allen
            -------------------------
            Kim  Allen
            Chief  Executive  Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim Allen his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act of 1933, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the Town of Richmond Hill, Ontario, on July 29, 2002.

     Signature                    Title                                       Date


/s/ Angelo Boujos
-----------------------------    Chairman                                 July 29, 2002
Angelo  Boujos


/s/ Kim Allen
-----------------------------    Chief  Executive  Officer,  Director     July 29, 2002
Kim  Allen                       and  Principal  Financial  Officer


/s/Jeff Rosenthal
-----------------------------    Director                                 July 29, 2002
Jeff  Rosenthal


/s/ Paul Pathak
-----------------------------    Director                                 July 29, 2002
Paul  Pathak



                                      II-9

EXHIBITS INDEX

Exhibit  No.     Description  of  document
------------     -------------------------

10.01 Asset Purchase Agreement made as of the 14th day of May, 2002, between Universe2U Canada Inc., Universe2U Inc. and Wisper Networks
          Inc.,  and  Wisper  Inc.

10.02     Marketing  Agreement dated April 12, 2002 between Universe 2U Inc. and
          EBI  Communications,  Inc.

10.03     General  Assignment  Of  Book Debts dated February 22, 2002 by 1418276
          ONTARIO  INC.  in  favor  of  Laurentian  Bank  of  Canada.

10.04     General  Security  Agreement  dated 22nd day of February, 2002 between
          1418276 ONTARIO INC., and Laurentian Bank Of Canada (a similar form of agreement dated  the  same  date  was  entered  into  with  our  subsidiaries  CableTec
          Communications  Inc.  and  Universe2U  Canada  Inc.)

10.05     General Security Agreement between Cabletec Communications Inc. and
          Laurentian Bank of Canada

10.06     General Security Agreement between Universe2U Canada Inc. and
          Laurentian Bank of Canada


10.07 Guarantee dated February 22, 2002 to Laurentian Bank Of Canada dealing with 1418276 Ontario Inc.

10.08     Operating  Line  of  Credit  Agreement dated February 22, 2002 between
          Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.10     Postponement  of  Claim  Agreement  dated  February  22,  2002 between
          Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.11     Specific Security Agreement dated February 22, 2002 between Laurentian
          Bank  of  Canada  and  1418276  ONTARIO  INC.

10.12     U.S.  Dollar  Commercial  Line  Of Credit Agreement dated February 22,
          2002  between  Laurentian  Bank  of  Canada  and  1418276  ONTARIO  INC.

10.13    Operation of Account Agreement dated February 22, 2002 between Laurentian
         Bank of Canada and 1418276 ONTARIO INC.

10.47    Loan Agreement dated February 28, 2002 between 1418276 Ontario Inc., our non-operating  holding  company holding all the shares of Universe2U Canada
         Inc.  and  1463549  Ontario  Inc.

10.48    Loan Agreement dated February 18, 2002 between Universe2U Canada Inc. and
         Frank  Servedio.

23.1     Consent  of  Moore  Stephens  Cooper  Molyneux  LLP.
